As filed with the Securities and Exchange Commission on Aug 27, 2007
Registration No. 333-136879
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 5
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
(a Delaware Statutory Trust)
BROOKSHIREtm RAW MATERIALS (U.S.) CORE USD FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) CORE CDN FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) AGRICULTURE USD FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) AGRICULTURE CDN FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) METALS USD FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) METALS CDN FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) ENERGY USD FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) ENERGY CDN FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) ACCELERATED CORE USD FUND SERIES; BROOKSHIREtm RAW MATERIALS (U.S.) ACCELERATED CORE CDN FUND SERIES
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Organization)	6221 (Primary Standard Industrial Classification Code Number)	20-540 7663 I.R.S. Employer Identification Number)

Brookshiretm Raw Materials Management, LLC 1000 Hart Road Suite 210 Barrington, Illinois 60010 888-877-2719 (Address and telephone number of registrant’s principal executive offices)	Clyde Harrison Brookshiretm Raw Materials Management, LLC 1000 Hart Road Suite 210 Barrington, Illinois 60010 888-877-2719 (Name, address and telephone number of agent for service)

Copies to:

Robert G. Frucht, Esq.
Crowell & Moring LLP
153 E. 53rd Street, 31st Floor
New York, New York 10022-4611
(212) 895-4229

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Proposed Maximum	Amount of
Title of Each Series	Number of Securities	Aggregate Offering	Registration
of Securities to be Registered	to be Offered	Price*	Fee**
Brookshiretm Raw Materials (U.S.) Core USD Fund	17,500,000	$175,000,000	$18,725.00
Brookshiretm Raw Materials (U.S.) Core CDN Fund	7,500,000	$75,000,000	$8,025.00
Brookshiretm Raw Materials (U.S.) Agriculture USD Fund	4,375,000	$43,750,000	$4,681.25
Brookshiretm Raw Materials (U.S.) Agriculture CDN Fund	1,875,000	$18,750,000	$2,006.25
Brookshiretm Raw Materials (U.S.) Metals USD Fund	4,375,000	$43,750,000	$4,681.25
Brookshiretm Raw Materials (U.S.) Metals CDN Fund	1,875,000	$18,750,000	$2,006.25
Brookshiretm Raw Materials (U.S.) Energy USD Fund	4,375,000	$43,750,000	$4,681.25
Brookshiretm Raw Materials (U.S.) Energy CDN Fund	1,875,000	$18,750,000	$2,006.25
Brookshiretm Raw Materials (U.S.) Accelerated Core USD Fund	4,375,000	$43,750,000	$4,681.25
Brookshiretm Raw Materials (U.S.) Accelerated Core CDN Fund	1,875,000	$18,750,000	$2,006.25
Total Units of Beneficial Interest	50,000,000	$500,000,000	$53,500.00

*	The proposed maximum aggregate offering price has been calculated assuming that all Units were sold at the price of US$10 per Unit.
**	The amount of the registration fee for each Fund of Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities act or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED          , 2007

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

	Minimum
	Number of
	Units to be Sold		Maximum		Maximum
	during the Initial		Number of Units	Price to the Public	Upfront Selling	Proceeds to each
	Offering Period†		to be Offered	Per Unit‡	Commissions*	Fund**

Brookshiretm Raw Materials (U.S.) Core USD Fund	1,000,000	†	17,500,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Core CDN Fund			7,500,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Agriculture USD Fund	100		4,375,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Agriculture CDN Fund	100		1,875,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Metals USD Fund	100		4,375,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Metals CDN Fund	100		1,875,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Energy USD Fund	100		4,375,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Energy CDN Fund	100		1,875,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Accelerated Core USD Fund	100		4,375,000	$10.00	3%	97%
Brookshiretm Raw Materials (U.S.) Accelerated Core CDN Fund	100		1,875,000	$10.00	3%	97%

The Brookshiretm Raw Materials (U.S.) Trust is organized in ten separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, will issue units of beneficial interest, or Units.

Brookshiretm Raw Materials Management, LLC will serve as the Managing Owner and commodity pool operator of the Trust and each Fund. In general, the minimum initial subscription in any Fund is $2,000 in the currency of that Fund. Units will be offered for an initial offering period of 60 days from the start of the offering (unless extended by the Managing Owner). This period may be shorter if the subscription minimum for such Fund is reached before that date. If at least the subscription minimum for a Fund is sold during this initial offering period, Units in such Fund will also be offered during a subsequent continuous offering period until the maximum number of such Fund’s Units which are registered are outstanding.

Before you decide whether to invest in a Fund, read this entire Prospectus carefully. The Units are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN A FUND.
PLEASE REFER TO “THE RISK FACTORS” BEGINNING ON PAGE 17 OF THIS PROSPECTUS.

•	You could lose a substantial portion or all of your investment in any Fund.

•	Commodity trading is speculative and the index upon which each Fund’s trading will be based is likely to be volatile and could suffer from periods of prolonged decline in value.

•	Each Fund is subject to numerous actual and potential conflicts of interest.

•	Each Fund will incur substantial fees and expenses which may not be offset by trading profits.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

None of the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and none of them is subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. Units are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Units are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

†	In order for the Core Funds to commence trading, a minimum of not less than 1,000,000 Units (Core USD Fund Units and Core CDN Fund Units combined) of the Core Funds must be sold. In order for any other Fund to commence trading, at least one of the Core Funds must commence trading and a minimum of 100 Units of such Fund must be sold. The above references to the 1,000,000 minimum number of units to be sold refers to the combined number of Core Fund USD Units and Core CDV Fund Units that must be sold in order for the Core Funds to commence trading.

‡	The Funds are denominated in U.S. Dollars and in Canadian Dollars. During the Initial Offering Period, Units will be sold at the initial offering price of US$10.00 per Unit for USD Units and CDN$10.00 per Unit for CDN Units. During the Continuous Offering Period, Units may be purchased at the then-current net asset value per Unit of the applicable Fund and will be offered each Business Day until the maximum number of such Fund’s Units which are registered are outstanding. The Managing Owner may terminate the Continuous Offering Period at any time.

*	The Selling Agents, including Oakbrook Investment Brokers, Inc., will use their “best efforts” to sell Units of each Fund. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units. The Selling Agents are entitled to receive a subscription fee of between 0.5% and 3% of the purchase price of each Unit. Each Selling Agent, subject to negotiation with its customer, determines the subscription fee (in such range) to be charged such customer. Each Selling Agent, in its sole discretion, may waive all or part of its subscription fee, to the extent such subscription fee exceeds 0.5% of the purchase price of each Unit. Therefore, the proceeds to each Fund may be greater than 97% if the maximum selling commission is not incurred.

**	Until the Initial Offering Period closes, all subscription proceeds received prior to that date will be held in an escrow account by HSBC Trust, U.S.A., as Escrow Agent. If the minimum requisite Units are not sold for any Fund within the Initial Offering Period and any extension thereof, the Escrow Agent will promptly send a refund to each investor of the applicable Fund, without interest and without deduction of any fees or other amounts, after the end of the Initial Offering Period (or such extension). During the Continuous Offering Period, the net subscription proceeds will be turned over to such Fund for trading.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 62 THROUGH 65 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 34 THROUGH 36 FOR EACH INDIVIDUAL FUND.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS APPLICABLE TO THIS INVESTMENT AT PAGES 17 THROUGH 33.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT ON THE SEC’S WEB SITE AT http://www.sec.gov OR AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE WHICH LEGALLY FORMS A PART OF THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS IS IN TWO PARTS: (I) A DISCLOSURE DOCUMENT AND (II) A STATEMENT OF ADDITIONAL INFORMATION ATTACHED AS PART II TO THIS PROSPECTUS. THESE PARTS ARE BOUND TOGETHER, AND BOTH PARTS CONTAIN IMPORTANT INFORMATION.

i

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY FUND, THE TRUST, THE MANAGING OWNER, OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF, THE UNITS IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF EACH FUND AND THE TRUST WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS AND REDEMPTION BOOKS AND RECORDS WILL BE MAINTAINED AT THE OFFICES OF THE MANAGING OWNER, TELEPHONE NUMBER (888) 877-2719; ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING TRUST ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE MANAGING OWNER AT THE OFFICES OF THE MANAGING OWNER. ALL OTHER BOOKS AND RECORDS OF EACH FUND AND THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND AND THE TRUST’S FUTURES COMMISSION MERCHANTS) WILL BE MAINTAINED BY THE MANAGING OWNER AT THE OFFICES OF THE MANAGING OWNER, C/O CLYDE C. HARRISON. LIMITED OWNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION AND THE NATIONAL FUTURES ASSOCIATION REQUIREMENTS WILL BE MAILED TO LIMITED OWNERS. ADDITIONAL REPORTS MAY BE POSTED ON THE TRUST’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED OWNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUNDS’ FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO UNITS OF THE TRUST NECESSARY FOR THE PREPARATION OF LIMITED OWNERS’ ANNUAL FEDERAL INCOME TAX RETURNS. NOTWITHSTANDING THE FOREGOING, THE MANAGING OWNER CURRENTLY INTENDS TO SEEK RELIEF FROM THE COMMODITY FUTURES TRADING COMMISSION FROM THE REQUIREMENT THAT CERTIFIED AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR 2007 BE PREPARED AND DELIVERED BY THE TRUST AND THE FUNDS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER THE TRUST NOR ANY FUND IS SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT.

THERE IS NO GUARANTEE THAT INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE APPEARING ON THE COVER.

AFTER ANY OF THE FUNDS BEGINS TRADING, THIS PROSPECTUS MUST BE ACCOMPANIED BY A RECENT MONTHLY REPORT OF SUCH FUND.

THE SELLING AGENTS FOR EACH FUND MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST.

STATE SUITABILITY REQUIREMENTS

An investment in any Fund of the Trust is speculative and involves a high degree of risk. You may lose all or a substantial portion of such investment. Due to the high degree of risk involved with investing in any Fund, the Managing Owner has determined that an investment in the Funds is not appropriate for all investors. Accordingly, the Managing Owner has determined that, except as otherwise described below for investors in certain states, an investment in any Fund is suitable only for investors who have a minimum of either:

(a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, or

(b) a minimum net worth of $250,000.

As used above, “net worth” means your net worth exclusive of home, home furnishings and automobiles.

These minimum investment standards apply to all investors in all states. In the case of sales to fiduciary accounts, the minimum standards must be met by the beneficiary or the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase Units, if the donor or grantor is the fiduciary. In addition to the minimum investment standards, an investment in the Funds cannot exceed 10% of an investor’s net worth.

v

SUMMARY OF THE PROSPECTUS

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information attached to the Prospectus, before deciding whether to invest in Units in any Fund. In addition, this Prospectus summarizes certain material agreements pursuant to which the Trust and the Funds will operate. The summaries contained herein are not complete. These agreements are available in their entirety from the Managing Owner at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. Forms of these agreements have been filed as exhibits to the Registration Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and may be obtained from the SEC’s website at www.sec.gov. Investors are urged to review these agreements in their entirety. This Prospectus is intended to be used beginning          , 2007.

The Trust and Units	Brookshiretm Raw Materials (U.S.) Trust, or the Trust, was formed on August 16, 2006, as a Delaware statutory trust with separate series, or each, a Fund, of units of beneficial interest, or Units, pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o CSC Trust Company of Delaware, Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The principal offices of the Trust and Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company, or the Managing Owner, are located at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. Its telephone number at that location is (888) 877-2719. The term of the Trust will expire on August 1, 2050 (unless terminated earlier in certain circumstances).

There are five Funds denominated in U.S. Dollars, or USD Funds, and five Funds denominated in Canadian Dollars, or CDN Funds. All amounts described in this Prospectus are in U.S. dollars unless otherwise noted. Each investor can elect whether to invest in a USD or CDN Fund without regard to the nationality or physical situs of such investor (although residents of Canada are not permitted to invest in any Fund). See “WHO MAY SUBSCRIBE — Restrictions Affecting Canadian Investors”

Investment Risks	An investment in Units in any Fund is speculative and involves a high degree of risk. The summary of risk factors set forth below is intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular additional risks that are set forth elsewhere in this Prospectus.

• You could lose a substantial portion or all of your investment in any Fund.

• Commodity trading is speculative and the index upon which each Fund’s trading will be based is likely to be volatile and could suffer from periods of prolonged decline in value.

• The Funds have no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in any Fund. The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has only a limited history of past performance.

• There is currently no public market for Units and none is expected to develop. The Trust Agreement of the Trust restricts the transferability and assignability of Units of each Fund.

• Each Fund is subject to numerous actual and potential conflicts of interest, including those arising from the fact that the Funds do not have an independent trading advisor, and that the Managing Owner also serves as the commodity pool operator or commodity trading advisor for other commodity pools and accounts.

• Your annual tax liability may exceed cash distributions to you.

• Each Fund will incur substantial fees and expenses which may not be offset by trading profits. In addition, each investor in a Fund will incur substantial fees and expenses, including but not limited to a management and operating fee of 3% of the Fund’s notional net asset value per annum, a subscription fee of 0.5% to 3% of the purchase price of each Unit and trailing fees of 1% of a Fund’s net asset value per annum paid to the Selling Agents. The Selling Agents, in their sole discretion, may waive the subscription fee, in whole or in part, to the extent such subscription fee exceeds 0.5% of the purchase price of each Unit. The trailing fees may not be waived.

• You may not be able to redeem your Units if the applicable Fund does not have sufficient property to pay its liabilities, or your redemption payment may be delayed or suspended.

• If you redeem all or a portion of your Units in any Fund on or before the end of a 90-day period following the effective date of the purchase of the Units being redeemed (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading), you will be charged a redemption fee of 2% of the net asset value at which your Units are redeemed, unless such fee is waived by the Managing Owner.

• Substantial redemptions of Units in a Fund may cause such Fund to temporarily become leveraged. Conversely, substantial subscriptions for Units may cause a Fund to temporarily be under-invested, or hold excessive cash cover.

• The prices of commodity futures and forward contracts are highly unpredictable and volatile, and are influenced by factors including, without limitation, acts of nature, agricultural, monetary and exchange control programs and policies of governments.

• None of the Funds will provide any benefit of diversification to your overall portfolio unless the Fund in which you are a Limited Owner produces returns that are independent from stock and bond market returns.

• Since the Trust’s and each Fund’s functional currency is the U.S. dollar (meaning that the Trust and each Fund will pay its fees and expenses in such currency), a Limited Owner in a CDN Fund will bear the currency exchange rate risk associated with an investment denominated in Canadian currency. Accordingly, if the Canadian dollar depreciates against the U.S. dollar, investors in a CDN Fund will suffer adverse consequences.

• Fluctuations in currency exchange rates may affect the value of a Fund’s investments in non-U.S. Dollar denominated futures and forward contracts. This may adversely affect the net asset value of a Fund. The Funds will not hedge against such currency risk.

See “RISK FACTORS” starting on page 17 for additional risks you should consider.

The Indices	In March 2005, Brookshiretm Raw Materials Group Inc., an Ontario, Canada incorporated company, or Brookshire, which is an affiliate of the Managing Owner, developed the Brookshiretm International Raw Materials Index, or BIRMItm, which is an index that is notionally composed of raw materials employed in the world economy and traded in developed markets as commodity futures and forward contracts. Each commodity is allocated a fixed weight within the BIRMItm. The 26 commodities that currently comprise the BIRMItm range from metals and minerals (such as gold, silver, aluminum and lead) and energy products (such as oil, gasoline and natural gas) to agricultural products (such as corn, cotton and wheat).

In addition to the BIRMItm, Brookshire also has developed four indices that are derived from the BIRMItm, which have commodities weights that approximately correspond with the commodities in that sector contained in the BIRMItm. These indices are:

• Brookshiretm International Raw Materials Sub-Index Agriculture, or BRMAGtm;

• Brookshiretm International Raw Materials Sub-Index Metals, or BRMMEtm;

• Brookshiretm International Raw Materials Sub-Index Energy, or BRMENtm; and

• Brookshiretm International Raw Materials Sub-Index Accelerated, or BRMXLtm.

Each of the indices only notionally purchases futures and forward contracts and except for the BRMXLtm, only to the extent that the indices have available funds or cash cover. The BRMXLtm notionally purchases approximately 50% more commodity futures and forward contracts than it has available funds or cash cover.

Each of the indices is separately maintained in U.S. Dollars and Canadian Dollars.

As part of maintaining indices separately in U.S. and Canadian Dollars, each of the indices invests funds in excess of applicable margin requirements in a portfolio of investment grade fixed income securities, cash and cash equivalents of the same currency denomination as that of the applicable Fund. Income in respect of an index’s fixed income investments is allocated to that index.

The Managing Owner and the Trust (on behalf of the Funds) have been granted a non-exclusive license by Brookshire to use the indices in the U.S. pursuant to the License Agreement (the license fee for which is covered by the Management and Operating Fee). See “SUMMARY OF MATERIAL AGREEMENTS — The License Agreement.”

The Funds	Each Fund will engage in the speculative trading of a diversified portfolio of futures and forward contracts designed to approximately replicate the investment methodology of its corresponding index.

Each Fund will purchase long-only positions (no short positions) in a commodities portfolio of commodity futures and forward contracts, or the Commodities Portfolio.

The Managing Owner intends that any commodity futures and forward contracts traded by a Fund will be exchange-traded, except where the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund will trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets.

Assets of each Fund not required by such Fund to satisfy minimum commodity futures and forward contract margin requirements will be invested in a portfolio of government treasury securities and other high credit quality short-term fixed income securities, or the Fixed Income Portfolio, and cash and cash equivalents of the same currency denomination as that of the applicable Fund, to the extent reasonably possible. For example, assets relating to CDN Fund Units will principally be denominated in Canadian government treasury securities, other high credit quality Canadian dollar denominated short-term fixed income securities, and Canadian cash and cash equivalents. Income from and expenses associated with the Fixed Income Portfolio of each Fund will be allocated to such Fund.

Except for the Accelerated Core Fund, the Funds do not intend to employ leverage, meaning that initially and upon each re-balancing of a Fund’s Commodity Portfolio, or a Re-Balancing, the settlement cost of each such Fund’s Commodity Portfolio will approximately be fully covered by the value of its Fixed Income Portfolio, cash and cash equivalents. The Accelerated Core Fund will utilize approximately 50% leverage, meaning that, initially and upon each Re-Balancing, the settlement cost of that Fund’s Commodity Portfolio will approximately be 50% more than the value of its Fixed Income Portfolio, cash and cash equivalents.

Re-Balancing of each Fund will take place approximately once each month to replicate, to the extent reasonably possible, the commodities weightings of the applicable Fund’s corresponding index.

Between Re-Balancings, the Managing Owner reserves the right to adjust each Fund’s Commodities Portfolio, Fixed Income Portfolio and cash cover to restore each Fund to its designated level of leverage.

Each Fund will not replicate precisely the performance of its corresponding index because, among other things:

• The total return generated by such Fund’s portfolio will be reduced by transaction costs and other expenses of that Fund, whereas such transaction costs and expenses are not included in the calculation of each index.

• A portion of a Fund’s portfolio may remain in such Fund’s Fixed Income Portfolio or as cash for cash cover to fund redemptions and other expenses of that Fund, so such Fund may not be fully invested.

• The Re-Balancing of each Fund will take place approximately monthly on a date to be determined each month, while each index is generally Re-Balanced on the first weekday of each month.

• While the Managing Owner will attempt to ensure, to the extent reasonably possible, that each Fund’s holdings of each of the various commodities in that Fund correspond to its percentage weight in the corresponding index, funds permitting, each commodity in each Fund may not exactly replicate its percentage allocation in the corresponding index.

The Managing Owner will be responsible for making and implementing all trading decisions.

Generally, if the performance of a Fund exceeds the fees and expenses of such Fund, then the value of an investment in such Fund should appreciate. Correspondingly, if the performance of a Fund does not exceed the fees and expenses of such Fund then the value of an investment in such Fund will depreciate.

After the Initial Offering Period, the Managing Owner intends to make the net asset value of each Fund publicly available at the Trust’s website www.brookshirerawmaterialsfunds.com, which website and the information thereon are not, and should not be deemed to be, incorporated by reference in this Prospectus. Monthly account statements will be mailed to Limited Owners.

There can be no assurance that any of the Funds will achieve their investment objectives or avoid substantial losses. The Funds have not commenced trading and do not have any performance history.

Core Funds	The investment objective of Brookshiretm Raw Materials (U.S.) Core USD Fund and the Brookshiretm Raw Materials (U.S.) Core CDN Fund, or the Core Funds, is to approximately replicate the performance of the BIRMItm.

Agriculture Funds	The investment objective of Brookshiretm Raw Materials (U.S.) Agriculture USD Fund and the Brookshiretm Raw Materials (U.S.) Agriculture CDN Fund, or the Agriculture Funds, is to approximately replicate the performance of the BRMAGtm.

Metals Funds	The investment objective of Brookshiretm Raw Materials (U.S.) Metals USD Fund and the Brookshiretm Raw Materials (U.S.)

Metals CDN Fund, or the Metals Funds, is to approximately replicate the performance of the BRMMEtm.

Energy Funds	The investment objective of Brookshiretm Raw Materials (U.S.) Energy Fund and the Brookshiretm Raw Materials (U.S.) Energy CDN Fund, or the Energy Funds, is to approximately replicate the performance of the BRMENtm.

Accelerated Core Funds	The investment objective of Brookshiretm Raw Materials (U.S.) Accelerated Core USD Fund and the Brookshiretm Raw Materials (U.S.) Accelerated Core CDN Fund, or the Accelerated Core Funds, is to approximately replicate the performance of the BRMXLtm.

Trustee	CSC Trust Company of Delaware, or the Trustee, a Delaware banking corporation, is the Trust’s sole trustee. Under the Trust Agreement of the Trust, the Trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and, accordingly, the Trustee has only nominal duties and liabilities to the Trust.

Net Asset Value	The net asset value, or the NAV, of the Trust and of each Fund will be equal to total assets minus total liabilities of the Trust or the Fund, as applicable, determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value, and based upon the assets and liabilities attributable to the Trust and each Fund. The Managing Owner will calculate the net asset value of the Trust and each Fund as at 6:00 p.m. New York time, or the Valuation Point, on each day the New York Mercantile Exchange (NYMEX) is open for business, or a Business Day. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Notional Net Asset Value	The notional net asset value, or NNAV, of a Fund will be equal to the net asset value of the Fund, taking into account in the case of the Accelerated Core Funds, any notional funding or value utilized by those Funds. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Managing Owner	Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company formed on October 18, 2005, is the Managing Owner. The Managing Owner is and will be responsible for managing the day-to-day operations of the Trust and each Fund. See “DESCRIPTION OF TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES — The Managing Owner.”

Custodian	HSBC TRUST, U.S.A. is the Custodian for the Trust and each Fund. Pursuant to the Custody Agreement between the Trust and the Custodian, or the Custody Agreement, the Custodian will serve as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement. See “THE CUSTODIAN AND FUTURES COMMISSION MERCHANTS.”

Futures Commission Merchants	A variety of executing and clearing brokers, referred to as futures commission merchants, or FCMs, may execute commodity futures transactions on behalf of the Trust. The primary accounts of the Trust will initially be at Fimat USA, LLC and Prudential Bache Commodities, LLC.

Selling Agents	Oakbrook Investment Brokers, Inc., or Oakbrook, will initially act as the exclusive Selling Agent on behalf of the Trust. Oakbrook intends to request the Managing Owner to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities Dealers, Inc., or the NASD, to act together with Oakbrook as the Trust’s selling agents, or the Selling Agents. The Selling Agents (including Oakbrook) will use their “best efforts” to sell Units, which means that Selling Agents are not required to sell any specific number or dollar amount of Units.

The Managing Owner has set the range of subscription fees that a Selling Agent may receive as between 0.5% and 3% of the purchase price of the Units and the trailing servicing fees that a Selling Agent will receive at 1% per annum of a Unit’s NAV. Each Selling Agent, subject to negotiation with its customer subscribing for Units, will determine the subscription fee (in such range) it will charge its customers. It is the responsibility of each Selling Agent to notify the Managing Owner of the subscription fee (not to exceed 3% of the purchase price of the Units) charged to each customer that subscribes for Units. Oakbrook may be paid a portion of subscription and trailing fees received by Selling Agents, provided that subscription fees and trailings fees do not exceed the limits set forth above. The Selling Agents, in their sole discretion, may waive subscription fees in whole or in part, to the extent such subscription fee exceeds 0.5% of the purchase price of each Unit. The trailing fees may not be waived.

Limitation of Liabilities	It is intended that you cannot lose more than your investment in any Fund in which you invest, and it is intended that you will not be subject to the losses or liabilities of any Fund in which you have not invested. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement” for a more complete explanation.

Who May Subscribe	An investment in a Fund is speculative and involves a high degree of risk. The Funds are not suitable for all investors. You should only invest a limited portion of your portfolio in a Fund. At a minimum you must have:

• A net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000; or

• A net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

Some states impose higher suitability standards than the minimums described above on residents of their states. Before investing, you should review the minimum suitability requirements for your state of residence, which are described in “WHO MAY SUBSCRIBE — Subscriber Category and State Suitability Requirements.” These suitability requirements are, in each case, regulatory minimums only, and just because you meet such minimum requirements does not mean that an investment in any Fund is suitable for you.

Further, Benefit Plan Investors (as described on page 31 of this Prospectus) are generally permitted to invest in a Fund subject to certain special limitations, including that aggregate holdings by Benefit Plan Investors of Units in any Fund may not exceed 25 percent of the value of such Fund.

Residents of Canada for purposes of the Income Tax Act (Canada) are not permitted to invest in a Fund.

The Managing Owner may, in its sole discretion, partially or totally reject any subscription for Units at any time before settlement.

See “WHO MAY SUBSCRIBE” beginning on page 67 of this Prospectus.

What You Must Understand Before You Subscribe	You should not subscribe for Units unless you understand:

• The fundamental risks and possible financial hazards of the investment;

• The investment objective of each Fund in which you will invest;

• The tax consequences of this investment;

• The fees and expenses to which you will be subject; and

• Your rights and obligations as a Limited Owner.

See “RISK FACTORS,” “FEES AND EXPENSES,” “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” and the “STATEMENT OF ADDITIONAL INFORMATION,” for further important information regarding the Trust and any Fund in which you wish to invest.

Your Minimum Subscription and Unit Pricing	Minimum required subscriptions and Unit prices are as follows:

Except as discussed below, your minimum initial subscription in any Fund is $2,000 in the currency of the Fund of subscription. You may subscribe for additional Units in increments of $500 in the currency of the Fund of subscription. The Managing Owner reserves the right to reduce the minimum initial subscription amount in its sole discretion. If you are a Benefit Plan Investor (including an IRA), you will generally have no minimum initial subscription requirements, but you will be required to subscribe in increments of $500 in the currency of the Fund of subscription.

The price per Unit in each Fund during the Initial Offering Period is US$10.00 per USD Fund Unit and CDN$10.00 per CDN Fund Unit. These prices were arbitrarily established by the Managing Owner.

If you are a resident of Texas (including if you are a Benefit Plan Investor (including an IRA)), your minimum initial subscription requirement is $5,000. You may subscribe for additional Units in increments of $500 in the currency of the Fund of subscription.

During the Continuous Offering Period, existing Limited Owners, including Benefit Plan Investors (including IRAs), will be able to purchase additional Units in increments of $500 in the currency of the Fund of subscription.

How To Subscribe	To subscribe for Units of a Fund, you will be required to complete and submit to the Managing Owner a subscription agreement, or Subscription Agreement. All subscriptions will be irrevocable by the subscriber. Any subscription may be rejected in whole or in part by the Managing Owner, in its sole discretion, for any reason. If no Subscription Fee is specified in a subscriber’s Subscription Agreement, the subscriber’s Subscription Fee will be set at 3% of the purchase price of the Units.

Initial Offering Period	Units in each Fund will be offered for 60 days from the start of the offering (unless extended one or more times by the Managing Owner, at its sole discretion, for up to an additional 180 days), or the Initial Offering Period. The Initial Offering Period of a Fund may be shorter if the subscription minimum for such Fund is reached before that date. Following the close of the Initial Offering Period for any Fund, Units in such Fund will be continuously offered until the maximum number of such Fund’s Units which are registered are outstanding. See “THE OFFERING.”

Subscription Minimums	In order for the Core Funds to commence trading, a minimum of not less than 1,000,000 Units of the Core Funds must be sold of Core USD Fund Units and Core CDN Fund Units combined. In order for any other Fund to commence trading, at least one of the Core Funds must commence trading and a minimum of 100 Units of such Fund must be sold.

The Managing Owner, the Trustee, and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Units, and these Units will be counted for purposes of determining whether a Fund’s subscription minimum has been satisfied. However, except to the extent required by applicable law, none of these parties has entered into any agreements that would obligate them to purchase Units in the event that a Fund’s subscription minimum has not been satisfied by the end of the Initial Offering Period. Any purchases made by persons or entities affiliated with the Managing Owner for the explicit purpose of meeting the subscription minimum will be made for investment purposes only, and not with a view toward redistribution.

Escrow of Funds	Each Fund’s subscription proceeds will be held in a separate escrow account by HSBC Trust, U.S.A. acting as escrow agent, or Escrow Agent, until such Fund’s Initial Offering Period ends.

In the event that the subscription minimum for a Fund is achieved during the Initial Offering Period and any extension thereof, all interest earned on subscription funds for that Fund will be contributed to that Fund, together with all interest on rejected subscriptions for that Fund, thereby increasing the NAV of such Fund. If the minimum requisite Units are not sold for any Fund within the Initial Offering Period and any extension thereof, the subscription proceeds for such Fund will be returned promptly, without interest, to each investor in that Fund after the end of the Initial Offering Period or such extension thereof. No fees or other amounts will be deducted from the amounts returned to investors.

Continuous Offering Period	Following the close of the Initial Offering Period, after trading commences in a Fund, Units in such Fund will be offered each Business Day at the NAV as at the Valuation Point on such Business Day and will continue to be offered until the maximum number of such Fund’s Units which are registered are outstanding, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time. See “THE OFFERING — Continuous Offering Period.”

Segregated Accounts	Following the close of the Initial Offering Period, all of the net proceeds of this offering will be received in the name of each Fund and will be deposited and maintained in cash in segregated accounts maintained for each Fund at the Custodian. Following the commencement of trading for any Fund, except for that portion of any Fund’s assets that are deposited as margin to maintain commodity futures and forward contract positions and that portion of each Fund’s assets maintained at the Trust level for cash management, each Fund’s assets will be maintained in accordance with requirements of the Commodity Exchange Act, as amended, or the CE Act, and the regulations thereunder, which means that assets will be maintained either on deposit with the Custodian or FCMs. See “SEGREGATED ACCOUNTS” for more details.

Fees and Expenses	Management and Operating Fee

Each Fund will be responsible for paying a management and operating fee, or the Management and Operating Fee, to the Managing Owner that is equal to 3% per annum of such Fund’s NNAV, calculated daily and payable on a monthly basis. The Management and Operating Fee payable by each Fund will cover:

• The management fee payable to the Managing Owner.

• Expenses related to the organization and offering of Units (both during the Initial Offering Period and the Continuous Offering Period), including legal and accounting fees and expenses associated with the organization and offering of Units. The Managing Owner currently estimates that the aggregate amount of these expenses will be approximately $1,200,000, although the actual amount of these expenses may be lesser or greater. Such amounts do not include subscription fees and trailing fees to be paid to the Selling Agents.

• Fees payable to the Escrow Agent and Custodian.

• Brokerage and FCM commissions and transaction fees (including, but not limited to, delivery, insurance, storage, and other charges incidental to trading, clearinghouse, NFA, exchange, give-up fees (if any), pit brokerage and other transactional related fees).

• All routine on-going operational, administrative and other ordinary expenses, including, but not limited to, computer services, fees and expenses of the Trust and Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

• A monthly license fee to Brookshire for the non-exclusive use of the indices and other licensed intellectual property.

• Certain expenses of the Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Fund.

The Management and Operating Fee will not exceed the limitations described in the North American Securities Administrators Association Guidelines for Registration of Commodity Pool Programs. The Management and Operating Fee does not cover Extraordinary Fees and Expenses, the Subscription Fee, the trailing fee or other fees and expenses payable by Limited Owners. See “FEES AND EXPENSES.”

Extraordinary Fees and Expenses

Each Fund will be responsible for paying all the extraordinary fees and expenses, or the Extraordinary Fees and Expenses, if any, of the Fund and its pro rata share, based on the proportional net asset value thereof, of the extraordinary fees and expenses of the Trust. Extraordinary Fees and Expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary Fees and Expenses, by their nature, are unpredictable in terms of timing and amount. See “FEES AND EXPENSES.”

Fees Payable by Limited Owners

Each Limited Owner will be responsible themselves for certain fees and expenses:

• A subscription fee, or Subscription Fee, of between 0.5% and 3% of the purchase price of each Unit as selling compensation, to be paid to the Selling Agents. The Selling Agents, in their sole discretion, may waive the Subscription Fee, to the extent the Subscription Fee exceeds 0.5% of the purchase price of each Unit. If no Subscription Fee is specified in a subscriber’s Subscription Agreement, the subscriber’s Subscription Fee will be set at 3% of the purchase price of the Units.

• Trailing servicing fees to the Selling Agents equal to 1% per annum of a Unit’s NAV sold by such Selling Agent, calculated daily and payable on a monthly basis. The Selling Agents may not waive such trailing fees. The trailing servicing fees, when added to the Subscription Fees paid in respect of a Unit, are capped at a maximum of 10% of the purchase price of such Units.

• A redemption fee, or Redemption Fee, of 2% of the NAV of any Units redeemed by any Limited Owner if it redeems such Units during a 90-day period beginning on the effective date of issuance of such Units (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading). The Managing Owner may, in its sole discretion, waive such Redemption Fee.

• Other fees and expenses incurred by a Fund or the Trust as a result of the actions of the Limited Owner.

See “FEES AND EXPENSES.”

Respective Break-Even Amounts for Each Fund	The following summary displays the estimated amount of all fees and expenses (net of interest income) which are anticipated to be incurred by a new Limited Owner in each Fund during the first 12 months of its investment following commencement of trading in the applicable Fund and assuming redemption of a new Limited Owner’s investment at the end of that first year of investment. In each case, the total estimated cost and expense load is expressed as a percentage of $2,000, the general amount of minimum investment in such Fund (other than IRAs or Benefit Plan Investors, and investors (including Benefit Plan Investors (including IRAs)) located in Texas).

• Core USD Fund: 2.59% (or USD $51.76 for each USD$2,000 invested)

• Core CDN Fund: 2.59% (or CDN $51.76 for each CDN$2,000 invested)

• Agriculture USD Fund: 2.59% (or USD $51.76 for each USD$2,000 invested)

• Agriculture CDN Fund: 2.59% (or CDN $51.76 for each CDN$2,000 invested)

• Metals USD Fund: 2.59% (or USD $51.76 for each USD$2,000 invested)

• Metals CDN Fund: 2.59% (or CDN $51.76 for each CDN$2,000 invested)

• Energy USD Fund: 2.59% (or USD $51.76 for each USD$2,000 invested)

• Energy CDN Fund: 2.59% (or CDN $51.76 for each CDN$2,000 invested)

• Accelerated Core USD Fund 4.33% (or USD $86.66 for each USD$2,000 invested)

• Accelerated Core CDN Fund: 4.33% (or CDN $86.66 for each CDN$2,000 invested)

See “BREAK-EVEN ANALYSIS” beginning on page 34.

Redemption of Units	Units you own in a Fund may be redeemed, or a Redemption, in whole or part, on any Business Day. Redemption orders received, in the manner specified by the Managing Owner, by the Managing Owner by 4:00 P.M. New York time on any Business Day will generally be effective on that date. If the Managing Owner receives such a request after 4:00 P.M. New York time on any Business Day, the redemption date shall generally be the next Business Day. For all purposes, the redemption date, or Redemption Date, will be the date on which your Units are actually redeemed. Redemptions are calculated at the applicable Fund’s net asset value per Unit and reflecting certain expenses at the Valuation Point on the Redemption Date.

The Managing Owner in its sole and absolute discretion may change such procedural and notice requirements related to redemptions upon written notice to you. There may be further restrictions on your ability to redeem your Units. See

“TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units” for further restrictions and conditions on redemptions.

Exchange Privilege	You may exchange your Units in a Fund for Units in another Fund. Exchanges may take place on the last Wednesday of each month, or the Exchange Date, unless that day or the following day is not a Business Day, in which case the Exchange Date will be two Business Days prior to the last Wednesday of the month. The Managing Owner must receive a Limited Owner’s written request to exchange his Units, or an Exchange Request, by 4:00 P.M. New York time on the Exchange Date. Exchanges are calculated at the applicable Fund’s net asset value per Unit and reflect certain expenses at the Valuation Point on the Exchange Date, and settlement of Exchange Requests will be completed at that time.

If you make exchanges between Funds denominated in different currencies, any such exchanges shall be completed using the currency exchange rate at the Valuation Point on the Exchange Date then made available to the Trust by its bankers.

An exchange of Units will be treated for tax purposes as a redemption of Units (with the related tax consequences) and the immediate purchase of new Units in the Fund into which you exchange. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Exchange of Units” and “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

The Managing Owner, in its sole and absolute discretion, may change any of the procedural and notice requirements applicable to exchanges upon written notice to you. The Managing Owner may reject an Exchange Request. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Exchange of Units.”

Transfer of Units	The Trust Agreement restricts the transferability and assignability of Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for Units in any Fund. Accordingly, an investment in any of the Funds should be viewed as a long-term investment. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Transfer of Units.”

Distributions	Each Fund’s objective is to seek significant capital appreciation. Accordingly, the Managing Owner does not anticipate making distributions to the Limited Owners as all earnings of each Fund are planned to be reinvested in that Fund.

Income Tax Considerations	Subject to the discussion below in “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” the Managing Owner believes that, more likely than not, each Fund will be treated as a partnership for U.S. Federal income tax purposes and that each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Fund will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code. As long as each Fund is treated as a partnership for Federal income tax purposes, the Fund will not be subject to

Federal income tax. Instead, as a Limited Owner, you generally will be taxed on an amount equal to your allocable share of the income generated by each Fund in which you have purchased Units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt Limited Owners, foreign Limited Owners and others. The tax laws applicable to the Trust and the Funds and an investment in Units of each Fund are subject to change and interpretation.

Please refer to “RISK FACTORS — Tax and ERISA Risks” and “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” for more information on the potential U.S. Federal income tax consequences of the purchase, ownership and disposition of Units. We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Certain ERISA Considerations	Investment in the Trust and the Fund generally will be open to employee benefit plans and other entities subject to ERISA and/or Section 4975 of the Code. The Managing Owner intends to use commercially reasonable efforts to prevent Benefit Plan Investors from owning more than 25 percent of any class of equity interests in the Trust, including each Fund, in order to prevent the assets of each of the Funds from being considered “plan assets” for purposes of ERISA and Section 4975 of the Code. Such efforts may include refusal of subscriptions from, or mandatory redemptions of, Benefit Plan Investors. There can however be no assurance that “plan asset” status will be conclusively avoided. PROSPECTIVE INVESTORS AND SUBSEQUENT TRANSFEREES OF INTERESTS IN A FUND THEREFORE MAY BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS REGARDING THEIR STATUS AS BENEFIT PLAN INVESTORS, AND COMPLIANCE WITH ERISA AND SECTION 4975 OF THE CODE.

Each prospective investor that is subject to ERISA and/or Section 4975 of the Code is advised to consult with its own legal, tax, and ERISA advisors as to the consequences of the purchase, ownership and disposition of Units.

Reports and Accounting	The Managing Owner will furnish you with an annual report of the Fund in which you are invested within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Trust. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Units. Monthly account statements conforming to CFTC and NFA requirements will be mailed to Limited Owners. Additional reports may be posted on the Trust’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Fiscal Year	The fiscal year of the Trust and each Fund ends on December 31.

Privacy Notice	Any and all nonpublic personal information received by the Trust and the Managing Owner with respect to a Limited Owner who is a natural person, including the information provided to the Trust by a Limited Owner in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Trust or a Fund and/or the Managing Owner without prior notice to such Limited Owner. Such service providers will include but are not limited to the auditors and the legal advisors of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by law, including, without limitation, the disclosure that may be required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the rules and regulations promulgated under the act. See “PRIVACY NOTICE.”

Financial Information	The Trust has only recently been organized and has no financial history. Financial information concerning the Trust and the Managing Owner is set forth in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” below.

Cautionary Note Regarding Forward Looking Statements	This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust and the Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “RISK FACTORS” and elsewhere in this Prospectus, and unknown, that could cause the Trust or any Fund’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

RISK FACTORS

The Trust and the Funds are a new venture in a high risk business. An investment in a Fund is speculative. You should make an investment in a Fund only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should also consider an investment in a Fund only as a long-term investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed in the Statement of Additional Information, in the section captioned “THE FUTURES MARKETS.”

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the Prospectus, before you decide whether to purchase any Units. Any of the following risks and uncertainties could materially adversely affect each Fund, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in Units unless you can afford to lose all of your investment.

RISKS RELATED TO COMMODITY TRADING AND MARKETS

You may lose some or all of your investment if commodity futures and forward prices, which are highly unpredictable and volatile, decrease.

Participation in a decreasing market could produce substantial losses for a Fund. This could result in the possible loss of your entire investment in a Fund. Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

•	changing supply and demand relationships;

•	weather and other environmental conditions;

•	acts of God;

•	agricultural, fiscal, monetary and exchange control programs and policies of governments;

•	national and international political and economic events and policies;

•	changes in rates of inflation; and

•	the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

None of these factors can be controlled by the Managing Owner. Even if current and correct information as to substantially all factors is known or thought to be known, prices still may not react as predicted. The profitability of each Fund will depend on whether the Fund’s portfolio increases in value over time. The volatility of the futures and forward markets is one reason that an investment in Units should be viewed as a long-term investment.

In addition, each commodity has risks that are inherent in the nature of such commodity.

Metals Commodities — Price movements in futures and forward contracts held by the Core Funds, the Metals Funds and the Accelerated Core Funds in metals commodities such as aluminum, silver and gold are affected by many factors. Some of those factors are:

•	A change in economic conditions, such as a recession, can adversely affect the price of both industrial and precious metals. An economic downturn may have a negative impact on the usage and demand of metals which may result in losses for the Core Funds, the Metals Funds and the Accelerated Core Funds.

•	A sudden shift in political conditions of the world’s leading metal producers may have a negative effect on the global pricing of metals.

•	An increase in the hedging of precious metals may result in the price of precious metals declining.

•	Changes in global supply and demand for industrial and precious metals.

•	The price and quantity of imports and exports of industrial and precious metals.

•	Technological advances in the processing and mining of industrial and precious metals.

•	The price and availability of alternative metal commodities.

Agricultural Commodities - Price movements in futures and forward contracts held by the Core Funds, the Agriculture Funds and the Accelerated Core Funds in agricultural commodities, such as wheat, corn and soybeans, are affected by many factors. Some of those factors are:

•	Farmer planting decisions and general economic, market and regulatory factors influencing the price of agricultural commodities.

•	Weather conditions, including hurricanes, tornadoes, storms and droughts, materially adversely affecting crops, live cattle, live hogs and lumber, which may result in significant fluctuations in prices in such commodities.

•	Changes in global supply and demand for agriculture products.

•	The price and quantity of imports and exports of agricultural commodities.

•	Political conditions, including embargoes and war, affecting agricultural production, imports and exports.

•	Technological advances in agricultural production.

•	The price and availability of alternative agricultural commodities.

Energy Commodities — Price movements in futures and forward contracts held by the Core Funds, the Energy Funds and the Accelerated Core Funds in energy commodities, such as crude oil and natural gas, are subject to risks due to frequent and often substantial fluctuations in energy commodity prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and the Managing Owner expects this volatility to continue. For example, the NYMEX daily settlement price for natural gas for the prompt month contract (the first available month traded) in 2006 ranged from a high of $10.63 per Million British Thermal Units, or MMBtu, to a low of $4.20 per MMBtu. The NYMEX daily settlement price for crude oil for the prompt month contract in 2006 ranged from a high of $78.30 per barrel to a low of $57.87 per barrel. The markets and prices for energy commodities are affected by many factors. Some of those factors are:

•	Changes in global supply and demand for oil and natural gas.

•	The price and quantity of imports and exports of oil and natural gas.

•	Political conditions, including embargoes and war, affecting oil producing activities.

•	The level of global oil and natural gas exploration, inventories, production and pricing.

•	Weather conditions.

•	Technological advances affecting energy consumption.

•	The price and availability of alternative fuels.

The Brookshiretm International Raw Materials Index and the indices derived from the BIRMItm are likely to be volatile and could suffer from periods of prolonged decline in value.

The BIRMItm and the indices derived from the BIRMItm, upon which the Funds’ trading is based, are likely to be volatile and could suffer from periods of prolonged decline in value. At any time, the price of any component commodity of the indices may be affected by various factors, such as weather or world political or economic events. Each Fund’s success depends on increases in the value of the Commodities Portfolio represented by its corresponding index. Limited Owners will receive a positive return on their investment only if the value of the Commodities Portfolio and the value of the Fixed Income Portfolio increase at a rate that exceeds the cost of inflation and the fees and expenses associated with the Funds. Given the highly unpredictable and volatile nature of futures and forward prices, the price movements of the raw materials comprising each index should be viewed over a longer period of time. The Managing Owner believes that Limited Owners should view their investment as at least a two-year commitment.

A Fund may not always be able to replicate exactly the performance of its corresponding index.

It is possible that a Fund may not fully replicate the performance of the index to which it corresponds due to disruptions in the markets for the relevant commodities in that index or due to other extraordinary circumstances. In addition, each of the Funds may be unable to replicate precisely the performance of its respective index because the total return generated by an index’s corresponding Fund will be reduced by expenses and transaction costs, including those incurred in connection with each Fund’s trading activities, and increased by interest income from a Fund’s holdings of short-term high credit quality fixed income securities. Tracking the applicable index requires trading of the relevant Fund’s portfolio with a view to tracking the corresponding index over time and will be dependent upon the skills of the Managing Owner and its trading principals, among other factors.

The BIRMItm and the BRMXLtm are heavily weighted in certain commodities.

At any time the BIRMItm and the BRMXLtm may be significantly weighted in certain commodity sectors (i.e., energy, agriculture, industrial metals, precious metals, livestock or paper/forest) and/or certain commodities within those sectors. As of the date of this Prospectus, the BIRMItm and the BRMXLtm are significantly weighted in the energy, agriculture and industrial metals sectors (41.5% (including 20.0% in crude oil), 30.0% and 19.5%, respectively). Accordingly, a decline in value in such commodities would adversely affect the performance of the Core Funds and the Accelerated Core Funds, which seek to replicate, to the extent reasonably possible, the notional composition, weight and methodology of the BIRMItm and BRMXLtm, respectively. Additionally, the manner in which these Funds are weighted will make these Funds more susceptible to a single economic, political or regulatory event than a diversified commodity pool. In addition, a decline in the value of such commodities would more adversely affect the Accelerated Core Funds due to their use of leverage in maintaining its positions.

The BRMENtm will be comprised only of energy oriented commodities.

As a general matter, the BRMENtm will be comprised only of energy oriented commodities, of which crude oil is expected to constitute a significant portion. Accordingly, a decline in value in such commodities would adversely affect the performance of the Energy Funds.

As of the date of this prospectus, the BRMENtm is significantly weighted toward crude oil (48.0%) and Brent crude oil (16.0%). Accordingly, a decline in value in such commodities would adversely affect the performance of the Energy Funds.

The BRMAGtm will be comprised only of agricultural oriented commodities.

As a general matter, the BRMAGtm will be comprised only of agricultural oriented commodities. Accordingly, a decline in value in such commodities would adversely affect the performance of the Agriculture Funds.

The BRMMEtm will be comprised only of metal oriented commodities.

As a general matter, the BRMMEtm will be comprised only of metal oriented commodities. Accordingly, a decline in value in such commodities would adversely affect the performance of the Metals Funds.

The Accelerated Core Funds will utilize a substantial amount of leverage, and such leverage may increase the risk of losses.

The Accelerated Core Funds will utilize leverage in its investment program. Leverage creates an opportunity for greater yield and total return, but also increases exposure to capital risk and higher current expenses and greater loss. If the value of commodity futures or forward contracts purchased decreases, the Accelerated Core Funds may be obligated to increase margin deposits to avoid liquidation. Because the Accelerated Core Funds are utilizing leverage, any margin deposits required will be greater than if no leverage was employed.

Specifically, if one of the commodity futures or forward contracts in the Accelerated Core Funds decreases in value, such Fund will lose 50% more money than it would have lost had no leverage been utilized. For example, if an investment in a Core Fund produces a loss of 40% of your investment, an Accelerated Core Fund will actually suffer a loss equal to approximately 60% of your investment because of its use of 50% leverage.

If trades produce losses of more than the amount an Accelerated Core Fund has in its Fixed Income Portfolio, then the Accelerated Core Fund will need to sell other commodity futures or forward contracts to settle loss contracts. If this occurs, the Limited Owners in that Accelerated Core Fund could lose all of their investment.

Investors who purchase CDN denominated Units will bear the currency fluctuation risk associated with an investment in the Canadian dollar.

Any Limited Owner that owns Units in a CDN denominated Fund will bear the currency fluctuation risk associated with an investment in that currency.

Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Funds will not seek to hedge these risks.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

The Managing Owner intends that any commodity futures contracts traded by a Fund will be exchange-traded, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund will trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks, dealers and other financial institutions and are essentially unregulated by the CFTC. Limited Owners therefore will not receive the protection of CFTC regulation or the statutory scheme of the CE Act in this over-the-counter trading activity by the Funds. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC. The lack of regulation in these markets could expose a Fund, in certain circumstances, to significant losses in the event of trading abuses or financial failure by participants.

If the Managing Owner elects to trade non-exchange traded commodity futures and forward contracts, each Fund would face the risk of non-performance by the counterparties to such contracts. Unlike futures contracts, the counterparty to these contracts is generally a single bank, dealer or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, the Funds would be subject to greater counterparty credit risk in these transactions. The counterparty might not be able to meet its obligations, in which case the applicable Fund could suffer significant losses on these contracts.

Any counterparty default, whether due to insolvency, bankruptcy or other causes, could subject the Fund to substantial losses. With respect to forward contracts, there are no limitations on daily price movements or position limits. The principals who deal in forward contract markets are not required to make markets in the forward contracts they trade.

The foregoing is not intended to be an exhaustive description of all the potential risks of forward contract trading. Prospective Limited Owners should inform themselves fully about the risks associated with forward markets before investing in a Fund.

The failure or bankruptcy of an FCM could result in a substantial loss of one or more of the Funds’ assets.

Under CFTC regulations, an FCM is required to maintain customers’ assets in a bulk segregated account. If an FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that FCM’s bankruptcy. In that event, the FCM’s customers are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all customers of that FCM. Each Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

Futures and Forward trading may be illiquid and it may be difficult to liquidate a position, which may result in large losses.

While the Managing Owner intends to limit the Funds to trading in commodities in markets that are characterized by a high degree of liquidity, futures markets may sometimes be illiquid. Foreign futures exchanges may have a lesser degree of liquidity than U.S. futures exchanges. Forward markets typically have less liquidity than futures markets. There is no guarantee that forward markets will have sufficient liquidity to enable the Funds to enter into forward contracts at an attractive price or at all. Disruptions in futures and forward markets may also make it difficult for a Fund to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. Lack of liquidity may make it difficult or impossible for a Fund to open or close out positions, which may result in a Fund not being able to enter into futures or forward contracts or incurring large losses.

The Funds may be subject to restrictions on investment activities due to speculative position limits.

The CFTC and many commodities exchanges have established limits referred to as ‘‘speculative position limits” on the maximum net long or short speculative futures positions that any single individual person may hold or control in derivatives traded on such exchanges. All accounts owned or managed by the Managing Owner, its principals and its affiliates may be combined for position limit purposes. The Funds could be required to liquidate positions in order to comply with such limits. Any such liquidation could result in substantial costs to one or more of the Funds. Modification of trades that would otherwise be made by each Fund, if required, could adversely affect each Fund’s operations and profitability. For example, a Fund’s ability to reinvest income in additional futures contracts subject to such position limits may be limited to the extent these additional investments would cause such Fund to exceed the applicable position limits and additional relief is not forthcoming.

The Managing Owner intends to seek relief from these position limits for the applicable Funds once trading commences in such Funds that would, if obtained, allow the applicable Funds to establish positions above the maximum limits otherwise applicable. In the event relief is not granted or such relief is not sufficient to allow a Fund to replicate the applicable index, the Managing Owner may take one or more of the following actions:

•	Reduce the size of positions that would otherwise be taken for each affected Fund;

•	Not permit trades in certain markets on behalf of each affected Fund in order to avoid exceeding such limits; and/or

•	Cause a Fund to enter into one or more commodity forward contracts instead of entering into commodity futures contracts that are the subject of the “speculative position limits.” See “RISK FACTORS — Speculative position limits on certain commodity futures in the United States may lead the Funds to enter into commodity forward contracts and, in each case, increase a Fund’s performance deviation from the applicable index” immediately below.

The use of any of the above-referenced strategies may cause a Fund’s returns to differ from the returns of the applicable index to a greater extent than if that Fund traded only futures contracts.

Speculative position limits on certain commodity futures contracts in the United States may lead the Funds to enter into commodity forward contracts and, in each case, increase a Fund’s performance deviation from the applicable index.

In attempting to replicate the applicable index for a Fund, the Fund may enter into commodity forward contracts with respect to certain commodities if it cannot enter into the corresponding futures contracts, including due to speculative position limits (See “RISK FACTORS — The Funds may be subject to restrictions on investment activities due to speculative position limits” immediately above). The use of forward contracts may cause a Fund’s returns to differ from the returns of the applicable index more so than if that Fund traded only futures contracts.

Forward contracts generally are not traded on exchanges; rather, banks, dealers and other financial institutions act as principals in these markets. Neither the CFTC nor any banking authority regulates trading in such forward contracts. Principals in the forward markets have no obligation to continue to make markets in the forward contracts traded. There have been periods during which certain banks, dealers and other financial institutions have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that which they are prepared to sell. In its forward trading, a Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which a Fund trades. Fund assets on deposit with such principals will also generally not be protected by the same segregation requirements that are imposed on CFTC-regulated commodity futures brokers in respect of client funds on deposit with them. Accordingly, the insolvency or bankruptcy of such principals could also subject a Fund to the risk of loss.

The Managing Owner intends that each Fund will enter into forward contracts only with highly creditworthy financial institutions, dealers and other parties as determined by the Managing Owner.

Commodity futures exchange trading limits may force trading instructions to be modified.

Most commodity futures exchanges limit the amount of commodity futures contract price fluctuations in a single day. If an exchange limits contract prices, trading instructions issued by a Fund may not be complied with, and/or a Fund’s positions may have to be liquidated in order to avoid exceeding these trading limits. Such modification or liquidation could adversely affect the operations and profitability of a Fund.

A Fund may become leveraged between Re-Balancing.

Substantial redemptions of Units of a Fund may cause that Fund to temporarily become leveraged prior to Re-Balancing of such Fund. Conversely, substantial subscriptions for Units may cause a Fund to hold excessive cash cover prior to Re-Balancing. Increased leverage increases the risk of loss for a Fund.

Futures contracts rely on the operation of exchanges and clearinghouses.

The bulk of commodity futures and forward contracts in which a Fund will have an interest will be traded on commodity exchanges. A Fund could have its trading disrupted if the exchanges on which it trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading due to computer problems, unsettled markets or other factors. In such event, such Fund might suffer a loss of value.

The CFTC regulations do not apply to trades placed on foreign exchanges and in forward markets and thus there is less protection for Limited Owners for those trades. Other risks are entailed in such trading as well.

The Funds may trade in commodity futures on exchanges located outside the U.S. and forward contracts in forward markets where CFTC regulations do not apply. Some foreign exchanges and forward markets, in contrast to U.S. exchanges, are “principals’ markets” in which performance with respect to a contract is the responsibility only of the individual member with whom the trader entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges and forward markets, the Funds will be subject to the risk of the inability of, or refusal by, the counterparty, to perform with respect to such contracts. The Funds also may not have the same access to certain trades as do various other participants in foreign markets and forward markets. Due to the absence of a clearinghouse system on certain foreign and forward markets, such markets are significantly more susceptible to disruptions than U.S. exchanges.

Trading on foreign exchanges may involve certain risks which may not be applicable to trading on U.S. exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules.

If the Funds trade on foreign markets, they will be subject to the risk of fluctuations in the exchange rate between the local currency and the currency of the Fund and to the possibility of exchange controls. The Funds’ net asset values may be adversely affected by fluctuations in the value of the currency of the Fund against other currencies in which the Funds invest. The Funds will not hedge against such currency risk.

An absence of “Backwardation” in the prices of Light, Sweet Crude or Heating Oil, or an absence of “Contango” in the prices of Aluminum, Gold, Corn or Wheat, may decrease the price of your Units.

As the futures contracts that underlie certain of the indices near expiration, they will be replaced by contracts that have a later expiration date. Thus, for example, a contract purchased and held in October 2007 may have an November 2007 expiration date. As that contract nears expiration, it may be replaced by selling the November 2007 contract and purchasing the contract expiring in December 2007. This process is referred to as “rolling.” Historically, the prices of light, sweet crude and heating oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the November 2007 contract would take place at a price that is higher than the price at which the December 2007 contract is purchased, thereby creating a gain in connection with rolling. While light, sweet crude and heating oil have historically exhibited relatively consistent periods of backwardation, backwardation will likely not exist in the markets for these commodities at all times. The absence of backwardation in the markets for light, sweet crude and heating oil could adversely affect the value of the index and, accordingly, decrease the value of your Units.

Conversely, aluminum, gold, corn and wheat historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although aluminum, gold, corn and wheat have historically exhibited relatively consistent periods of contango, contango will likely not exist in these markets at all times. The absence of contango in aluminum, gold, corn and wheat could adversely affect the value of an index and, accordingly, decrease the value of a Fund and your Units.

An investment in a Fund is not suitable for investors seeking current income.

An investment in any of the Funds is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment and who can withstand the effect of no distributions being paid. An investment in any Fund is not suitable for investors seeking current income for financial or for tax planning purposes.

Other investors replicating the indices may increase competition for its component commodities contracts.

Each index is currently, and is expected to continue to be, licensed to entities other than the Managing Owner and the Funds. Accordingly, the risks associated with liquidity and competition for the component commodities contracts of each of the indices may be increased.

The continued publication of the indices cannot be assured.

Although Brookshire has licensed each of the indices to the Managing Owner and the Trust (on behalf of the Funds), Brookshire is neither under any obligation to continue to publish any or all of the indices nor required to publish any successors to any of the indices. Further, the license to the indices will terminate on the earlier of: (1) the date of termination of the Trust or the applicable Funds or (2) the date on which the Managing Owner is removed or terminated as Managing Owner from any of the Funds, as to the terminating Fund. Should Brookshire cease publication of an index, the corresponding Fund will terminate.

The net asset value calculation of a Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

Calculating the net asset value of each Fund includes, in part, measurement of the value of any unrealized profits or losses on open commodity futures and forward contracts. Under normal circumstances, the net asset value of each Fund will reflect the settlement price of open commodity futures and forward contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price will be unavailable. Because the settlement price on the most recent day on which the position could have been liquidated will be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under- or overstated, perhaps to a significant degree.

Similarly, because forward contracts are not generally traded on organized exchanges, the Managing Owner will have to estimate the market value of open forward contracts. Thus, there is a risk that the actual value of open forward contracts may differ from the Managing Owner’s estimate of their value, which may result in the calculation of the net value of the applicable Fund being under- or overstated.

RISKS RELATING TO OPERATION OF THE TRUST AND EACH FUND

Conflicts of interest exist in the structure and operation of the Trust and each Fund.

A number of actual and potential conflicts of interest exist in the operation of the Trust’s and each Fund’s business. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust’s or any Fund’s business, which also presents the potential for numerous conflicts of interest with the Trust and one or more Funds.

The Managing Owner has discretionary authority over all distributions made by each Fund. In view of each Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but has the sole discretion to do so from time-to-time. Greater management fees will be generated for the benefit of the Managing Owner if a Fund’s assets are not reduced by distributions to such Fund’s Limited Owners.

As a result of these and other relationships, parties involved with the Trust may have a financial incentive to act in a manner other than in the best interests of the Trust and its Limited Owners. The Managing Owner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the Managing Owner will resolve these conflicts on which Limited Owners can rely in ensuring that the Trust is treated equitably.

The Managing Owner is also the operator of the Private Fund and the Private Account. See “OTHER PRIVATE ACCOUNTS AND POOLS.” A potential conflict of interest may arise in a situation in which the Funds are in competition with the Private Fund and/or the Private Account. For example, if the Funds, the Private Fund, and the Private Account are buying the same positions at the same time, such buying may result in higher prices for each of them. This may also create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust (or any individual Fund) of its resources.

The purchase of Units by the Managing Owner or its members or their affiliates may create conflicts of interest for them.

Pursuant to applicable law, the Managing Owner is required to make a permanent investment in the Funds equal to the greater of $25,000 or 1% of the Units. The Managing Owner intends to purchase the applicable amount of Units to fulfill this legal obligation. In addition, the Managing Owner and its members and their affiliates may, but are not required to, purchase Units for their own account. There is no limit on the number of Units that the Managing Owner is permitted to purchase. Any purchase of Units by the Managing Owner or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

Conflicts of interest will arise if the Managing Owner or its members or their affiliates hold a substantial number of Units, even though their votes may not be counted on certain matters under the Trust Agreement. For example, conflicts of interest could arise regarding the dissolution of a Fund because the dissolution of such Fund would terminate the Managing Owner’s compensation from such Fund. Any investments in the Funds by members of the families of any such affiliates or members could increase the risks discussed in this paragraph.

Neither the Trust nor any Fund has an operating history, and you have no performance information on which to evaluate an investment in a Fund.

None of the Funds has commenced trading and none of the Funds has a performance history upon which to evaluate your investment. The Private Account and the Private Fund have only a limited performance history. Although past performance is not necessarily indicative of future results, if a Fund had a performance history (and if the Private Account and Private Fund had a more extensive performance history) such performance history might provide you with more information on which to base your investment decision. You will therefore have to make your decision to invest in a Fund without such potentially useful information.

Each Fund will be charged fees and expenses regardless of profitability, which may result in a depletion of assets.

Each Fund will be charged a Management and Operating Fee equal to 3% per annum of its net asset value, calculated daily and payable monthly, regardless of whether such Fund’s activities are profitable. Each Fund must earn trading gains sufficient to cover these fees and expenses before it can earn any profit. See “FEES AND EXPENSES.”

The Trust and Funds may receive less favorable terms upon renewing existing or entering into new contractual relationships.

Agreements to which the Trust and/or one or more Funds are party may be terminated under certain circumstances. For example, the clearing agreements between the FCM and each Fund generally are terminable by the FCM once the FCM has given the required notice. Upon termination of a clearing agreement, the Managing Owner may be required to make other arrangements for obtaining clearance services if the Trust intends to continue trading in commodity futures and forward contracts at a similar level. The services of the FCMs or the counterparties to the other agreements may not be available, or even if available, may not be available on terms as favorable as those contained in the expired or terminated agreements.

You will be limited in your ability to transfer or redeem Units.

The Trust Agreement restricts the transferability and assignability of Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for Units in any Fund. No direct or indirect transfers, assignments or hypothecations of Units may be made other than with the consent of the Managing Owner, which consent may be withheld in its sole and absolute discretion. There are also various other restrictions on the persons and entities to which Units can be transferred. Any transfer, assignment or hypothecation in violation of the foregoing shall be null and void.

Restrictions are also imposed on Redemptions. For example, if you redeem all or a portion of your Units prior to the end of the 90-day period following the effective date of your purchase of such Units (in the case of Units purchased during the Initial Offering Period, within 90 days following the commencement of trading), you will be charged a redemption fee of 2% of the NAV at which your Units are redeemed, unless waived by the Managing Owner. Such Redemption Fee will be payable to the Managing Owner.

The Managing Owner may require the compulsory redemption of your interest in a Fund, in whole or in part, as set forth herein and in the Trust Agreement. Furthermore, the Managing Owner may suspend or limit redemptions for certain reasons as discussed herein and in the Trust Agreement.

You have limited rights, and you cannot prevent the Trust or any Fund from taking actions which could cause losses.

Pursuant to the Trust Agreement, you will exercise no control over the Trust’s or any Fund’s day-to-day business activities. Therefore, the Trust and each Fund may take certain actions and enter into certain transactions or agreements without soliciting your consent. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption.”

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of a Fund.

If a substantial number of redemption requests for Units in a Fund are received by the Trust during a relatively short period of time, such Fund may not be able to satisfy the requests from funds not committed to trading. As a consequence, it may be necessary to liquidate such Fund’s trading positions before the time that the corresponding index would dictate liquidation. If this were to occur, it could affect adversely the net asset value per Unit of such Fund, not only for Limited Owners redeeming Units but also for non-redeeming Limited Owners. Moreover, your redemption price for Units in a Fund is based on the net asset value per Unit of such Fund as at the Valuation Point, which value could be less than the initial price you paid for your Units.

A Redemption may be delayed if the settlement price is unavailable on the date of the net asset value calculation, or in certain instances the Redemption price might not precisely reflect the net asset value of a Fund.

The Managing Owner may delay honoring a Redemption request if the net asset value of the applicable Fund on a Redemption Date will not accurately reflect the realizable market value of commodity futures and forward contracts held by such Fund on such day. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. As a result of the daily limit, the current settlement price would be unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under- or overstated, perhaps to a significant degree. Therefore, due to the unavailability of the settlement price, the Redemption may be delayed until such settlement price becomes available.

See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units” for additional limitations on Redemptions.

You will have less diversification and therefore be taking more risk by investing in a Fund other than the Core Funds.

Investing in a Fund that tracks one sector of commodities, like a Metals Fund, will not provide you with the same diversification as investing in the Core Funds that track the entire BIRMItm.

The Managing Owner will, and affiliates of the Managing Owner may, purchase Units to satisfy the subscription minimum.

The Managing Owner will, and affiliates of the Managing Owner may, subscribe for Units during the Initial Offering Period and any such Units subscribed for by such persons will be counted in determining whether the subscription minimum for any Fund has been reached. See “DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES — The Managing Owner.” Any such subscriptions by such affiliated persons will, absent waiver of part or all of the Management Fee or other waivers of fees and expenses, be on the same terms as subscriptions by unaffiliated Limited Owners.

Unforeseen circumstances may have an adverse effect on your investment.

Unforeseen circumstances may cause a loss of your investment or upset your investment portfolio. Such circumstances include: 1) changing supply and demand relationships; 2) weather and other environmental conditions; 3) acts of God; 4) agricultural, fiscal, monetary and exchange control programs and policies of governments; 5) national and international political and economic events and policies; 6) change in rates of inflation; and 7) general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors. See “RISK FACTORS — You may lose some or all of your investment if commodity futures and forward prices, which are highly unpredictable and volatile, decrease.”

The Trust or a specific Fund could terminate before you achieve your investment objective, thereby causing potential loss of your investment or upsetting your investment portfolio.

The Managing Owner may terminate the Trust or a Fund in the event the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund makes it unreasonable or imprudent to continue the business of the Trust or Fund. Events also may make it unreasonable or imprudent for the Trust or a Fund to continue, including but not limited to, prolonged market disruptions causing the markets to become illiquid and significantly decreasing the NAV of the Trust or a Fund, or as a result of such market disruptions, settlement prices being continuously unavailable, thereby limiting the Managing Owner’s ability to calculate the NAV of the Trust or a Fund or its Units. Additionally, once Funds commence trading, and on each Re-Balancing Date, the Managing Owner will purchase futures or forwards contracts for each of the Funds on an aggregated basis to reduce transaction trading fees. If the value of the Trust or the Funds decrease to a level where the Funds are only buying a small number of contracts, the Funds’ trading costs may increase, possibly to a level making the purchase of such contracts prohibitively expensive, making it unreasonable or imprudent, in the discretion of the Managing Owner, for the Funds to continue operations. Withdrawal of the Trust’s Managing Owner or suspension or revocation of the Managing Owner’s registration with the CFTC or membership in the NFA could cause the Trust to terminate before its stated termination date of August 1, 2050. The Trust’s or a Fund’s termination could upset the overall maturity and timing of your investment portfolio and cause the liquidation and potential loss of your investment.

The Trust is not a regulated investment company and thus is subject to different protections than a regulated investment company.

The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager. Since the Trust is not a registered investment company, you will not benefit from such protections.

Litigation could result in substantial additional expenses.

The Trust or any Fund could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the Managing Owner. If this happens, the Trust or the applicable Fund will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful which could result in losses to your investment.

The Managing Owner relies heavily on its key personnel to manage the Trust and each Fund, and the loss of such personnel could adversely affect the Trust or any Fund.

In managing and directing the day-to-day activities and affairs of the Trust and each Fund, the Managing Owner relies heavily on its principals. The Managing Owner is leanly staffed, so if any of its key persons were to leave or be unable to carry out his or her present responsibilities, it could have an adverse effect on the management of the Trust and each Fund.

Each Fund will have potential indemnification obligations.

Under certain circumstances, a Fund might be subject to significant indemnification obligations with respect to the Managing Owner or the Fund’s legal representatives, officers, directors, agents and servants. The Funds will not carry any insurance to cover such potential obligations and none of the foregoing parties will be insured for losses for which the Fund has agreed to indemnify them. Any indemnification paid by a Fund would reduce its net assets and, by extension, the value of its Units.

Limited Owners will not be entitled to participate in management of the Trust or the Funds.

The Managing Owner acts as manager of the Trust and the Funds. Limited Owners may not participate in the management or control of the Trust or the Fund in which they invest. The Trust Agreement provides, however, that certain actions may be taken or approved by vote of the Limited Owners. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.” The Managing Owner is responsible for all of the Funds’ trading and no Limited Owner will have any input into any Fund’s trading.

Limited Owners will be limited in their ability to remove the Managing Owner.

The Managing Owner may be removed on prior written notice by the Limited Owners holding Units representing at least a majority (more than 50%) of the net asset value of each Fund (excluding Units held by the Managing Owner and its affiliates). If the Managing Owner is removed from any Fund, the License Agreement between the Managing Owner and such Fund will terminate and such Fund may cease operations. These provisions may result in the inability to remove the Managing Owner despite poor performance.

Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owners.

The Trust Agreement provides that no Limited Owner shall be subject to any personal liability whatsoever and only a Fund’s property is intended to be liable and subject to levy or execution for satisfaction of any obligation or claim against such Fund. However, the law relating to investment trusts such as the Trust is not certain. Consequently, there is a risk that a Limited Owner could be held personally liable, notwithstanding provisions of the Trust Agreement, for obligations of a Fund (to the extent that claims are not satisfied by the assets of the Fund). In particular, Limited Owners should be aware that due to the operation of the derivatives markets, there is a risk that any obligations incurred by a broker on behalf of a Fund which the broker is incapable of satisfying from the assets of the Fund held on margin with the broker, may result in liability to the Fund, and failing that, liability to the Limited Owners. The risk to Limited Owners is based on U.S. jurisprudence which has held the beneficiaries of a business trust who are given rights such that the beneficiaries are deemed to exert control over the assets of the trust will be considered to be acting as principals through the trustee as their agent. Given the terms of the Trust Agreement, it is unlikely the Limited Owners have sufficient rights or powers in respect of any Fund to be considered to be exercising control thereof. The Managing Owner will also expressly disavow any liability on the part of the Limited Owners.

Although the Trust will segregate and allocate the assets and liabilities of each Fund on its books, this arrangement will not be applicable to the Trust’s and the Funds’ FCMs since the assets of all the Funds will be held in one segregated account by the FCMs in the name of the Trust. Accordingly, an FCM may determine to liquidate contracts allocated to one Fund to satisfy margin requirement of another Fund otherwise than in accordance with the investment methodology of any Fund or the Managing Owner’s instructions, to the detriment of all Limited Owners.

Limited Owners may incur additional liability because of the ambiguity of the Delaware trust statute respecting liability among several funds.

If other jurisdictions do not respect the separation of liability set up in the Delaware trust statute among the series or funds in a trust, it is possible that liability of one Fund may not be borne solely by that Fund and the Limited Owners in that Fund, but may be instead borne by the Trust as a whole and all the Limited Owners in the Trust.

Except as otherwise set forth herein, the Trust has been formed in a manner and with the intention that each Fund will be liable only for obligations attributable to such Fund and Limited Owners will not be subject to the losses or liabilities of any Fund in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Fund asserted against the Trust a valid claim with respect to its indebtedness or Units, it is intended that the creditor or Limited Owner would only be able to recover money from that particular Fund and its assets and from the Managing Owner through the Managing Owner’s ownership of Units in the applicable Fund. Accordingly, it is anticipated that the debts, liabilities, obligations, claims and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets (through the Managing Owner’s ownership of Units in the applicable Fund), and not against any other Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in a Fund. This limitation on liability is referred to as the “Inter-Fund Limitation on Liability.” The Inter-Fund Limitation on Liability is expressly provided for under Section 3804(a) of the Delaware Statutory Trust Act (Trust Act), which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular fund will be enforceable only against the assets of such fund and not against the trust generally. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.” While the Trust will be managed in such manner as to provide the aforementioned protections to holders of each Fund’s Units, there can be no assurance that a court (including a court sitting in the State of Delaware) will respect the Inter-Fund Limitation on Liability in the context of any particular litigation. If the Inter-Fund Limitation on Liability is disregarded, there could be a material adverse effect on the Trust and each Fund and your investment in Units.

Interest Rate Risk — The yield earned by the Funds is subject to changes in interest rates. As a result, there is risk that a decline in short-term interest rates would lower the Funds’ yield and the overall return on your investment.

Issuer Credit and Default Risk — The commodity futures and forward contracts purchased by the Funds may not be secured and will not be insured or guaranteed. As a result there is a risk that issuer or counterparty default will detrimentally affect the value of the Fund. Further, if a portfolio security declines in credit quality or goes into default, it also would affect the Fund’s yield.

Inflation Risk — The value of your investment could be eroded over time by the effects of inflation.

Investment Risk — Security and commodity selection by the Managing Owner may cause the Funds to underperform other funds with similar investment objectives.

No Guaranteed Return — There is no guarantee that any Fund will earn any return, or that any Fund will otherwise achieve its investment objectives. Your investment in a Fund will not be insured or guaranteed by anyone. An investment in a Fund is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment and who can withstand the effect of no distributions being paid.

Risk of Limited Number of Investments — A Fund may make only a limited number of investments and, as a consequence, the aggregate returns realized by Limited Owners may be substantially adversely affected by the unfavourable performance of even one such investment.

RISKS RELATING TO TAX AND ERISA

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST AND A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Your tax liability may exceed distributions to you.

Cash will be distributed to Limited Owners at the sole discretion of the Managing Owner, and the Managing Owner does not currently intend to make any such distribution. Nevertheless, you will be taxed each year on your share of each Fund’s income and gain allocable to the Units in which you invest, if any, regardless of whether you redeem any Units or receive any cash distributions from the Fund.

You could owe taxes on your share of each Fund’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for Federal income tax purposes. Interest income and other ordinary income earned generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of ordinary income for a calendar year even if the Fund in which you hold Units reports a net trading loss for that year. Also, your ability to deduct particular operating expenses allocable to your Fund may be subject to limitations for purposes of calculating your Federal and/or state and local income tax liability.

You may be taxed on gains that a Fund never realizes.

Because a substantial portion of each Fund’s open positions are “marked-to-market” at the end of each year, some of your tax liability for each year will be based on unrealized gains that such Fund may never actually realize.

The structure of the Trust and Funds involves complex provisions of U.S. federal income tax laws for which no clear precedent or authority may be available.

The U.S. federal income tax treatment of owners of Units depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax laws for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the Internal Revenue Service, or IRS, and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The present U.S. federal income tax treatment of an investment in Units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.

The Managing Owner believes, and in the opinion of Crowell & Moring LLP it is more likely than not, that each Fund will be treated as a separate entity for Federal income tax purposes and that, assuming the Funds are not publicly traded partnerships, each Fund will be treated as a separate partnership for Federal income tax purposes. See “RISK FACTORS — Partnership treatment is not assured, and if the Funds are not treated as partnerships, you could suffer adverse tax consequences.” However, the IRS has not issued precedential guidance on whether funds that are series in a Delaware statutory trust should be treated as separate partnerships for tax purposes. Accordingly, it is possible that the IRS could treat the Trust as a single partnership and each Fund as a division thereof. For that reason, Crowell & Moring LLP cannot give an unqualified opinion on this issue. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.” If the Funds are not treated as separate partnerships for U.S. federal income tax purposes, you would not be able to recognize any loss on the redemption of your Units in a given Fund if you continue to hold Units in another Fund after redemption. The Funds have not requested, and do not intend to request, a ruling from the IRS concerning their tax treatment.

Partnership treatment is not assured, and if the Funds are not treated as partnerships, you could suffer adverse tax consequences.

The Managing Owner believes that each Fund will be treated as a partnership for Federal income tax purposes and, assuming either that Units are not publicly traded within the meaning of Section 7704(b) of the Code or that at least 90% of the gross income of each Fund will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, will not be a publicly traded partnership treated as a corporation. While there is not now, nor is there expected to be, a primary or secondary trading market for a Unit in any

Fund, there can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation.

The Funds have not requested, and do not intend to request, a ruling from the IRS on whether any Funds’ operations generate “qualifying income” under Section 7704(d) of the Code. The Managing Owner believes it is likely, but not certain, that each Fund will satisfy the qualifying income exception. However, under proposed legislation, the “qualifying income exception” would not apply to publicly traded partnerships deriving any income from investment advisor and related asset management services. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.” The Managing Owner does not intend to operate the Funds in such a way that they would provide these services or receive income for providing these services.

If the IRS successfully asserts that a Fund should be treated as a publicly traded partnership taxable as a corporation, and the Fund does not satisfy the “qualifying income” exception or the qualifying income exception is not available, the net income of such Fund would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash. You would not be allowed to deduct losses of such Fund, and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of such Fund and would be taxable as such. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

The IRS could reallocate or disallow items of income, gain, loss, or credit, and you could suffer adverse tax consequences as a result.

It is possible that the IRS will assert successfully that the allocations of profits, gains, and losses by each Fund do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, loss, or credit, be adjusted, reallocated, or disallowed in a manner that adversely affects owners of Units.

There is the possibility of a tax audit which could result in additional taxes to you.

A Fund’s tax returns may be audited by a taxing authority, and an audit could result in adjustments to such Fund’s tax returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest.

The current treatment of long-term capital gains under current U.S. Federal Income Tax law may be adversely affected, changed or repealed in the future.

Under current law, long-term capital gains are taxed to individual Limited Owners at a maximum U.S. Federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

Investment by Benefit Plan Investors may be limited or prohibited if any or all of the Funds are deemed to hold plan assets.

Special considerations will apply to investments in the Trust by any “Benefit Plan Investor.” The term “Benefit Plan Investor” means (a) any employee benefit plan subject to (i) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) Section 4975 of the Code, or (iii) both; and (b) any entity the underlying assets of which include “plan assets” as defined in Section 3(42) of ERISA and applicable DOL regulations. ERISA and regulations issued pursuant thereto indicate that investments by Benefit Plan Investors may cause the Trust (and any Fund) to hold “plan assets” subject to ERISA if the level of such investment is “significant,” i.e., if Benefit Plan Investors hold 25 percent or more of the interest in any class of interests issued by the Trust. While the assets of any Fund are intended not to constitute plan assets with respect to any Benefit Plan Investors, the DOL or a court could disagree. If it is determined that the assets of some or all of the Funds hold plan assets, the Managing Owner would be considered a fiduciary under ERISA with respect to such Funds. As a result, certain transactions by the Trust could be prohibited, and the Managing Owner would then have the right to mandatorily redeem out any Limited Owner which is a

Benefit Plan Investor. For example, if the Trust were deemed to hold plan assets, the Managing Owner may have to refrain from directing certain transactions that are currently contemplated. Furthermore, regardless of whether the Trust is deemed to hold plan assets, if a Benefit Plan Investor has certain pre-existing relationships with the Managing Owner, Custodian or an FCM, such investor’s investment in a Fund may be limited or altogether prohibited.

Foreign Limited Owners may face exchange rate risk and local tax consequences.

Foreign Limited Owners should note that the USD Units are denominated in USD and the CDN Units are denominated in CDN and that changes in the rates of exchange between currencies may cause the value of their investment to increase or decrease. Foreign Limited Owners should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this risk related to their investment.

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different Limited Owners, and you could be affected by changes in the tax laws.

The Trust may be subject to foreign taxation laws.

No assurances can be given that the Fund will not be subject to withholding or other taxes in foreign jurisdictions in which trades are made by or on behalf of the Fund or in which the Fund otherwise carries on business.

REGULATORY RISKS

Regulation of certain commodity futures contract markets is extensive and regulation of commodity futures and forward contract markets is constantly changing; future regulatory developments are impossible to predict, but could significantly and adversely affect the Trust and one or more Funds.

The commodity futures, options on futures and securities futures markets are subject to statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity futures and forward transactions in the United States is a rapidly changing area of law and is subject to on-going modification by government and judicial action. In addition, various international governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

Government regulations may change and adversely affect the Trust and the Funds.

Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on “commodity pools” such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust and the Funds. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks’ attempts to influence exchange rates. In the current environment, future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Fund.

The Managing Owner’s CFTC registrations or NFA memberships could be terminated which could adversely affect the Trust or a Fund.

If the CFTC registrations or NFA memberships of the Managing Owner cease to be effective, the Managing Owner will not be able to provide the duties delegated to it by the Trustee to act for the Trust. If the Managing Owner is unable to act for the Trust or a Fund, it could adversely affect the Trust or such Fund.

For example, if the Managing Owner’s registration as a commodity pool operator, or CPO, under the CE Act or the Managing Owner’s membership as a CPO with the NFA is suspended, revoked or terminated, the Trust may be required to dissolve.

The Trust and the Managing Owner have been represented by one counsel, and you will not benefit from further review of this offering by independent counsel.

In connection with this offering, the Trust and the Managing Owner have been represented by one counsel, and the offering and this Prospectus have only been reviewed by such one counsel. To the extent that the Trust, the Managing Owner or you could benefit by further independent review, such benefit will not be available unless you consult with your own advisors.

YOU SHOULD READ THIS ENTIRE MEMORANDUM AND ARE ENCOURAGED TO CONSULT WITH YOUR OWN ADVISORS BEFORE DECIDING WHETHER TO PURCHASE UNITS OF ANY FUND.

BREAK-EVEN ANALYSIS

CORE FUNDS
AGRICULTURE FUNDS
METALS FUNDS
ENERGY FUNDS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in each of the Core USD Fund, Core CDN Fund, the Agriculture USD Fund, the Agriculture CDN Fund, the Metals USD Fund, the Metals CDN Fund, the Energy USD Fund and the Energy CDN Fund during the first twelve months following commencement of trading in those Funds, assuming redemption of the new Limited Owner’s investment at the end of the first year of investment and, for the CDN denominated Funds, an assumed exchange rate of USD$1 equals CDN$1.04 (the rate in effect on July 18, 2007). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in these Funds may differ.

	Core USD Fund		Core CDN Fund
	Agriculture USD Fund		Agriculture CDN Fund
	Metals USD Fund		Metals CDN Fund
	Energy USD Fund		Energy CDN Fund
	Amount — US$	Amount — %	Amount — CDN$	Amount — %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Management and Operating Fee(2)	$60.00	3.00%	$60.00	3.00%
Subscription Fee(3)	$60.00	3.00%	$60.00	3.00%
Trailing fees to Selling Agents(4)	$20.00	1.00%	$20.00	1.00%
Interest Income(5)	$(88.24)	(4.41)%	$(88.24)	(4.41)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$51.76	2.59%	$51.76	2.59%
90 Day Redemption Fees(6)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is U.S. ten dollars ($10.00) for USD denominated Funds and CDN ten dollars ($10.00) for CDN denominated Funds. The total estimated cost and expense load is expressed as a percentage of a two thousand dollar ($2,000) investment in U.S. Dollars and Canadian Dollars, respectively, which is the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas (including residents of Texas who are a “Benefit Plan Investor” (including an IRA) or an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization) have a minimum initial subscription requirement of five thousand dollars ($5,000).

(2)	The Management and Operating Fee is equal to 3.0% per annum of each Fund’s NNAV, calculated daily and payable on a monthly basis. The Management and Operating Fee payable by each Fund will include the management fees payable to the Managing Owner; expenses related to the organization and offering of Units (which are estimated to be approximately US$1,200,000 collectively for the Trust and all the Funds); fees payable to the Custodian; brokerage and FCM commissions and transaction fees; all routine on-going operational, administrative and other ordinary expenses; monthly license fees and certain expenses of the Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Funds. The Management and Operating Fee is not subject to a cap and does not include Extraordinary Fees and Expenses, the Subscription Fee, trailing fees or other fees and expenses payable by Limited Owners.

(3)	The Subscription Fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(4)	The trailing fee to Selling Agents will be equal to 1% per annum of the NAV of each Unit.

(5)	The Funds’ assets that are part of the Fixed Income Portfolio will consist of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30-day short-term money market rates amounting to 2.46% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180-day Treasury bond rates as of June 30, 2007, amounting to 4.93% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Funds may be higher or lower, depending on prevailing interest rates in effect at that time.

(6)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90-day period beginning on the date the Units were issued to such Limited Owners (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading). Thus, if a Limited Owner holds his or her Units for more than 90 days, the Limited Owner will not be responsible for a redemption fee.

ACCELERATED CORE FUNDS — BREAK-EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new Limited Owner in Accelerated Core USD Fund and Accelerated Core CDN Fund during the first twelve months following commencement of trading in those Funds, assuming redemption of the new Limited Owner’s investment at the end of the first year of investment and, for the CDN denominated Funds, an assumed exchange rate of USD$1 equals CDN$1.04 (the rate in effect on July 18, 2007). Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in these Funds may differ.

	Accelerated Core USD Fund		Accelerated Core CDN Fund
	Amount — $	Amount — %	Amount — $	Amount — %

Initial Selling Price(1)	$2,000.00	100.00%	$2,000.00	100.00%
Management and Operating Fee(2)	$90.00	4.50%	$90.00	4.50%
Subscription Fee(3)	$60.00	3.00%	$60.00	3.00%
Trailing fees to Selling Agents(4)	$20.00	1.00%	$20.00	1.00%
Interest Income(5)	$(83.34)	(4.17)%	$(83.34)	(4.17)%
Amount of trading income required for the Fund’s Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit	$86.66	4.33%	$86.66	4.33%
90 Day Redemption Fees(6)	$40.00	2.00%	$40.00	2.00%

(1)	The initial selling price per Unit is U.S. ten dollars ($10.00) for the USD Fund and CDN ten dollars ($10.00) for the CDN Fund. The total estimated cost and expense load is expressed as a percentage of a two thousand dollar ($2,000) investment in U.S. Dollars and Canadian Dollars, respectively, which is the amount of a minimum investment in the Trust (other than IRA, “Benefit Plan Investors,” employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations). Residents of Texas (including residents of Texas who are a “Benefit Plan Investor” (including an IRA) or an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization) have a minimum initial subscription requirement of five thousand dollars ($5,000).

(2)	The Management and Operating Fee is equal to 3.0% per annum of each Fund’s NNAV, calculated daily and payable on a monthly basis. The Management and Operating Fee payable by each Fund will include the management fees payable to the Managing Owner; expenses related to the organization and offering of Units (which are estimated to be approximately US$1,200,000 in total for the Trust and all the Funds); fees payable to the Custodian; brokerage and FCM commissions and transaction fees; all routine on-going operational, administrative and other ordinary expenses; monthly license fees and certain expenses of the

Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Funds. The Management and Operating Fee is not subject to a cap and does not include Extraordinary Fees and Expenses, the Subscription Fee, trailing fees or other fees and expenses payable by Limited Owners.

(3)	The Subscription Fee of up to 3% of the gross offering proceeds will be paid to the Selling Agents.

(4)	The trailing fee to Selling Agents will be equal to 1% per annum of the NAV of each Unit.

(5)	The Funds’ assets that are part of the Fixed Income Portfolio will consist of treasury securities and other high credit quality short-term fixed income securities, cash and cash equivalents. These assets will earn interest income estimated as follows: (a) assets held as cash and cash equivalents will earn interest estimated to be equivalent to 30-day short-term money market rates amounting to 2.46% per annum; and (b) assets held as treasury securities and other high credit quality short-term fixed income securities will earn interest estimated to be equivalent to the US 180-day Treasury bond rates as of June 30, 2007, amounting to 4.93% per annum. The actual rates of interest earned on the Fixed Income Portfolio and on cash and cash equivalent assets of the Funds may be higher or lower, depending on prevailing interest rates in effect at that time.

(6)	Redemption fees are equal to 2.0% of the NAV of any Units redeemed by any Limited Owner if such Units are redeemed during a 90-day period beginning on the date the Units were issued to such Limited Owners (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading). Thus, if a Limited Owner holds his or her Units for more than 90 days, the Limited Owner will not be responsible for a redemption fee.

INVESTMENT OBJECTIVE AND STRATEGY

DESCRIPTION OF THE BROOKSHIRE INDICES

In March 2005, Brookshiretm Raw Materials Group, Inc., an Ontario, Canada incorporated company, which is an affiliate of the Managing Owner, developed the Brookshiretm International Raw Materials index, or BIRMItm. Each commodity within the BIRMItm is allocated, in Brookshire’s sole discretion, a fixed weighting based on Brookshire’s determination of the relative importance of such commodity to the world economy and on changing patterns of worldwide commodities consumption. The 26 commodities that currently comprise the BIRMItm range from metals and minerals (such as gold, silver, aluminum and lead) and energy products (such as oil, gasoline and natural gas) to agricultural products (such as corn, cotton and wheat).

In addition to the BIRMItm, Brookshire also has developed four indices that are derived from the BIRMItm. The first three of these indices’ constituent commodities are sector-specific and the commodities weightings within each of these three indices correspond with the commodities of that sector contained in the BIRMItm.  These three indices are:

•	Brookshiretm International Raw Materials Sub-Index Agriculture;

•	Brookshiretm International Raw Materials Sub-Index Metals; and

•	Brookshiretm International Raw Materials Sub-Index Energy.

The fourth index is the Brookshiretm International Raw Materials Sub-Index Accelerated, which consists of the same commodities as the BIRMItm, but with approximately 50% leverage.

Each of the indices is notionally composed of commodity futures and forward contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures and forward contracts normally specify a date certain for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, contracts nearing a delivery date must be sold and contracts with a later delivery date must be purchased. This process is known as “rolling” a futures position. An index, such as the BIRMItm, is commonly known as a “rolling index” because it replaces futures and forward contracts as they approach maturity by notionally selling and purchasing off-setting contracts. This process of contract replacement takes place over time to lessen the impact on the market for the futures and forward contracts.

Brookshire believes that the indices include the most significant of the publicly traded raw materials used in international commerce for which commodity futures and forward contracts are regularly traded in recognized markets. Each of the indices is separately maintained in U.S. Dollars and in Canadian Dollars.

Brookshire intends to review the constituent commodities and their respective weightings for each index at the beginning of each calendar year with a view to potentially adding or deleting constituent commodities or revising their relative weightings, based on Brookshire’s determination, in its sole discretion, of changing patterns of worldwide commodities consumption. Brookshire may conduct this review more frequently in its sole discretion. Brookshire does not currently anticipate any change to any of the indices in 2007.

Approximately once a month, the commodities within each index are re-aligned to their allocated weights within the applicable index, to the extent reasonably possible, by notionally buying or selling futures or forward contracts, as appropriate. This process is referred to as Re-Balancing.

As part of maintaining the indices separately in U.S. and Canadian Dollars, each of the indices invests funds in excess of applicable margin requirements in a portfolio of investment grade fixed income securities, cash and cash equivalents of the same currency denomination as that of the applicable Fund.

The Managing Owner and the Trust (on behalf of the Funds) has been granted a non-exclusive license by Brookshire to use the indices in the U.S. pursuant to the License Agreement (with the licensing fee being covered by the Management and Operating Fee). See “SUMMARY OF MATERIAL AGREEMENTS — The License Agreement.”

The chart below reflects the current six commodity sectors that currently comprise the BIRMItm and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index

Commodity	Weight (%)	Principal Exchange

ENERGY — TOTAL — 41.5%
Crude Oil	20.0%	New York Mercantile Exchange
Brent Crude Oil	6.5%	Intercontinental Exchange
Heating Oil	5.0%	New York Mercantile Exchange
Natural Gas	5.0%	New York Mercantile Exchange
RBOB Gasoline	5.0%	New York Mercantile Exchange
AGRICULTURE — TOTAL — 30.0%
AGRICULTURE — Grains/Softs/Fibers
Wheat	6.0%	Chicago Board of Trade
Corn	6.0%	Chicago Board of Trade
Soybeans	3.5%	Chicago Board of Trade
Cotton	2.0%	New York Cotton Exchange
Coffee	1.5%	New York Board of Trade
Rough Rice	1.5%	Chicago Board of Trade
Sugar	2.5%	New York Board of Trade
Barley	0.5%	Winnipeg Commodities Exchange
Subtotal — Agriculture-Grains /Softs/Fibers — 23.5%
AGRICULTURE — Livestock
Lean Hogs	2.0%	Chicago Mercantile Exchange
Live Cattle	2.0%	Chicago Mercantile Exchange
Subtotal — Agriculture-livestock — 4.0%
AGRICULTURE — Paper/Forests
Lumber	1.5%	Chicago Mercantile Exchange
Rubber	1.0%	Tokyo Commodity Exchange
Subtotal — Agriculture — paper/ forests — 2.5%
METALS — TOTAL — 28.5%
METALS — Industrial
Copper	5.0%	COMEX — New York Mercantile Exchange
Aluminum	3.5%	London Metals Exchange
Lead	3.0%	London Metals Exchange
Nickel	3.0%	London Metals Exchange
Tin	2.5%	London Metals Exchange
Zinc	2.5%	London Metals Exchange
Subtotal — metals — industrial — 19.5%
METALS — Precious
Gold	3.0%	COMEX — New York Mercantile Exchange
Platinum	3.0%	New York Mercantile Exchange
Silver	3.0%	COMEX — New York Mercantile Exchange
Subtotal — metals — Precious — 9.0%

The composition and performance of the BIRMItm in the currency of each Fund may be viewed on Bloomberg Professional Services at BRM<GO>, on www.bloomberg.com under the index symbols BIRMIUSD, BIRMICDN, BIRMIEUR and BIRMIGBP, and on Brookshire’s website at www.brookshirerawmaterials.com, which websites and information therein are not, and shall not be deemed to be, incorporated by reference in this Prospectus.

BRMAGtm:  the table below sets forth the 12 agriculture sector raw materials that comprise the BRMAGtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Agriculture

Commodity	Weight (%)	Principal Exchange

Wheat	20.0%	Chicago Board of Trade
Corn	20.0%	Chicago Board of Trade
Soybeans	12.0%	Chicago Board of Trade
Cotton	6.5%	New York Cotton Exchange
Lean Hogs	6.5%	Chicago Mercantile Exchange
Live Cattle	6.5%	Chicago Mercantile Exchange
Coffee	5.0%	New York Board of Trade
Lumber	5.0%	Chicago Mercantile Exchange
Rough Rice	5.0%	Chicago Board of Trade
Sugar	8.5%	New York Board of Trade
Rubber	3.5%	Tokyo Commodity Exchange
Barley	1.5%	Winnipeg Commodities Exchange

BRMMEtm:  the table below sets forth the nine metals and minerals sector raw materials that comprise the BRMMEtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Metals

Commodity	Weight (%)	Principal Exchange

Industrial Metals
Copper	17.5%	COMEX — New York Mercantile Exchange
Aluminum	12.0%	London Metals Exchange
Lead	10.5%	London Metals Exchange
Nickel	10.5%	London Metals Exchange
Tin	9.0%	London Metals Exchange
Zinc	9.0%	London Metals Exchange
Precious Metals
Gold	10.5%	COMEX — New York Mercantile Exchange
Platinum	10.5%	New York Mercantile Exchange
Silver	10.5%	COMEX — New York Mercantile Exchange

BRMENtm:  the table below sets forth the five energy sector raw materials that comprise the BRMENtm as of the date of this Prospectus, each commodity’s respective weight and the exchange where such commodities are principally traded.

Composition of Brookshiretm Raw Materials Index Energy

Commodity	Weight (%)	Principal Exchange

Energy
Crude Oil	48.0%	New York Mercantile Exchange
Brent Crude Oil	16.0%	Intercontinental Exchange
Heating Oil	12.0%	New York Mercantile Exchange
Natural Gas	12.0%	New York Mercantile Exchange
RBOB Gasoline	12.0%	New York Mercantile Exchange

BRMXLtm:  The basket of commodities represented by BRMXLtm consists of the same core raw materials within the BIRMItm (currently 26 in number), with fixed weights proportional to their weights in the BIRMItm, but the BRMXLtm will notionally purchase approximately 50% more commodity futures and forward contracts, proportionally, than the Core Fund resulting in approximately 50% leverage.

Interruption of Index Calculation

Calculation of one or more of the indicies may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of Brookshire or the Managing Owner. Additionally, calculation of indices may also be disrupted by an event that would require Brookshire to calculate the closing price in respect of the relevant commodity on an alternative basis.

Performance History of Indices

The performance history of the indices is found in the Statement of Additional Information.

THE FUNDS

The Brookshiretm Raw Materials (U.S.) Core Funds

The Core Funds’ investment objective is to approximately replicate the performance of the BIRMItm.

The Brookshiretm Raw Materials (U.S.) Agriculture Funds

The Agriculture Funds’ investment objective is to approximately replicate the performance of the BRMAGtm.

The Brookshiretm Raw Materials (U.S.) Metals Funds

The Metals Funds’ investment objective is to approximately replicate the performance of the BRMMEtm.

The Brookshiretm Raw Materials (U.S.) Energy Funds

The Energy Funds’ investment objective is to approximately replicate the performance of the BRMENtm.

The Brookshiretm Raw Materials (U.S.) Accelerated Core Funds

The Accelerated Core Funds’ investment objective is designed to approximately replicate the performance of the BRMXLtm, which consists of the same core raw materials within the BIRMItm, but the Accelerated Core Funds will purchase approximately 50% more commodity futures and forward contracts, proportionally, than the Core Funds, resulting in approximately 50% leverage.

Fund Portfolios

Each Fund will purchase long-only positions in its Commodities Portfolio of commodity futures and forward contracts. This means that each Fund will only buy long positions in commodities and will not engage in any short-selling. Each Fund intends to close out all positions by making an offsetting sale and does not intend to take delivery of any actual commodities.

Each Fund’s portfolio will also include a Fixed Income Portfolio comprised of treasury securities and other high credit quality short-term fixed income securities and cash and cash equivalents, generally of the same denomination as the currency of each Fund (e.g., each CDN Fund will generally maintain its Fixed Income Portfolio and cash in Canadian Dollars). Income from and the expenses associated with the Fixed Income Portfolio of each Fund will be allocated to such Fund.

The Managing Owner intends that the Commodities Portfolio of each Fund will only include exchange-traded commodity futures contracts and forward contracts, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable. In such circumstances, a Fund may trade commodity futures and forward contracts wherever possible, including in the over-the-counter markets.

Generally, each Fund’s Commodities Portfolio will be Re-Balanced approximately once each month to replicate, to the extent reasonably possible, the commodities weights of a Fund’s corresponding index, by buying and selling commodity futures and forward contracts. The Managing Owner may determine at its sole discretion, to Re-Balance a Fund’s Commodities Portfolio more or less frequently. The Managing Owner believes that regular Re-Balancings of Commodities Portfolios may provide potential for increased performance, as Re-Balancing in light of market events may result in advantages due to market undervaluation, even if not the initial reason for the Re-Balancing. For example, consider the following sequence of events:

•	Exogenous shock to the world oil market that results in a Re-Balancing due to the price of oil decreasing;

•	The above Re-Balancing would result in increased oil future purchases. A subsequent event causing the price of oil to increase (e.g., less supply due to war in an oil producing country) would result in increased oil prices and likely, a gain to investors greater than if no Re-Balancing occurred (more oil contracts purchased);

•	Thus, Re-Balancing can have the effect of taking advantage of undervalued commodity markets in a Fund’s sector as opposed to a commodity pool that has indices that are Re-Balanced on a less frequent basis.

The Funds will also trade to Re-Balance the portfolios and roll contracts from near delivery months to later delivery months since the Funds do not intend to take delivery of physical commodities. From time to time, the Funds will also trade in securities to reduce leverage or cash cover. Generally, a Fund will place spread orders when rolling contracts. Each spread order involves simultaneously closing, or selling, a Fund’s existing open position in a commodity future or forward contract with an earlier maturity date and re-establishing, or opening, a new long position in the same commodity with a later delivery date. The Funds will employ spread orders, as opposed to placing independent orders to buy the far-month and sell the near month contracts, in order to attempt to protect the Funds against certain market risks.

Each Fund will use sophisticated proprietary trading techniques and an integrated systems structure, based on the experience of the principals of the Managing Owner, in an attempt to minimize the trading costs and the market impact of its trading strategy. The Funds will invest in commodity futures and forward contracts with minimum margin requirements. Typically these margin requirements range from 6% to 8% of the value of the contract purchased or sold. Except for the Accelerated Core Funds, the Funds will not employ leverage to purchase such contracts. Therefore, the value of each Fund’s margin, Fixed Income Portfolio and cash cover is intended to be equal to and to be sufficient to settle each Fund’s Commodities Portfolio. With respect to the Accelerated Core Funds, the value of their Commodities Portfolio will utilize up to 50% leverage. The Managing Owner expects that, in general, investment grade fixed income securities, cash or cash equivalents will be deposited with each Fund’s Custodian and FCMs (or other financial institution), as applicable, to serve as collateral for margin requirements.

In the event that the constituent commodities or weights of an index are revised by Brookshire, the corresponding Fund will reflect these revisions on its next Re-Balancing, subject to notice of the revisions being published by Brookshire on its website at www.brookshirerawmaterials.com for at least 10 days (which website and information therein shall not be deemed to be incorporated by reference in this Prospectus), unless the notice occurs less than three Business Days prior to any month-end, in which case a Fund will not reflect the revision until the following Re-Balancing. While each index is generally Re-Balanced on the first weekday of each month, the Re-Balancing for each Fund may not occur on the first weekday of the month. Notwithstanding the foregoing, the Managing Owner retains the right to implement Re-Balancings to a Fund without prior notice or on short notice.

Commodity futures and forward contracts, fixed income securities and cash equivalents may be purchased globally by the Managing Owner on behalf of the Funds as well as other trusts or funds managed by the Managing Owner, and such contracts will be held by the Custodian and each FCM (or other financial institution), as applicable, on behalf of their respective interests.

Each FCM will maintain futures contracts executed on U.S. exchanges and other Trust assets held by it in a single segregated account. To the extent that a Fund trades in futures or forward contracts on markets other than regulated U.S. futures exchanges, the funds deposited to margin positions held on such exchanges or markets will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges or forward markets from being deposited in “customer segregated fund accounts.” The Managing Owner will instruct each FCM to buy and sell commodity futures and forward contracts in accordance with the investment methodology of each Fund. See “RISK FACTORS — Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owner” and “USE OF PROCEEDS.”

Unlike certain traditional commodity pools, commodity futures and forward contracts will not be bought or sold to take advantage of anticipated price movements. Rather, trading will be effected to meet the objective that the positions of each Fund replicate, to the extent reasonably possible, the notional composition, weights and methodology of the corresponding index.

Each Fund will not replicate precisely the performance of its corresponding index because the total return generated by a Fund’s portfolio will be reduced by transaction costs incurred in the actual Re-Balancing of the Fund’s portfolio as well as the Management and Operating Fee and any other expense of the Fund, whereas such transaction costs and expenses are not included in the calculation of the corresponding index, and a portion of such Fund may remain in the Fund’s Fixed Income Portfolio or as cash for cash cover, funding redemptions and other expenses of the Fund. Further, while the Managing Owner will attempt to ensure, to the extent reasonably possible, that each Fund’s holdings of the various commodities in that Fund correspond to its percentage weight in the corresponding index, funds permitting, each commodity may not at all times exactly replicate its percentage allocation in such index. Further, while each index will generally be Re-Balanced on the first weekday of each month, the Re-Balancing of each Fund may not occur on the first weekday of the month.

After the Initial Offering Period, the Managing Owner intends to make the net asset value of each Fund publicly available on its website at www.brookshirerawmaterialsfunds.com, which website and the information thereon are not, and shall not be, deemed to be incorporated by reference in this Prospectus.

Generally, if the performance of a Fund exceeds the fees and expenses of such Fund, then the value of an investment in such Fund should appreciate. Correspondingly, if the performance of a Fund does not exceed the fees and expenses of such Fund, then the value of an investment in such Fund should depreciate.

All commodity future and forward trading decisions will be made for all Funds by a registered commodity trading advisor, currently Mr. Clyde C. Harrison, a principal of the Managing Owner, and all trading decisions with respect to fixed income securities will be made for all Funds by a registered broker, currently Mr. Richard Chambers.

The Managing Owner’s application of the investment methodology described above shall be final, conclusive and binding. While the Managing Owner currently intends to employ the above described investment methodology, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any futures or forward contract) will not arise that would, in the view of the Managing Owner, necessitate a modification of or change to such methodology and in such circumstances the Managing Owner may make any such modification or change as it determines to be appropriate. No prior notice of any such modification or change will be given to or consent to any such change or modification will be required from Limited Owners unless such change or modification constitutes a material change in a Fund’s basic investment policies or structure.

Interruption of Fund Calculation

Calculation of the NAV of a Fund may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Managing Owner.

Additionally, calculation of the NAV may also be disrupted by an event that would require the Managing Owner to calculate the closing price in respect of the relevant commodity on an alternative basis. See “RISK FACTORS — The net asset value calculation of a Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.” If a disruption in the calculation of the closing price of a commodity continues for a period of five successive trading days for such commodity on the relevant exchange or market, the Managing Owner will, in its discretion, either:

•	continue to calculate the relevant closing price for a further period of five successive trading days for such commodity on the relevant exchange or market; or

•	replace the exchange traded instrument with respect to a specific commodity.

The foregoing description is general and is not intended to be exhaustive. Potential investors must recognize that there are inherent limitations on all descriptions of investment processes due to the complexity, confidentiality and subjectivity of such processes.

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

The Trust

General.  The Trust was formed on August 16, 2006, as a Delaware statutory trust and will issue separate Funds of Units in segregated pools of assets and liabilities of the Trust pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o CSC Trust Company of Delaware, Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The Trust’s principal office is c/o Brookshiretm Raw Materials Management, LLC, 1000 Hart Road, Suite 210, Barrington, Illinois 60010.

Purchasers of Units (other than the Managing Owner) will become limited owners of the Trust, or Limited Owners. The Trust Act provides that, except as otherwise provided in the Declaration of Trust and Trust Agreement of the Trust, or the Trust Agreement, limited owners in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Fund, to the extent of the Units owned by the Managing Owner in such Fund. See “SUMMARY OF MATERIAL AGREEMENTS — The Trust Agreement.”

Funds.  The Trust is offering Units of beneficial interest in:

•	the Core USD Fund;

•	the Core CDN Fund;

•	the Agriculture USD Fund;

•	the Agriculture CDN Fund;

•	the Metals USD Fund;

•	the Metals CDN Fund;

•	the Energy USD Fund;

•	the Energy CDN Fund;

•	the Accelerated Core USD Fund; and

•	the Accelerated Core CDN Fund.

Each Fund is a separate series under Delaware law. Pursuant to Delaware law, all of the assets of each Fund of the Trust, together with all income, earnings, profits and proceeds for each Fund, is held for the benefit of the Limited Owners of such Fund, and not for the benefit of the holders of any other Fund of the Trust (including the other Funds offered in this Prospectus) subject only to the liabilities associated with such Fund. Therefore, it is intended that the debts, liabilities, expenses, costs, charges and obligations of each Fund shall be enforceable only against the assets of such Fund and not against the assets of another Fund of the Trust.

The Units are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

Currency.  The Funds are initially being offered in two currencies, U.S. Dollars and Canadian Dollars, to permit Limited Owners to invest in U.S. currency or Canadian currency. Each Fund intends to maintain its Fixed Income Portfolio, to the greatest extent reasonably possible, invested in securities and cash denominated in the currency of Units in such Fund. For example, the Fixed Income Portfolio relating to investments in USD Units will be maintained, to the greatest extent possible, in securities and cash denominated in U.S. Dollars.

Since the Trust’s functional currency is the U.S. Dollar (meaning that the Trust will pay its fees and expenses in such currency), a Limited Owner in a CDN Fund will bear the currency exchange rate risk associated with an investment denominated in Canadian currency. For example, if you purchase a CDN Fund Unit, which is denominated in Canadian currency, and then the Canadian dollar depreciates in value vis-a-vis the U.S. dollar, you will not experience the same investment results had you invested in a USD Fund. In addition, fluctuations in currency exchange rates may affect the value of a Fund’s investments in non USD-denominated futures and forward contracts. This may adversely affect the NAV of a Fund. The Funds will not hedge against this currency risk.

Additional Funds and Units.  The Trust is authorized to issue additional Funds and Units in new or existing Funds, from time to time, without the Limited Owners’ consent, which may differ in terms of and may be preferential to, among other things, the fees charged, the withdrawal rights, use of leverage, and minimum and additional subscription amounts with respect to the other Units in a Fund. Such additional Units and Funds may be offered pursuant to other offering materials.

The Funds’ investment objectives and strategies are set forth herein. The information in this Prospectus is qualified in its entirety by the Trust’s Trust Agreement, as it may be further amended and/or supplemented from time to time. To request a copy of the Declaration of Trust and Trust Agreement, Limited Owners may contact the Managing Owner at (888) 877-2719.

The Trustee and the Trust Certificate

CSC Trust Company of Delaware, a Delaware banking corporation, is the Trust’s sole Trustee. Under the Trust Agreement, the Trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and, accordingly, the Trustee has only nominal duties and liabilities to the Trust.

The Trustee’s principal offices are located at Little Falls Centre One, 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Managing Owner, and the Trustee’s duties and liabilities with respect to the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. Limited Owners will be notified by the Managing Owner of any change of the Trust’s trustee.

The Managing Owner may be deemed to be, and the Trustee will not be deemed to be, a “Promoter” of the Trust within the meaning of the Securities Act of 1933, as amended, or the Securities Act. The Managing Owner may be deemed to be a “parent” of the Trust within the meaning of the Federal securities laws.

The Managing Owner

Brookshiretm Raw Materials Management, LLC, a Delaware limited liability company formed on October 18, 2005, is the Managing Owner. The principal office of the Managing Owner is located at 1000 Hart Road, Suite 210, Barrington, Illinois 60010.

The Managing Owner is responsible for managing the day-to-day operations of the Trust and each Fund. The Managing Owner may engage other persons or entities to perform functions on behalf of the Trust or each Fund as the Managing Owner may deem necessary from time to time in its sole discretion. The Managing Owner is registered as a CPO and CTA with the CFTC, and is a member of the NFA. As a registered CPO and CTA, the Managing Owner must comply with various regulatory requirements under the CE Act and the rules and regulations of the CFTC and NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and record keeping requirements. The Managing

Owner is also subject to periodic inspections and audits by the CFTC and NFA. See “DUTIES OF THE MANAGING OWNER” below for further description of the Managing Owner’s responsibilities.

Managing Owner currently owns one (1) unit in each Fund. Pursuant to applicable law, the Managing Owner is required to make a permanent investment in the Funds equal to the greater of $25,000 or 1% of the Units. The Managing Owner intends to purchase the applicable amount of Units to fulfill this legal obligation. In addition, the Managing Owner may subscribe for additional Units, and the Trustee, and any of their respective stockholders, directors, officers, employees and affiliates may subscribe for Units as Limited Owners, and any such Units will be counted for purposes of determining whether a Fund’s subscription minimum is sold during the Initial Offering Period. None of these parties has entered into any agreement that would obligate it to purchase Units in the event that one or more of the Funds’ subscription minimum has not been satisfied by the end of the Initial Offering Period. Any purchases made by persons or entities affiliated with the Managing Owner for the explicit purpose of meeting the subscription minimum will be made for investment purposes only, and not with a view toward redistribution.

John M. Marshall, Clyde Harrison and Richard Chambers are the sole managers of the Managing Owner.

Ownership of the Managing Owner

The Managing Owner is a wholly owned subsidiary of Brookshiretm Raw Materials Group Inc., an Ontario, Canada incorporated company, which itself is a wholly owned subsidiary of Brookshiretm and Company Ltd., an entity incorporated under the laws of Ontario, Canada. Brookshiretm and Company Ltd. and Brookshiretm Raw Materials Group Inc. are principals of the Managing Owner.

Officers and Managers of the Managing Owner

The name, position with the Managing Owner and principal occupation of each of the managers and officers of the Managing Owner (each of whom is a principal of the Managing Owner) are set out below:

Name and Municipality	Age	Position with Managing Owner

John M. Marshall	46	Chief Executive Officer, Manager and Chairman of the Board
Clyde Harrison	63	President, Manager
Richard Chambers	64	Asset Manager and Manager
Stephen Z. Adams, C.A.	50	Chief Financial Officer
Gary M. Sugar, LL.B., M.B.A.	48	Senior Vice-President, Product Development, Secretary and General Counsel

John M. Marshall has served as the Chief Executive Officer, a Manager and the Chairman of the Board of the Managing Owner since October 2005, and has been registered as a Principal of the Managing Owner since December 2006. Mr. Marshall has also served as Chief Executive Officer and Director of Brookshire since June 2005 and as Chief Executive Officer and Director of Brookshiretm and Company Ltd., the parent company of Brookshire, since it commenced operations in December 2002. In addition, Mr. Marshall is a senior officer and director of Brookshiretm Capital Corporation, an affiliated company of Brookshire. Mr. Marshall has over 20 years’ experience in the fields of technology, management consulting, corporate finance, commodities trading, human resources and entrepreneurial businesses in Canada, U.S., Europe and Asia. From January 2002 until he co-founded Brookshire and Company Ltd. in December 2002, Mr. Marshall was a director and President of Kingsdale Solutions Inc., a subsidiary of Kingsdale Capital Corporation, a Canadian investment dealer providing strategic and operational services to the investment dealer’s clients. Mr. Marshall is a director of the Limited Market Dealers Association of Canada. Prior to establishing Brookshire and Company Ltd., Brookshire and the Managing Owner, Mr. Marshall founded and was both CEO and CTO of JCI Corporation, a network technology company in June 1997.

Clyde C. Harrison has been the President and a member of the Board of Managers of the Managing Owner since October 2005, and has been registered as a Principal of the Managing Owner since November 2005 and President and a director of Brookshire since June 2005. Since March 1998, Mr. Harrison has served as a registered representative of Oakbrook Investment Brokers, Inc., a U.S. registered broker-dealer. From March of 1998 until June 2004, Mr. Harrison served as a principal and operator of Beeland Management Company, L.L.C., the manager and commodity pool operator of the Rogers International Raw Materials Fund, L.P. and was an institutional salesman with Beeland Management Company, L.L.C. from March 1998 until March 2006. From mid-1998 to January 2005, Mr. Harrison devoted most of his business time to the administration of the Rogers International Raw Material Fund, L.P., and since June 2005, to the development of the BIRMItm and investment funds based thereon. Mr. Harrison was also an institutional salesman with the Price Futures Group Inc., an introducing broker and broker-dealer from February 2002 to February 2005. Mr. Harrison has been a Member of the Managed Futures Committee of the Chicago Mercantile Exchange. In the course of his over 35-year career, Mr. Harrison has served as a member of the Chicago Board Options Exchange, Inc., as a member of the International Monetary Market, and as an advisor of a number of private investment and trading funds.

Richard Chambers has been an Asset Manager of the Managing Owner since October 2005, and has been registered as a Principal of the Managing Owner since July 2007 and a member of the Board of Managers of the Managing Owner since April 2007. From March 1998 until April 2005, Mr. Chambers was a founding member and served as a principal and operator of Beeland Management Company, L.L.C., the manager and commodity pool operator of Rogers International Raw Materials Fund, L.P. Mr. Chambers co-founded Arbor Research and Trading Inc., an institutional taxable fixed-income securities broker-dealer, and has served as its Executive Vice-President since October 1987. From 1992 until August 2005, Mr. Chambers served as a registered representative of Hart Capital Inc., a wholly owned registered investment advisor subsidiary of Arbor Research and Trading Inc.

Stephen Z. Adams, C.A. has served as the Chief Financial Officer of the Managing Owner since its formation in October 2005, and has been registered as a Principal of the Managing Owner since November 2006 and was a member of the Board of Managers of the Managing Owner from October 2005 until April 2007. Mr. Adams has also served as Chief Financial Officer and Director of Brookshire since its incorporation in March 2005 and as Chief Financial Officer of Brookshire and Company Ltd., the parent company of Brookshire, since it commenced operations in December 2002. In addition, Mr. Adams is a senior officer and director of Brookshire Capital Corporation, an affiliated company of Brookshire. He has over 25 years of professional experience serving in a variety of entrepreneurial positions such as Co-Founder and Chief Financial Officer, Business Development Officer, Director of Strategic Projects and as a Canadian Chartered Accountant in public practice. His industry experience includes corporate finance, technology, manufacturing, hospitality, real estate development, service, telecommunications and financial management. From September 1998 until he joined Brookshire, Mr. Adams was CFO of JCI Corporation, a network technology company. Mr. Adams is a licensed Chartered Accountant in the province of Ontario.

Gary M. Sugar, LL.B., M.B.A. has served as Senior Vice-President, Product Development, and Corporate Secretary to the Managing Owner since its formation in October 2005, and has been registered as a Principal of the Managing Owner since December 2006, and as Senior Vice-President, Product Development, and Corporate Secretary to Brookshire since August 2005. Mr. Sugar has also served as Vice-President and Corporate Secretary to Brookshire and Company Ltd., the parent company of Brookshire, since it commenced operations in December 2002. In addition, Mr. Sugar is a senior officer of Brookshiretm Capital Corporation, an affiliated company of Brookshire and is a corporate/securities lawyer practicing in Ontario. For the past 18 years as a corporate/securities lawyer, Mr. Sugar has counseled clients through private and public fundraisings, regulatory compliance matters, and corporate/commercial transactions. Mr. Sugar has worked with local and international clients in a wide variety of industries, including natural resources, technology, telecommunications, biotech, manufacturing and service industries. Mr. Sugar is a graduate of the Combined LL.B./M.B.A. Program at York University/Osgoode Hall Law School and has an undergraduate degree in Science.

Past Performance of the Managing Owner and Principals of the Managing Owner

Pages 50 to 55 set forth the performance history of other commodity pools and accounts managed by the Managing Owner and other Principals of the Managing Owner.

Legal Actions

A New York law firm filed an action against certain Brookshire entities, including the Trust and the Managing Owner, alleging non-payment of legal fees. This action has been settled in full, as part of which the Brookshire entities, including the Trust and the Managing Owner, have received a full release.

On May 10, 2007 Brookshire Capital Corporation (“BCC”), an Ontario Canada incorporated company registered with the Ontario Securities Commission (“OSC”) under the category of Limited Market Dealer, received a Direction to Produce Documents directing it to produce documents and information relating to all investment offerings and/or funds for the period January 1, 2002 for BCC and/or related and/or affiliated companies and entities. The OSC has not to date identified the nature of its inquiry and no allegations have been made by the OSC against BCC, any affiliated entity, or any of their respective directors, officers or employees. BCC is a subsidiary of Brookshire and Company Ltd. BCC has substantially complied with the OSC’s requests to date, and the inquiry is continuing. BCC has received similar requests for information from the OSC in each of the past two years. BCC has fully complied with the OSC’s requests in the past two years, and the OSC has not taken any action with respect to its past requests. No assurance can be given as to the outcome of this, or any other, investigation or similar regulatory inquiry.

DUTIES OF THE MANAGING OWNER

Management of the Trust

The Managing Owner will manage each Fund’s business and affairs and will direct the trading activities for each Fund. In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other Federal or state agencies or self-regulatory organizations, and calculating the net asset value and notional net asset value of each Fund and all fees and expenses, if any, to be paid by each Fund. The Managing Owner will provide suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Fund. The Managing Owner will be responsible for selecting the FCMs for the Trust and for each Fund.

Retention of Affiliates

The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust or any Fund so long as the Managing Owner has made a good faith determination that:

•	the affiliate that it proposes to engage is qualified to perform such services;

•	the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

•	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days’ prior written notice by the Trust.

The fees of any such affiliates will be paid by the Managing Owner or an affiliate.

Fiduciary Responsibilities

Accountability.  Pursuant to the Trust Act, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Fund. It has neither a duty to supervise or monitor the Managing Owner’s performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. The Trustee owes no other duties to the Trust or to any Fund. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Trust Act, (i) the Trustee and the Managing Owner are not liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee’s and the Managing Owner’s duties and liabilities, other than its fiduciary obligations, may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings.  If you believe that the Managing Owner has violated its fiduciary duty to the Limited Owners of a Fund, you may seek legal relief for yourself or, subject to the satisfaction of certain conditions, may seek on behalf of that Fund to recover damages from, or require an accounting by, the Managing Owner. You may have the right to institute legal action on behalf of yourself and all other similarly situated Limited Owners of that Fund (a class action), to recover damages from the Managing Owner for violations of fiduciary duties. See “MATERIAL AGREEMENTS — Trust Agreement — Indemnification.” Potential defenses, among others, to any claim by you or another Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners of a Fund may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Fund in Federal court to enforce their rights under the Federal securities and/or commodities laws; and (ii) Limited Owners of a Fund who have suffered losses in connection with the purchase or sale of their Units in that Fund may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the Federal securities and commodities laws.

Reparations and Arbitration Proceedings.  Limited Owners of a Fund also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner, a registered CPO and CTA, or the Custodian, or a registered FCM, under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability.  Potential investors should be aware, however, that certain provisions in the Custodian Agreement and the Trust Agreement generally make it more difficult to establish a basis for liability against the Custodian and the Managing Owner than would be the case absent such provisions, including the exculpatory and indemnity provisions included therein. See “SUMMARY OF MATERIAL AGREEMENTS — Custodian Agreement and Trust Agreement.” Payment of any indemnity to any such person by the Trust or any Fund pursuant to such provisions would reduce the assets of the Fund affected. The Managing Owner does not carry insurance covering such potential losses, and neither the Trust nor any Fund carries liability insurance covering its potential indemnification exposure.

Because the foregoing summary involves developing areas of the law, Limited Owners that believe that the Trustee, the Managing Owner, or the Custodian may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

Managing Owner’s Net Worth Commitment

The Managing Owner’s net worth is set forth in its financial statements beginning on page F-27 and is in excess of the minimum net worth requirements under the North American Securities Administrators Association Guidelines for Registration of Commodity Pool Programs, or the NASAA Guidelines. The Managing Owner has agreed that for so long as the Managing Owner remains the managing owner of the Trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner’s net worth below any regulatorily-required amounts.

PERFORMANCE HISTORY OF THE FUNDS

THIS POOL HAS NOT COMMENCED TRADING AND
DOES NOT HAVE ANY PERFORMANCE HISTORY

OTHER PRIVATE ACCOUNTS AND POOLS

Private Account

Since March, 2006, the Managing Owner has also been serving as the CTA of a privately held commodities fund, or the Private Account. The Managing Owner performs similar administrative duties for the Private Fund as it intends to perform for the Trust. However, the Managing Owner does not operate the Private Account and only provides commodity trading advice as the CTA to the Private Account. The Private Account differs from the Trust and the Funds in a number of additional significant respects, including:

•	The Private Account consists only of commodity futures and forward contracts and does not include any fixed income securities. The Funds each have both a Commodities Portfolio and a Fixed Income Portfolio, and the Fixed Income Portfolio may generate additional income for the Funds. See “BREAK-EVEN ANALYSIS.”

•	The Private Account utilizes the same trading methods to be utilized by the Funds, but the Private Account is leveraged at 200%. None of the Funds, except for the Accelerated Funds, use any leverage, and the Accelerated Funds use only 50% leverage. The use of leverage can substantially alter trading results.

•	The Private Account pays a management fee of 0.50% per annum of its notional net asset value to the Managing Owner, while each Fund will pay a Management and Operating Fee of 3% per annum of its notional net asset value to the Managing Owner.

•	The Private Account and the Funds have a different expense structure. The Private Account does not have a trustee, administrator, custodian or auditor. In addition, the Management and Operating Fee also covers organizational and offering costs and routine operational costs associated with the Trust and the Funds.

The performance history for the Private Account is as follows:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE PERFORMANCE OF THE PRIVATE ACCOUNT FOR THE PERIOD
MARCH 1, 2006 (INCEPTION OF TRADING) THROUGH JULY 31, 2007

Name of Pool:	Private Account
Type of Pool:	Privately Offered
Name of CTA:	The Managing Owner
Date of Inception of Trading	March 1, 2006
Total Contributions(1):	$15,000,000 as of July 31, 2007 (net of withdrawals)
Current Net Asset Value(2):	$16,856,029.79 as of July 31, 2007
Largest Peak-to-Valley Drawdown(3)(4):	16.63%
Start Date of Largest Peak-to-Valley Drawdown	July 31, 2006
End Date of Largest Peak-to-Valley Drawdown	September 30, 2006
Largest Monthly Drawdown(5)	24.76%
Month and Year of Largest Monthly Drawdown	Sep-06
Monthly Rate of Return since Inception(6):
Year to date return for 2007(7)	29.65%
July 2007	10.11%
June 2007	4.25%
May 2007	0.86%
April 2007	2.95%
March 2007	2.38%
February 2007	12.39%
January 2007	(5.49)%
Year to date return for 2006(8)	5.76%
December 2006	(11.48)%
November 2006	14.45%
October 2006	3.99%
September 2006	(16.63)%
August 2006	(9.75)%
July 2006	5.58%
June 2006	(2.37)%
May 2006	(0.48)%
April 2006	19.35%
March 2006	8.98%

(1)	Total Contributions consist of $5,000,000 of actual funding and $10,000,000 of notional funding

(2)	“Net asset value” is defined by applicable CFTC regulations to mean total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

(3)	“Drawdown” is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.

(4)	“Largest Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equalled or exceeded by a subsequent month-end net asset value.

(5)	“Largest Monthly Drawdown” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such drawdown.

(6)	Performance results as of the last day of each month based on actual funding.

(7)	January 1, 2007 to July 31, 2007

(8)	March 1, 2006 to December 31, 2006

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Private Fund

As of the date of this Prospectus, the Managing Owner is also serving as the pool operator of Brookshiretm Raw Materials Group Trust, or the Private Fund, a Delaware statutory trust formed in December 2005. The Private Fund commenced operations in September, 2006.

The Managing Owner serves as the managing owner, CPO and CTA for the Private Fund and utilizes the same trading methods to be utilized in each Fund’s proposed trading program. However, the Private Fund currently has funds invested only in its counterparts to the Core USD Fund, Core CDN Fund and Metals CDN Fund. Brookshire has licensed the indices to the Private Fund in the United States pursuant to a non-exclusive license. As with each Fund, the Private Fund’s trading is designed to replicate the positions that comprise the corresponding indices from time to time. The Managing Owner attempts to replicate the composition of each of the indices by purchasing commodity futures and forward contracts in the same types and quantities as such indices. These indices consist of a basket of raw materials employed within the world economy and traded in seasoned markets, as futures and forward contracts. There are no “short” positions within the Private Fund.

The Private Fund is structured for large, institutional investors, with minimum subscriptions of approximately $500,000.

The Private Fund has a different fee structure than that of the Trust. Investors in the Private Fund are not required to pay a subscription fee, whereas Limited Owners in the Trust pay a 0.5% to 3% subscription fee. In addition, investors in the Funds have different management fees. Limited Owners in the Trust will pay a 3% management and operating fee per year and a 1.0% trailing fee, whereas investors in the Private Fund pay a 1.0% management fee per year.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE PERFORMANCE OF THE PRIVATE FUND FOR THE PERIOD SEPTEMBER 6, 2006
(INCEPTION OF TRADING) THROUGH JULY 31, 2007.

Name of Pool: Brookshiretm Raw Materials Group Trust.

Type of Pool: Privately Offered.

	US$	CDN$	US$	CDN$	GBP£	CDN$
	BIRMIUSD	BIRMICDN	BRMAGUSD	BRMAGCDN	BRMAGGBP	BRMMECDN

Date of Inception of Trading	6-Sep-06	6-Sep-06	16-Oct-06	6-Sep-06	28-Dec-06	6-Sep-06
Aggregate Subscriptions(1)	$4,100,000	$1,328,780	$0	$165,660	$0	$0
Current Net Asset Value(2)	$10.9535	$10.4494	N/A	$10.2948	N/A	N/A
Worst Peak-to-Valley Drawdown(3)(4)	(8.12)%	(8.12)%	(1.21)%	(7.85)%	(2.64)%	(5.74)%
Timing	Sep 06 to	Sep 06 to	Nov 06 to	Jan 07 to	Jan 07	Sep 06
	Dec 06	Dec 06	Dec 06	Mar 07
Worst Monthly Drawdown(5)	(6.87)%	(6.72)%	(1.21)%	(7.77)%	(2.64)%	(5.74)%
Timing	Sep-06	Sep-06	Dec-06	Mar-07	Jan-07	Sep-06
Year to Date for 2007	9.54%(6)	4.49%(6)	N/A	2.95%(6)	N/A(7)	N/A(8)
July 07	4.25%	3.94%	N/A	4.56%	N/A	N/A
Jun 07	0.81%	0.70%	N/A	3.28%	N/A	N/A
May 07	0.54%	(0.48)%	N/A	2.48%	N/A	N/A
Apr 07	2.43%	0.82%	N/A	0.95%	N/A	N/A
Mar 07	0.20%	(1.34)%	N/A	(7.77)%	N/A	N/A
Feb 07	3.49%	3.33%	N/A	0.37%	N/A	(2.40)%
Jan 07	(2.41)%	(2.40)%	N/A	(0.46)%	(2.64)%	(0.29)%
Year to Date for 2006	(8.12)%(9)	(8.12)%(9)	1.24%(10)	8.33%(9)	1.63%(11)	(1.89)%(9)
Dec 06	(4.67)%	(4.60)%	(1.21)%	(1.12)%	1.63%	(2.58)%
Nov 06	3.30%	3.36%	2.89%	2.63%	N/A	2.29%
Oct 06	0.18%	(0.10)%	(0.40)%	7.56%	N/A	4.45%
Sep 06	(6.87)%	(6.72)%	N/A	(0.75)%	N/A	(5.74)%

(1)	Total Aggregate Subscriptions as of July 31, 2007.

(2)	“Net asset value” is defined by applicable regulations to mean total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles with each position in a commodity interest accounted for at fair market value.

(3)	“Drawdown” is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.

(4)	“Worst Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by subsequent month-end net asset value.

(5)	“Worst Monthly Drawdown” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and included the month and year of such drawdown.

(6)	January 1, 2007 to July 31, 2007.

(7)	All units of the GBP£ BRMAGGBP were redeemed on January 23, 2007.

(8)	All units of the CDN$ BRMMECDN were redeemed on February 13, 2007.

(9)	September 6, 2006 to December 31, 2006

(10)	October 16, 2006 to December 28, 2006

(11)	December 28, 2006 to December 31, 2006

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Other Pools Previously Operated by Principals of the Managing Owner

Messrs. Clyde Harrison and Richard Chambers, both of whom are principals of the Managing Owner, were founders and former Managing Members of Beeland Management Company, which served as CPO for Rogers International Raw Materials Fund. Mr. Harrison served as principal and operator of Beeland Management Company from September 1997 until January 2002, and Mr. Chambers served as principal and operator of Beeland Management Company from September 1997 until August 2005. Mr. Chambers was responsible only for fixed income trading, and not commodity futures trading, at Rogers International Raw Materials Fund.

The following performance history for Rogers International Raw Materials Fund, L.P., is taken from the registration statement of the Rogers International Raw Materials Fund, L.P., filed with the SEC on Form S-1 on September 20, 2005. None of the Managing Owner, the Trust or any Fund is associated or affiliated with the Rogers International Raw Materials Fund, has been able to verify the correctness of the following performance history or assumes any responsibility for the following performance history

Name of pool:	Rogers International Raw Materials Fund, L.P.
Type of pool:	Publicly offered
Inception of Trading:	November 2001
Subscriptions through July 31, 2005:	$96,908,684
Redemptions through July 31, 2005:	$9,597,582
Net Asset Value as of July 31, 2005:	$97,293,273
Worst Monthly Percentage Draw-down:	8.27% (March 2003)
Worst Peak-to-Valley Draw-down:	12.77% (February 2003-April 2003)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rate of Return
Month	2005	2004	2003	2002

January	2.83%	2.35%	7.47%	(5.13)%
February	7.16%	8.85%	5.20%	7.60%
March	3.22%	1.52%	(8.27)%	10.57%
April	(6.66)%	(0.39)%	(4.91)%	(0.28)%
May	0.10%	2.52%	7.80%	(0.68)%
June	2.01%	(5.88)%	0.74%	3.58%
July	3.69%	4.70%	1.40%	0.19%
August		(0.09)%	5.29%	4.46%
September		6.78%	(2.61)%	1.93%
October		1.23%	3.92%	(2.43)%
November		(1.66)%	1.92%	0.21%
December		(5.12)%	5.38%	2.79%
Annual rate of return	12.42%	14.69%	24.28%	24.14%
	(7 mos. )

“Worst Monthly Percentage Draw-down” is the largest negative monthly rate of return experienced by the Index Fund.

“Worst Peak-to-Valley Draw-down” is the greatest percentage decline in net asset value of a Index Fund unit without such net asset value being subsequently equaled or exceeded. For example, if the value of a unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a

“peak-to-valley draw-down” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the unit had risen by approximately 2% or more in March, the draw-down would have ended as of the end February at the (2)% level.

Rate of Return for the Index Fund is the actual monthly rate of return recognized by the Index Fund as a whole, not that of any particular investor.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Canadian Public Fund

As of the date of this Prospectus, the parent company of the Managing Owner was serving as the pool operator of the Brookshiretm Raw Materials (Canada) Fund, or the Canadian Public Fund, a unit trust established in the Province of Ontario, Canada. The Canadian Public Fund commenced operations in November, 2006.

The parent company of the Managing Owner, or the Canadian Manager, serves as the manager for the Canadian Public Fund and utilizes the same trading methods to be utilized in each Fund’s proposed trading program. As with each Fund, the Canadian Public Fund’s trading is designed to replicate the positions that comprise the corresponding indices from time to time.

The Canadian Public Fund is structured for retail Canadian investors with minimum subscriptions of CDN$2,000. These Canadian Public Fund units have not been registered under the Securities Act or securities laws of any State of the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s and the Funds’ application of these policies will involve judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. Once a Fund begins trading activities, it is anticipated that a portion of its total net assets will be allocated to commodity futures and forward contracts trading. The balance of each Fund’s net asset value will be held in cash, cash equivalents or investment grade fixed income securities, which will be used as margin for the Fund’s trading in commodity futures and forward contracts. The percentage that U.S. Treasury bills and other fixed income securities will bear to the total net assets will vary from period to period as the market values of the exchange-traded futures contracts and forward contracts change. The balance of the net assets will be held in each Fund’s commodity trading account. Interest earned on the Funds’ interest-bearing funds will be paid to the applicable Fund.

Most United States commodity futures exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect a Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, a Fund may not be able to execute futures or forward trades at favorable prices if little trading in such contracts is taking place.

Trading in forward or other over-the-counter contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time and difficulty required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay and difficulty could be exacerbated to the extent a counterparty is not a United States person. However, the Managing Owner intends that any commodity futures and forward contracts traded by a Fund will be exchange-traded, except when the Managing Owner, in its sole discretion, determines that to do so would not be reasonably practicable.

Other than these limitations on liquidity, which are inherent in a Fund’s trading operations, and the limitations on liquidity discussed below, each of the Funds’ assets are expected to be highly liquid.

Market risk

Trading in futures and forward contracts will involve each of the Funds entering into contractual commitments to purchase or sell futures or forward contracts for commodities within each of the applicable indices at a specified date and price. The market risk associated with each Fund’s commitment to purchase commodities futures and forward contracts will be limited to the gross or face amount of the contracts held. However, should a Fund enter into a contractual commitment to buy or sell a commodities contract, it would be required to take or make delivery of the underlying commodities at the contract price and then resell or repurchase the contract at prevailing market prices or settle in cash. Since the resale or repurchase price to which the commodities futures and forward contracts can rise is unlimited, entering into commitments to buy or sell such commodities will expose a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of a Fund’s speculative trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of an investor’s capital.

Credit risk

When a Fund enters into futures or forward contracts, a Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. When a Fund enters into a forward contract, the counterparty to the contract is not a clearinghouse associated with an exchange, but rather the party with which the Fund entered into the contract, which will typically be a bank, dealer or other financial institution in the relevant forward market. Thus, forward contracts may have greater risk than futures contracts because forward contracts lack the credit support provided by a clearinghouse. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to a Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Funds to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance-sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements which are in the best interests of the Funds and are entered into in the normal course of business, which may include provisions related to indemnification of service providers against certain risks arising in the course of their performing services for the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the financial position of any Fund.

Each Fund also will have contractual obligations to the Managing Owner and the commodity brokers. Management and Operating Fee payments to the Managing Owner will be calculated as a fixed percentage of each Fund’s notional net asset value. Commission payments to future commission merchants will be on a contract-by-contract, or round-turn, basis, and will be covered by the Management and Operating Fee. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. These agreements with future commission merchants are effective for one-year terms, renewable automatically for additional one-year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

THE CUSTODIAN AND FUTURES COMMISSIONS MERCHANTS

The Custodian

HSBC TRUST, U.S.A., having an office at 452 Fifth Avenue, New York, New York 10018, is the Custodian for the Trust and each Fund. The Managing Owner, in its sole and absolute discretion, may appoint additional or substitute Custodians for the Trust and any or all Funds. Pursuant to the Custody Agreement between the Trust and each Fund and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement, and each Fund has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets and liabilities of each Fund.

The fees payable to the Custodian under the Custodian Agreement are covered as part of the Management and Operating Fee. See “FEES AND EXPENSES.”

Futures Commissions Merchants

A variety of executing and clearing brokers, referred to as futures commission merchants, or FCMs, will execute futures and forward transactions on behalf of the Trust. Each Fund will pay to such FCMs all brokerage fees, including applicable exchange fees, NFA fees, give-up fees (if any), pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Managing Owner’s decision to retain the services of a certain FCM may be based on reasons other than that FCM’s ability to execute trades.

Brokerage and FCM commissions and transaction fees (including, but not limited to, delivery, insurance, storage, and other charges incidental to trading, clearinghouse, NFA, exchange, give-up fees (if any), pit brokerage and other transactional related fees) are covered as part of the Management and Operating Fee. See “FEES AND EXPENSES”.

Prudential Bache Commodities, LLC (“PBCL”).  PBCL, in its capacity as a registered Futures Commission Merchant, will serve as a clearing broker to the Trust and each Fund and as such will arrange for the execution and clearing of each Fund’s commodity futures trades. On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a) Prudential Securities Incorporated were transferred to Prudential Financial Derivatives, LLC. On February 1, 2007, Prudential Financial Derivatives, LLC was renamed Prudential Bache Commodities, LLC. PBCL is registered as a futures commission merchant with the CFTC and is a member of the NFA. PBCL is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. PBCL acts as clearing broker for many other funds and individuals.

PBCL is not affiliated with and does not act as a supervisor of the Trust or any Fund or the Managing Owner, the Trustee, the Custodian or the organizers of the Fund. PBCL is not acting as an underwriter or sponsor of the offering of Units and has not passed upon the merits of participating in this offering. PBCL has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. PBCL does not provide any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon PBCL in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Managing Owner may select additional clearing brokers or replace PBCL as each Fund’s clearing broker.

Legal Proceedings Against PBCL.  From time to time PBCL (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, during the five years preceding the date of this Prospectus, there has been no administrative, civil, or criminal action against PBCL or any of its principals which is material, in light of all the circumstances, to an investor’s decision to invest in any Fund.

An arbitration was initiated in April 2006 by a former employee of PBCL, who had been terminated following an investigation into allegations of sexual harassment made by a coworker. Claimant alleges that his termination for violation of the firm’s anti-harassment policy was a pretext to steal his business without compensation to him. The claims, brought against an affiliate of PBCL, include fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant seeks damages in excess of $29 million, of which $25 million is for defamation and unspecified punitive damages. Discovery is underway, but there are no hearing dates scheduled.

Fimat USA, LLC (“Fimat USA”).  Fimat USA, in its capacity as a registered Futures Commission Merchant, will serve as a clearing broker to the Trust and each Fund to execute and clear each Fund’s commodity futures transactions and provide other brokerage-related services. Fimat Alternative Strategies, Inc. (“FAST”) may execute foreign exchange or other over the counter transactions with each Fund, as a counterparty to such transactions on a principal basis. Fimat USA and FAST are indirect wholly owned subsidiary of Société Générale and are members of the Fimat Group (the Fimat Group refers to all companies or divisions of companies owned directly or indirectly by Société Générale bearing the “Fimat” name). As of January 1, 2007, the Fimat Group is present on 46 derivatives exchanges and 20 stock exchanges worldwide. Fimat USA is a futures commission merchant and broker dealer registered with the Commodity Futures Trading Commission and the SEC, and is a member of the National Futures Association and NASD, Inc. Fimat USA is also a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. FAST is an eligible swap participant that is not registered or required to be registered with the Commodity Futures Trading Commission or the SEC, and is not a member of any exchange.

Except as described below, neither Fimat USA, FAST nor any of their principals has been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. In 2002, the Chicago Board of Trade charged Fimat with various violations of its rules related to Fimat’s execution of certain combination trades during 2001 involving at least one Chicago Board of Trade transaction. Without admitting or denying the Chicago Board of Trade’s allegations, Fimat settled this matter by payment of a $500,000 fine and undertaking to make restitution to affected customers.

Neither Fimat USA LLC, FAST nor any affiliate, officer, director or employee thereof have passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Trust or the Funds.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the Trust and the Funds, including the Managing Owner, have other relationships that may create disincentives to act in the best interests of the Trust, the Funds and their Limited Owners. The Managing Owner may have conflicts of interest in relation to its duties to the Trust and the Funds. However, the Managing Owner shall, at all times, pay attention to its obligations to act in the best interests of the Trust and the Funds and the Managing Owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of Limited Owners.

In evaluating these conflicts of interest, you should be aware that the Managing Owner has a responsibility to Limited Owners to exercise good faith and fairness in all dealings affecting the Trust and the Funds. The fiduciary responsibility of a manager to investors is a developing area of the law and if you have questions concerning the duties of the Managing Owner, you should consult with your counsel. See “DUTIES OF THE MANAGING OWNER — Fiduciary Responsibilities” above.

Brookshiretm Raw Materials Management, LLC is the Managing Owner and promoter of each of the Funds. The Managing Owner is an affiliate of the owner of the indices, Brookshiretm Raw Materials Group, Inc.

Management Fees

There has been no arms’ length negotiation of the Management and Operating Fees payable to the Managing Owner. In addition, the Managing Owner has an incentive to minimize the fees paid to third party service providers to the Trust and Fund in order to maximize the portion of the Management and Operating Fee that it can retain for itself, although the Managing Owner will ensure that the Trust and each Fund receives sufficient services in order to be able to operate.

Other Activities

Because the Managing Owner may engage, from time to time, in other activities in the normal course of business, including acting as managing owner or manager to other similar statutory trusts, the Managing Owner’s and its officers’ and employees’ full efforts will not be devoted to the activities of the Trust. For example, the Managing Owner is, among other things, currently the commodity trading advisor of the Private Account and the pool operator of the Private Fund. See “OTHER PRIVATE ACCOUNTS AND POOLS.” In addition, the Managing Owner and its officers and employees may organize other commodity pools or serve as the commodity trading advisor for other commodity pools in the future. This may create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust or any individual Fund of its resources. The Managing Owner, however, intends to devote, and to cause its principals and employees to devote, sufficient time to the activities of the Trust and each Fund to properly manage them consistent with its fiduciary duties.

Trading for Own Account, the Accounts of Others

The Managing Owner or the officers, managers and employees of the Managing Owner may, from time to time, trade in commodities for their own accounts, or for those of customers, agents or correspondents (or employees of such agents or correspondents). These transactions might be effected when similar Fund trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Fund in bidding or offering on purchases or sales of contracts without knowing that the Fund also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the Managing Owner will have access to many of these records.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Trust and the Funds. In view of the Funds’ objective of seeking substantial capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater Management Fees will be generated to the benefit of the Managing Owner if the Trust’s and the Funds’ assets are not reduced by distributions to the Limited Owners.

Selling Agents

The Selling Agents will receive a subscription fee and trailing fees with respect to Units sold by them. Clyde C. Harrison, the President and a Manager of the Managing Owner, is a registered representative of Oakbrook Investment Brokers, Inc., which will be the initial exclusive Selling Agent on behalf of the Trust. See “THE FUNDS — Officers and Managers of the Managing Owner.” Therefore, Oakbrook may have a conflict of interest in advising investors whether to purchase Units.

Exchange Committees and Industry Associations

Officers, Managers, directors and employees of the Managing Owner and the Custodian, and their respective affiliates, may serve from time to time on various committees and boards of U.S. and Canadian futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacity, they will have a fiduciary duty to the exchanges on which they serve and the NFA, and will be required to act in the best interests of such organizations, even if such action may be adverse to the interests of the Trust or any Fund.

No Separate Counsel

In connection with this offering, the Trust and the Managing Owner have been represented by the same counsel. To the extent that this offering could benefit by further independent review, potential investors shall be responsible for obtaining such review for themselves on an independent basis.

Receipt of Soft Dollars

To the extent permitted by applicable law, the Managing Owner may, from time to time, receive services or products provided by an FCM, a practice known as receiving “soft dollars.” Such services or products may be used to provide appropriate assistance to the Managing Owner in making investment decisions for its clients, which may include research reports or analysis about particular commodities, publications, database software and services, quotation equipment and other products or services that may enhance such Managing

Owner’s investment decision making. If the Managing Owner were to receive soft dollars, the Managing Owner could have a conflict of interest because it may receive valuable benefits from an FCM, and the transaction compensation charged by the broker might not be the lowest available. Although the Managing Owner does not intend to utilize soft dollar arrangements, the Managing Owner may do so at any time, to the extent permitted by applicable law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Brookshire will receive a monthly license fee for the non-exclusive use of the indices, which is covered as part of the Management and Operating Fee. Brookshire is the parent of the Managing Owner, and certain beneficial owners, officers and directors of Brookshire or its subsidiaries or affiliates may purchase Units in this or subsequent offerings.

USE OF PROCEEDS

A substantial amount of the proceeds of the offering of Units of each Fund will be used by such Fund to engage in the trading of exchange-traded commodity futures contracts and forward contracts with a view to reflecting the performance of such Fund’s corresponding index over time, less the fees and expenses of such Fund and expenses of the Trust. Each Fund’s portfolio also will include investment grade fixed income securities, cash and cash equivalents of the same currency denomination as that of the Fund, to the extent reasonably possible.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets will be deposited by a Fund with its Custodian or FCM as margin and must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments, principally U.S. government obligations.

To the extent that a Fund trades in futures or forward contracts on markets other than regulated U.S. futures exchanges, the funds deposited to margin positions held on such exchanges or markets will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges or forward markets from being deposited in “customer segregated fund accounts.”

Although the percentages may vary substantially over time, as of the date of this Prospectus, the Managing Owner estimates that approximately 10% of the NNAV of the Trust will be placed in a segregated account or accounts with an FCM or FCMs, in the form of cash, cash equivalents, or fixed income securities to margin positions of all commodities contracts on an aggregate basis, and the balance of the Trust’s NNAV will be maintained in segregated accounts in the name of each Fund with the Custodian.

After trading commences in a Fund, during the Continuous Offering Period, such Fund’s assets will be deposited with the Custodian. During the term of each Fund, the Managing Owner, a registered CPO and CTA, will be responsible for the cash management activities of each Fund, including the Fixed Income Portfolio.

Each Fund will receive 100% of the net interest income earned on its Fixed Income Portfolio and other cash and cash equivalents.

FEES AND EXPENSES

Each Fund or each Limited Owner, as the case may be, will be subject to the following fees and expenses, which are described in more detail below.

Summary of Fees and Expenses

Entity Paid	Form of Compensation	Amount of Compensation

Managing Owner	Management and Operating Fee	3% per annum of the NNAV of the Trust, to be prorated across the Funds in accordance with the NNAV of each Fund; the Management and Operating Fee does not include any other fees or expenses listed in this chart.
	Redemption Fee	2% of the NAV of such Units if redeemed within 90 days of subscription (or commencement of trading for Units purchased during the Initial Offering Period).

Selling Agent	Subscription Fee	0.5% to 3% of the gross offering proceeds of the sale of Units, at the time of such sale. Selling Agent and customer negotiate the fee; not to exceed 3% of the purchase price of the Units. If no Subscription Fee is specified in a subscriber’s Subscription Agreement, the subscriber’s Subscription Fee will be set at 3% of the purchase price of the Units.
	Trailing Fee	1.0% of the NAV per year. The trailing fees, when added to the Subscription Fees paid in respect of a Unit, are capped at a maximum of 10% of the purchase price of such Units.

Extraordinary Fees and Expenses	Possible unanticipated and extraordinary expenses.	Unable to estimate.

NAV and NNAV

The net asset value, or the NAV, of the Trust and of each Fund will be equal to total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value. The Trust and each Fund will have its respective net asset value determined in accordance with the foregoing and based upon the assets and liabilities attributable to the Trust and each Fund. The Managing Owner will calculate the net asset value of the Trust and each Fund as at 6:00 p.m. New York time each Business Day.

The notional net asset value, or NNAV, of a Fund will be equal to the net asset value of the Fund, taking into account in the case of the Accelerated Core Funds, any notional funding or value utilized by those Funds.

Management and Operating Fee

The Managing Owner will be entitled to receive a Management and Operating Fee equal to 3% per annum of the NNAV of each Fund. The Management and Operating Fee will be calculated daily as of the Valuation Point and paid monthly by each Fund.

The Management and Operating Fee payable by each Fund will cover:

•	The management fee payable to the Managing Owner.

•	Expenses related to the organization and offering of Units (both during the Initial Offering Period and the Continuous Offering Period), including legal and accounting fees and expenses associated with the organization and offering of Units. The Managing Owner currently estimates that the aggregate amount of these expenses will be approximately $1,200,000, although the actual amount of these expenses may be lesser or greater. Such amounts do not include subscription fees and trailing fees to be paid to the Selling Agents.

•	Fees payable to the Escrow Agent and Custodian.

•	Brokerage and FCM commissions and transaction fees (including, but not limited to, delivery, insurance, storage, and other charges incidental to trading, clearinghouse, NFA, exchange, give-up fees (if any), pit brokerage and other transactional related fees). Brokerage commissions will not exceed the limitations described in the NASAA Guidelines.

•	All routine on-going operational, administrative and other ordinary expenses, including, but not limited to, computer services, fees and expenses of the Trust and Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

•	A monthly license fee to Brookshire for the non-exclusive use of the indices and other licensed intellectual property.

•	Certain expenses of the Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Fund.

The Management and Operating Fee does not cover Extraordinary Fees and Expenses, the Subscription Fees, trailing fees or other fees and expenses payable by Limited Owners. The Management and Operating Fee will not exceed the limitations described in the NASAA Guidelines. Assuming the sale of the maximum amount of $500 million in Units that are being registered pursuant to this Prospectus, and a net asset value per unit of $10, the Management and Operating Fee would be $15,281,250 per year.

The Managing Owner may in its sole discretion and without notice to any Limited Owner, waive all or a part of the Management and Operating Fee by rebate or otherwise, with respect to Units of any Limited Owner in any Fund, including without limitation, certain Limited Owners who are employees and affiliates of the Managing Owner.

For purposes of calculating the Management and Operating Fee, the NAV and NNAV of a Fund will be determined before reduction for any Management and Operating Fees accrued or extraordinary fees and expenses accrued as of such month-end, and before giving effect to any distributions or redemptions accrued during or as of such month-end.

Redemption Fee

A Limited Owner will be required to pay to the Managing Owner a Redemption Fee of 2% of the NAV of any Units redeemed by such Limited Owner within a 90-day period beginning on the effective date of issuance of such Units (in the case of Units purchased during the Initial Offering Period, within 90 days following commencement of trading). The Managing Owner may, in its sole discretion, waive such Redemption Fee, in whole or in part.

Subscription Fee

A Subscription Fee of 0.5% to 3% of the purchase price of the Units will be paid to the Selling Agents. Each Selling Agent and its customer subscribing for Units may negotiate the Subscription Fee to be charged to such customer, provided that such fee is between 0.5% and 3% of the purchase price of the Units. The Selling Agent may, in its sole discretion, waive the Subscription Fee, in whole or in part, to the extent the subscription fee exceeds 0.5% of the purchase of the Units. If no Subscription Fee is specified in a subscriber’s Subscription Agreement, the subscriber’s Subscription Fee will be set at 3% of the purchase price of the Units.

Trailing Fee

Each Limited Owner will pay monthly trailing fees to the applicable Selling Agent equal to 1% per annum of such Fund’s NAV, calculated daily and paid monthly. Trailing fees will be paid to Selling Agents for on-going services on a continuous basis which may include, without limitation, advising Limited Owners of the NAV of the Trust, of the relevant Fund of the Trust and of their Units in such Fund, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Funds or to redeem or exchange their Units, assisting with exchanges and redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. The Placement Agent Agreement requires that such services be performed by Selling Agents in order for such trailing fees to be earned. The Selling Agent may not waive the trailing fees. The trailing fees, when added to the Subscription Fees paid in respect of a Unit, are capped at a maximum of 10% of the purchase price of such Units.

Extraordinary Fees and Expenses

Each Fund shall pay all extraordinary fees and expenses, if any, incurred in connection with the Trust and such Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust or a Fund, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses and will be paid by the Managing Owner. Any fees and expenses imposed on the Trust or a Fund due to the status of a particular Limited Owner shall be paid by such Limited Owner, not by the Managing Owner, the Trustee, the Trust or any Fund. All general extraordinary fees and expenses of the Trust will be allocated pro rata among the Funds according to their respective NAV, as of the Valuation Point on the date on which such expenses are paid. Extraordinary fees and expenses that are identifiable with a particular Fund will be charged against that Fund.

Organizational Costs

Expenses incurred in connection with organizing the Trust will be paid by the Managing Owner or one of its affiliates and recovered by the Managing Owner as part of the Management and Operating Fee.

Organization and offering expenses mean those expenses incurred in connection with the formation of the Trust and the Funds, the qualification and registration of the Units and in offering, distributing and processing the Units under applicable Federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Funds or the initial and continuous offering of the Units, including, but not limited to, expenses such as:

(i) initial and ongoing registration fees, filing fees, escrow fees and taxes;

(ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period;

(iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the

Initial Offering Period and the Continuous Offering Period, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period;

(iv) travel, telegraph, telephone and other expenses incurred in connection with the offering and issuance of the Units, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period;

(v) accounting, auditing and legal fees (including disbursements related thereto), incurred in connection therewith, whether incurred prior to or during the Initial Offering Period and the Continuous Offering Period; and

(vi) any extraordinary expenses related thereto including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

The Managing Owner will not allocate to the Trust or any of the Funds the indirect expenses of the Managing Owner or any of its Affiliates.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $1,200,000, although the actual amounts of the organization and offering expenses may be lesser or greater. Subscription Fees and trailing fees are not included in the organization and offering expenses.

THE OFFERING

Initial Offering

The Units will be offered for sale pursuant to Rule 415 of Regulation C promulgated under the Securities Act, through the Selling Agents. Initially, the Units for each Fund will be offered for a period of up to 60 days after the start of the offering (unless extended by the Managing Owner one or more times for up to an additional 180 days in the sole discretion of the Managing Owner). This period may be shorter for any Fund if that Fund’s subscription minimum is reached before that date. Each Fund may commence operations at any time following the sale of its subscription minimum to Limited Owners. See “WHO MAY SUBSCRIBE.”

The subscription minimum for each Fund is the following:

(a) Core Funds: Not less than 1,000,000 Units (Core USD Fund and Core CDN Fund Units combined) must be outstanding.

(b) Agriculture Funds, Metals Funds, Energy Funds, and Accelerated Core Funds: At least one of the Core Funds must commence trading and 100 Units of such Fund must be outstanding.

The maximum number of Units in each Fund that can be offered during the Initial Offering Period and the Continuous Offering Period is:

Name of Fund	Maximum Number of Units

Core USD Fund	17,500,000
Core CDN Fund	7,500,000
Agriculture USD Fund	4,375,000
Agriculture CDN Fund	1,875,000
Metals USD Fund	4,375,000
Metals CDN Fund	1,875,000
Energy USD Fund	4,375,000
Energy CDN Fund	1,875,000
Accelerated Core USD Fund	4,375,000
Accelerated Core CDN Fund	1,875,000

Determination of the subscription maximum in each Fund will be made after taking into account the Units purchased by the Managing Owner or any affiliate thereof, if any.

Except as described in the last sentence of this paragraph, Units are being offered for a minimum initial subscription of USD $2,000 per Limited Owner per USD Fund and CDN $2,000 per Limited Owner per CDN Fund. Any investment made on behalf of a Benefit Plan Investor (including an IRA) has no minimum initial subscription, but subscriptions by Benefit Plan Investors (including IRAs) must be in increments of $500 in the currency of the Fund of subscription. A subscriber may purchase Units in any one or more Funds. The Units are being sold initially at USD$10.00 per USD Fund Unit and CDN$10.00 per CDN Fund Unit. These prices per Unit were determined arbitrarily. The Managing Owner believes that this price is consistent with industry practice for other start-up commodity pools. If you are a resident of Texas (including if you are a Benefit Plan Investor or an IRA), your minimum initial subscription requirement is $5,000. All subscribers may subscribe for additional Units in increments of $500 in the currency of the Fund of subscription.

Escrow of Funds

During the Initial Offering Period, subscription funds must be paid in full to the Escrow Agent by check or via wire transfer at the time subscription documents are submitted to the Managing Owner by the applicable Selling Agent. Such funds will be deposited in an escrow account in the applicable Fund’s name or names at the Escrow Agent, where such funds will be held during the Initial Offering Period until the funds are turned over to the applicable Fund for trading purposes or until the offering of such Fund is terminated, whichever comes first. If the offering of a Fund is terminated, the relevant subscription amounts will be refunded directly to investors via first class U.S. mail, without interest and without deduction for expenses. If a subscriber provides payment to a Selling Agent or the Managing Owner, such Selling Agent or the Managing Owner, as the case may be, will transmit the subscriber’s funds directly to the Escrow Agent by noon of the next Business Day after receipt of the funds by such Selling Agent. Until the Initial Offering Period closes or funds are returned to the applicable investor, the Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury Obligations or any other investment specified by the Managing Owner that is consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. In the event that the Subscription Minimum for a Fund is achieved during the Initial Offering Period, all interest earned on subscription funds for that Fund will be contributed to that Fund, together with interest on rejected subscriptions for such Fund, thereby increasing the NAV of such fund.

If the subscription minimum for any Fund is not sold during the Initial Offering Period (as extended by the Managing Owner), then promptly, but in no event later than 10 Business Days thereafter, the purchase price paid by a subscriber for that Fund will be returned, without interest, to the payor of such funds. In the event that the return of subscription funds cannot be distributed within the prescribed 10 Business Day time period, it will be paid as soon thereafter as possible.

The offering will be conducted in compliance with SEC Rule 10b-9.

Any purchases made by persons or entities affiliated with the Managing Owner for the explicit purpose of meeting the subscription minimum will be made for investment purposes only, and not with a view toward redistribution.

Continuous Offering Period

Following the close of the Initial Offering Period, after trading commences in a Fund, Units in such Fund will be offered each Business Day at the NAV as at the Valuation Point per Unit of such Fund and will continue to be offered until the maximum number of such Fund’s Units which are registered are outstanding, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time.

WHO MAY SUBSCRIBE

Investor Suitability

The Selling Agents selling Units are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE RELEVANT FUND. AN INVESTMENT IN UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. See “RISK FACTORS-RISKS RELATED TO TAX AND ERISA.” If losses accrue to a Fund, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

By accepting subscriptions on behalf of Benefit Plan Investors, neither the Trust, the Managing Owner nor any other party is representing that this investment meets any or all of the relevant legal requirements for investments by any particular Benefit Plan Investor or that this investment is appropriate for any particular Benefit Plan Investor. The person with investment discretion over a Benefit Plan Investor should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular Benefit Plan Investor’s circumstances, current tax law, and the requirements of ERISA.

Subscriptions for the purchase of the Units are subject to the following conditions:

Minimum Purchase

• Minimum Initial Subscription:	$2,000 per Fund. No minimum for Benefit Plan Investors (including IRAs), but all subscriptions by Benefit Plan Investors (including IRAs) must be in increments of $500 in the currency of the Fund of subscription. The initial subscription for Units may be in any one or more Funds.†

• Additional Purchases:	$500 increments.

†	If you are a resident of Texas (including if you are a Benefit Plan Investor or an IRA), your minimum initial subscription requirement is $5,000.

Net Worth and Income Requirements

The following net worth and/or net asset requirements of each State are set forth under the caption “State Suitability Requirements” below.

The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum subscription amounts.

Subscriber Category and State Suitability Requirements

Subscribers (other than Benefit Plan Investors and IRAs) must:

•	Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; or

•	Have a net worth (similarly calculated) of $70,000 and an annual gross income of $70,000; and

•	Invest no more than 10% of subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Fund or in all Funds combined.

Subscribers that are “Individual Retirement Funds” (IRAs or Keogh plans covering no common law employees) or “Non-ERISA Plans” (employee benefit plans not subject to ERISA, such as government plans) and their participants must:

•	Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; or

•	Have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000; and

•	Have an aggregate investment in any Fund or in all Funds combined that does not exceed 10% of its assets at the time of investment.

Subscribers that are “ERISA Plans” (employee benefit plans subject to ERISA — qualified pension, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other fringe benefit plans, not including IRAs or Keogh plans which cover no common law employees) must:

•	Have net assets of at least $250,000; and

•	Have an aggregate investment in any Fund or in all Funds combined that does not exceed 10% of its assets.

In the case of sales to fiduciary accounts, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

The fiduciary of an ERISA Plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Fund.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of an investment in the applicable Fund(s); (ii) the trading strategies to be followed in the Fund in which it will invest; (iii) that transferability and assignability of the Units is restricted; (iv) that the Managing Owner will manage and control each Fund’s and the Trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a Limited Owner; (vii) the redemption and exchange rights and restrictions that apply; and (viii) the Trust’s structure, including each Fund’s fees and expenses. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

Units may not be purchased with the assets of an ERISA Plan if the Trustee, the Managing Owner or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. An investment in any Fund of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts. See “TAX AND ERISA RISKS — BENEFIT PLAN INVESTOR CONSIDERATIONS.”

Employment Retirement Income Security Act Considerations

Section 404(a)(1) of ERISA and the regulations promulgated thereunder by the DOL provide generally that a fiduciary of an ERISA Plan must discharge its duties with respect to such ERISA Plan (i) solely in the interest of the Plan and its participants and beneficiaries; (ii) prudently; (iii) in a manner assuring diversification of Plan investments; and (iv) in accordance with the governing Plan documents. In applying the prudence requirement, a fiduciary must consider several factors in determining whether to enter into an investment or engage in an investment course of action. If a fiduciary of any ERISA Plan acts imprudently in selecting an investment or an investment course of action for an ERISA Plan or otherwise breaches any fiduciary duty imposed by ERISA, the fiduciary is personally liable for losses incurred by the ERISA Plan as a result of such breach. Among the factors that an ERISA fiduciary must consider are (i) the diversification and liquidity of the ERISA Plan’s portfolio; (ii) the potential return on the proposed investment; (iii) the effect on that return if any portion of a Fund’s income constitutes “unrelated business taxable income” (see “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS — Tax Exempt Limited Owners”); and (iv) the place the proposed investment would occupy in the ERISA Plan’s portfolio taken as a whole.

The acceptance of a subscription by the Managing Owner from a Benefit Plan Investor (which includes Individual Retirement Funds, Non-ERISA Plans and ERISA Plans, all as defined above and any entity which is deemed to hold plan assets under ERISA and the Regulation, as defined below) does not constitute a representation or judgment by the Managing Owner that an investment in any Fund of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity or its fiduciaries.

Generally, under Title I of ERISA, ERISA Plan trustees or duly authorized “investment managers” (within the meaning of Section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of the ERISA Plan. ERISA also prohibits a fiduciary from causing an ERISA Plan to enter into transactions involving ERISA Plan assets with various “parties in interest” (within the meaning of Section 3(14) of ERISA) to the ERISA Plan. If such a “prohibited transaction” is entered into, the party in interest involved in such prohibited transaction will be liable for certain excise taxes, and the ERISA Plan fiduciaries will be liable to the ERISA Plan for any losses incurred.

If the assets of any Fund of the Trust are deemed to be “Plan Assets” (as defined under ERISA and the Regulation), the Managing Owner will be deemed to be an ERISA fiduciary with respect to each such Fund and to the Trust (but not to any other Fund the interest of which constitute publicly-offered securities, as defined below). In such case, the general prudence, fiduciary responsibility and prohibited transaction provisions of ERISA will be applicable to the Managing Owner, possibly prohibiting certain transactions entered into by that Fund. Under a regulation of the DOL identifying “Plan Assets” (or the Regulation), the Fund, as the issuer of the security, will not be deemed to hold Plan Assets if the following criteria are met:

(a) If Benefit Plan Investors own, in the aggregate, less than 25% of the value of the Fund, excluding any interests in the Fund owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Fund, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person, or the Not Significant Participation Exception described below, or

(b) If the Units in the Fund constitute a “publicly-offered security.”

Although the foregoing and following discussions of the application of the “Plan Asset” rules reflect a reasonable interpretation of the Regulations, very little authority exists in this regard. It is possible that the DOL or a court could disagree with one or more of the interpretations set forth herein. It should be noted that once a Fund constitutes a publicly offered security within the meaning of the Regulation, the Trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the Not Significant Participation Exception is met. Accordingly, there can be no assurance that the Trust will not be deemed to hold “Plan Assets” to the extent that Benefit Plan Investors have invested in one or more Funds.

Not Significant Participation Exception

Under the Regulation, when a Benefit Plan Investor acquires an equity interest in an entity such as the Trust, the underlying assets of the entity will not include “Plan Assets” if, immediately following the acquisition of any equity interest in the entity, Benefit Plan Investors own, in the aggregate, less than 25% of the value of each class of equity interest in the entity, excluding any such interest owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person. In order to avoid “Plan Assets” status, the Trust and the Managing Owner intend to restrict investment in each Fund which does not constitute a publicly offered security (described below) so that the value of interests held by Benefit Plan Investors does not equal or exceed the 25% threshold. Accordingly, no Benefit Plan Investor may be admitted to a Fund, and no other transfer (including an Exchange or Redemption) of Units in the Fund by a non-Benefit Plan Investor shall be permitted, if after giving effect thereto, the assets of the Fund would include “Plan Assets” for the purposes of ERISA. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of Units held by Benefit Plan Investors) may also be imposed.

Publicly Offered Security Exception

For the Units in a Fund to be considered publicly offered, the Regulation states that they must be “widely held,” “freely transferable” and must satisfy certain registration requirements under Federal securities laws. Under the Regulation, a class of securities is considered “widely held” if it is owned by 100 or more Limited Owners who are independent of the issuer and of one another. To assure satisfaction of this condition, investments by Benefit Plan Investors, including investments made by exchange of Units in one Fund for Units in another Fund, will be limited to meet the Not Significant Participation Exception described above, until such time as more than 150 investors acquire Units in such Fund. Whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable where such security is part of an offering in which the minimum investment is $10,000 or less. In particular, the Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for Federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. (A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under Section 7704 of the Code (which did not exist when the Regulation was adopted) for Federal income tax purposes.) Accordingly, in the case of a Fund the Units of which meet the 100 investor rule and are therefore viewed as “widely held” under the Regulation, it is the intent of the Trust to assure that such Units are viewed as “publicly offered” within the meaning of the Regulation because: (1) the Fund’s Units will be registered under the Securities Act within 120 days after the end of the Trust’s fiscal year during which the offering of the Units occurred (or such later time as may be allowed by the SEC), and (2) the Managing Owner will not impose transfer restrictions that would violate the “freely transferable” requirement. See “SUMMARY OF AGREEMENTS — Trust Agreement.”

Restrictions Affecting Benefit Plan Investors

In the event that, for any reason, the assets of any Fund are deemed to be “Plan Assets,” and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to require a mandatory redemption of the Units of any Limited Owner which is a Benefit Plan Investor. See “SUMMARY OF MATERIAL AGREEMENTS — Trust Agreement.”

Certain Benefit Plan Investors may currently maintain relationships with one of the Custodians and its affiliates whereby such Custodian or such affiliates provide brokerage services or other services to such Benefit Plan Investors. These relationships may cause such Custodian and/or its affiliates to be deemed to be fiduciaries of those Benefit Plan Investors. The DOL has stated, however, that a registered broker will not be deemed a fiduciary under ERISA solely because the broker, in the ordinary course of its business as a broker, executes transactions for the purchase and sale of securities with “Plan Assets” pursuant to specific instructions within narrowly drawn parameters. Each Selling Agent will, however, be deemed a party-in-interest with respect to each Benefit Plan Investor to which it provides services. The DOL further states that where a broker either (i) has discretionary control over assets of a Benefit Plan Investor or (ii) renders advice concerning investments on a regular basis for a fee (which includes commissions) pursuant to an understanding that such advice will serve as a primary basis for investment decisions regarding “Plan Assets,” and the broker renders individualized investment advice based on the needs of that ERISA-covered investor, that broker will be deemed a fiduciary (but only with respect to that portion of the Benefit Plan Investor’s assets with respect to which the broker has such discretionary control or renders such advice, as the case may be).

Under ERISA, investment in a Fund by a Benefit Plan Investor with such a pre-existing relationship could possibly be interpreted to constitute a prohibited use of “Plan Assets” because the investment may have the effect of directly or indirectly benefiting one or more parties-in-interest. The Managing Owner has determined that, in order to avoid such potential prohibited transactions, in the case of any Benefit Plan Investor with respect to which it believes it is a fiduciary, neither the Managing Owner, the Selling Agents nor any affiliate will recommend an investment in the Units, nor will it or any affiliate allocate to a Fund any Benefit Plan Investor’s assets over which they have discretionary control. With respect to the assets of a Benefit Plan Investor with which the Managing Owner has a non-fiduciary, party-in-interest brokerage relationship, no such prohibited transaction should result from any investment in a Fund that is undertaken on behalf of such Benefit Plan Investor by an independent fiduciary who possesses the requisite experience and acumen to understand the operation of the Trust and the Fund, who determines that the investment is appropriate and in the best interests of the Benefit Plan Investor and who makes such a decision under arm’s-length conditions. Benefit Plan Investors should pay particular attention to the section of this Prospectus entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS — Tax Exempt Limited Owners.”

FIDUCIARIES OF PROSPECTIVE BENEFIT PLAN INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN ANY FUND, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW.

Restrictions Affecting Canadian Investors

Residents of Canada (for purposes of the Income Tax Act (Canada)) are not permitted to subscribe to any Fund. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either the Managing Owner or the Selling Agents, in their respective sole discretion, require in order to confirm that a prospective subscriber is not a resident of Canada. By submitting a subscription for Units in the Trust, each prospective subscriber agrees to provide this information upon request.

Discretionary Accounts

In compliance with NASD Conduct Rules, the Trust will not sell Units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the Trust’s, the Managing Owner’s and the Selling Agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the Subscription Agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either the Managing Owner or Selling Agents, in their sole respective discretion, require in order to satisfy applicable anti-money laundering obligations. By submitting a Subscription Agreement for Units in the Trust, each prospective subscriber agrees to provide this information upon request.

General

To subscribe for Units, a prospective subscriber must:

•	submit to your Selling Agent a duly completed subscription agreement, or Subscription Agreement, if you are subscribing for Units of a Fund, or an Exchange Request, if you are exchanging Units in one Fund for Units of one or more, as applicable, other Funds; and

•	meet established suitability criteria.

Subscriptions, Redemptions and Exchanges may be able to made on-line in the future. Prospective investors desiring information on such on-line Subscription, Redemption or Exchange methods should contact the Managing Owner.

Ways to Subscribe

•	Individual or Joint Tenant: individual accounts are owned by one person. Joint accounts can have two or more owners.

•	Gifts or transfers to a minor — UGMA or UTMA: an individual can gift up to $10,000 per year per person without paying Federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

•	Trust: the subscribing trust must be established before an account can be opened.

•	Business or Organization: corporations, partnerships, associations or other groups.

•	Benefit Plans: Individual Retirement Funds, Non-ERISA Plans or ERISA Plans.

When a Subscription Becomes Effective

A subscription for Units will become effective at the time, or the Effective Time of Subscription, when both your duly completed Subscription Agreement is received and accepted by the Managing Owner before 4:00 P.M. New York time and the Managing Owner has been notified that cleared funds with respect to your subscription have been received by the Escrow Agent or Custodian, as applicable. If your Subscription Agreement is received and accepted by the Managing Owner or the Managing Owner is notified that cleared funds have been received with respect to such subscription after 4:00 P.M. New York time, the Effective Time of Subscription will be the next Business Day. The price per Unit in each Fund during the Initial Offering Period is U.S.$10.00 per USD Unit and CDN$10.00 per CDN Unit. Following the Initial Offering Period, the subscription price will be determined based on the NAV per Unit of the applicable Fund as at 6:00 P.M. New

York time, or the Valuation Point, at the Effective Time of Subscription. Settlement of Subscription Orders will occur at 6:00 P.M. New York time on the third Business Day following the Transaction Date. The Managing Owner in its sole and absolute discretion may change such procedural and notice requirements upon written notice to you.

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART AT ANY TIME BEFORE SETTLEMENT. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Except as provided under “Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney” under this heading, a subscriber will not be able to revoke a subscription prior to the time that such subscription becomes effective. The Managing Owner may reject subscriptions for Units of a Fund at its discretion for reasons that include but are not limited to: (i) lack of suitability of a prospective investor; (ii) hostile market conditions; (iii) inability of the Managing Owner to calculate NAV for Units of the applicable Fund; (iv) the maximum offering of the registered Units for the applicable Fund having been reached; and/or (v) acceptance of all or part of the subscription would result in the ownership of 25% or more of the value of the applicable Fund by Benefit Plan Investors. Any interest earned thereon will be retained by the applicable Fund for the benefit of all investors in such Fund. All accepted subscribers will receive written confirmation of the purchase of Units in the applicable Fund.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in a Fund, you must make representations and warranties in the Subscription Agreement and execute the power of attorney. The representations and warranties will enable the Managing Owner to determine whether you are qualified to invest in the Fund. The representations and warranties relate to:

•	your eligibility to invest in the Fund, including legal age, net worth, annual income, investment objective and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of employee benefit plans; and

•	your compliance with applicable anti-money laundering laws.

In the Subscription Agreement, you will also be required to represent that you received the Prospectus at least five Business Days prior to the date of your Subscription Agreement. We are prohibited from selling Units to you until five Business Days after you receive the Prospectus. If you did not receive the Prospectus at least five Business Days in advance, you will have the right to withdraw your subscription.

TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS

The following is a summary of the conditions that must be met in order to transfer Units, redeem Units or exchange Units. You should read the Trust Agreement, a copy of which can be obtained by contacting the Managing Owner at (888) 877-2719, for the complete details of the conditions that must be satisfied to transfer, redeem or exchange your Units.

Transfer of Units

The Trust Agreement restricts the transferability and assignability of Units of each Fund. There is not now, nor is there expected to be, a primary or secondary trading market for Units in any Fund. No direct or indirect transfers, assignments or hypothecations of Units may be made other than with the consent of the Managing Owner, which consent may be withheld in the sole and absolute discretion of the Managing Owner. Any transfer, assignment or hypothecation in violation of the foregoing shall be null and void.

Redemption of Units

Units you own in a Fund may be redeemed, in whole or part, on any Business Day, by notice in the manner specified by the Managing Owner delivered to the Managing Owner. Redemption orders received, in a manner specified by the Managing Owner, by the Managing Owner by 4:00 P.M. New York time on any Business Day will be effective on that date, unless one of the conditions described below applies. If the Managing Owner receives such a request after 4:00 P.M. New York time on any Business Day, the Redemption Date shall be the next the Business Day, unless one of the conditions described below applies. For all purposes, the redemption date, or the Redemption Date, will be the date on which your Units are actually redeemed. Redemptions are calculated at the applicable Fund’s net asset value per Unit at the Valuation Point on the Redemption Date, less the fees, expenses and deductions described below. Settlement of redemption orders will generally be completed as at 6:00 P.M. New York time on the tenth Business Day following the Redemption Date.

If you redeem all or a portion of your Units on or before the 90-day period following the effective date of your purchase of such Units (in the case of Units purchased during the Initial Offering Period, 90 days following commencement of trading), you may be charged a Redemption Fee of 2% of the net asset value at which your Units are redeemed. Such Redemption Fee will be payable to the Managing Owner. The Managing Owner may, in its sole discretion, waive all or part of the Redemption Fee.

The Managing Owner or its affiliates may make redemptions without notice to the Limited Owners.

Limited Owners bear the risk of any decline in net asset value from the time and date notice of intent to redeem is given until the Valuation Point on the Redemption Date.

When you redeem Units, the applicable Fund shall pay you an amount equal to the net asset value of the Units redeemed at the Valuation Point on the Redemption Date, less any trailing, redemption and other fees that may be applicable. The net asset value for each Unit redeemed will reflect such Unit’s pro rata portion of all accrued expenses for which the applicable Fund is responsible, and will also be reduced by such Unit’s pro rata portion of any expenses or losses incurred by the Fund resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Fund’s business, as well as the Limited Owner’s liabilities for certain Fund taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within ten Business Days following the date of their redemption request whether or not their Units shall be redeemed, unless settlement for the redeemed Units is made within that ten Business Day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, payment normally shall be made at the time of settlement (i.e., within ten Business Days following the Redemption Date). Payment will be made by wire transfer to the redeeming Limited Owner, less applicable wire transfer fees, to the account from which the applicable subscription payment was initially made. Alternative arrangements for payment and delivery of the redemption proceeds may be made with the Managing Owner at the withdrawing Limited Owner’s cost. Redemptions will be paid in the currency corresponding to the Fund being redeemed. You may revoke your intention to redeem at any time before the settlement date of your redemption order by written instruction to the Managing Owner.

Except as described in the remainder of this paragraph, all timely redemption requests in proper form will be honored and the applicable Fund’s commodity or fixed income positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any and all redemptions if the effect of such redemptions, either alone or in conjunction with other redemptions, would be to impair the Trust’s or the applicable Fund’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one Limited Owner over another Limited Owner). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions could last up to 30 days, although the actual number of Business Days may be less. The right to obtain redemption also is contingent upon the applicable Fund having property sufficient to discharge its liabilities on the date of redemption. In the event such Fund has insufficient cash on hand to effect all redemption requests, such Fund will liquidate sufficient assets to pay redemption requests. In the event that a Fund has insufficient assets net of liabilities to satisfy all redemption orders will be processed in a “First-In, First-Out” order. Redemption orders of Limited Owners affiliated with the Trustee, the Managing Owner or their respective affiliates will not receive favorable treatment over non-affiliated Limited Owners. The proper form for redemption requests can be obtained by contacting the Managing Owner at (888) 877-2719.

As described more fully in the Trust Agreement and the Subscription Agreement the Managing Owner has the right mandatorily to redeem, without notice, Units of any Limited Owner if (a) there has been an unauthorized assignment or transfer of Units pursuant to the Trust Agreement; (b) the Managing Owner determines that the redemption is necessary to prevent Benefit Plan Investor ownership of Units from equaling or exceeding 25% of the value of the Trust and/or any Fund; (c) a transaction would violate any law or constitute a prohibited transaction under ERISA or the Code; (d) a Limited Owner is a resident of Canada for purposes of the Income Tax Act (Canada); (e) there has been a violation of anti-money laundering rules; or (f) to the extent necessary to pay a fee or expense that a Limited Owner owes to the Trust, a Fund, the Managing Owner or its affiliates.

The Managing Owner in its sole and absolute discretion may change procedural and notice requirements in connection with redemptions upon written notice to you.

Exchange of Units

You may exchange, without charge, your Units in one Fund for Units in another Fund, or an Exchange, by delivering a request to, and in the manner specified by the Managing Owner. Exchanges will take place on the last Wednesday of each month, or the Exchange Date, unless that day or the following day is not a Business Day, in which case the Exchange Date will be two Business Days prior to the last Wednesday of the month. The Managing Owner must receive a Limited Owner’s written request to exchange Units, or an Exchange Request, by 4:00 P.M. New York time on the Exchange Date. Exchanges will be calculated at the applicable Funds’ net asset value per Unit at the Valuation Point on the Exchange Date, and settlement of Exchange Requests will be completed at that time. Exchanges between Funds denominated in different currencies shall be completed using the currency exchange rate at the Valuation Point on the Exchange Date then available to the Trust from its bankers.

An Exchange will be treated for tax purposes as redemption of Units in one Fund and an immediate purchase of Units in another Fund. Each Unit purchased in an exchange will be issued and sold at a price per Unit equal to one hundred percent (100%) of the net asset value of a Unit of the new Fund at the Valuation Point on the Exchange Date. An exchanging Limited Owner may realize a taxable gain or loss in connection with the exchange. The Exchange of Units will be treated as a redemption of Units in one Fund (with the related tax consequences) and the immediate purchase of Units in the Fund into which you exchange. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Each Exchange will be subject to satisfaction of the restrictions and conditions governing redemptions on the applicable day, as well as the requirement that the Fund being exchanged into is then offering registered Units. See “Redemption of Units” under this heading.

The net asset value of Units to be exchanged, as well as the net asset value of Units to be acquired, may be higher or lower at the applicable Valuation Point than it is on the date that the Exchange Request is submitted due to potential fluctuations in the net asset value per Unit of each Fund. See “Redemption of Units” under this heading.

The Managing Owner, in its sole and absolute discretion, may reject any Exchange Request for any of the reasons that it may reject a new subscription, including, but not limited to, in the event the maximum number of registered Units of a Fund have been sold and are outstanding. See “When a Subscription Becomes Effective,” above. The Managing Owner, in its sole and absolute discretion, may change any of the procedural and notice requirements applicable to exchanges upon written notice to you.

SEGREGATED ACCOUNTS

All of the proceeds of this offering will be received in the name of each Fund and, less fees and expenses, will be deposited and maintained in cash in segregated accounts maintained for each Fund at the Custodian. Following the commencement of trading for any Fund, except for that portion of any Fund’s assets that is deposited as margin to maintain futures and forward contract positions and that portion of each Fund’s assets maintained at the Trust level for cash management, each Fund’s assets will be maintained in accordance with requirements of the CE Act and the regulations thereunder. Assets will be maintained either on deposit with the Custodian segregated by Fund, or by the FCMs, in a single segregated account for the Trust. Neither the Custodian nor the Managing Owner will commingle the property of any Fund with the property of another person, nor will the Trust commingle the assets of one Fund with the assets of any other Fund except for the portion of each Fund’s assets maintained at the Trust level for cash management.

Commodity futures and forward contracts, fixed income securities and cash equivalents may be purchased globally by the Managing Owner on behalf of the Trust as well as other trusts or funds managed by the Managing Owner, and such contracts will be held by the Custodian and FCM (or other financial institution), as applicable, on behalf of their respective interests.

Each FCM will maintain futures contracts executed on U.S. exchanges and other Trust assets held by it in a single segregated account. To the extent that a Fund trades in futures or forward contracts on markets other than regulated U.S. futures exchanges, the funds deposited to margin positions held on such exchanges or markets will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges or forward markets from being deposited in “customer segregated fund accounts.” The Managing Owner will instruct each FCM to buy and sell commodity futures and forward contracts within the Trust in accordance with the investment methodology of each Fund. See “RISK FACTORS — Obligations incurred by a broker on behalf of the Fund which the broker is incapable of satisfying from the assets of the Fund may result in liability to the Fund, and failing that, liability to the Limited Owner.”

The Trust will not invest in or loan funds to any other person or entity, nor will assets from one Fund be loaned to or allocated to another Fund. The assets and liabilities of each Fund will separately valued from the other Funds.

SUMMARY OF MATERIAL AGREEMENTS

This Prospectus summarizes certain material agreements pursuant to which the Trust and Funds will operate. The summaries contained herein are not complete. These agreements are available in their entirety from the Managing Owner by contacting the Managing Owner at (888) 877-2719. Investors are urged to consult these agreements in their entirety.

License Agreement

Brookshire has entered into a License Agreement with the Managing Owner and the Trust (on behalf of each Fund) granting the Managing Owner and the Trust (on behalf of each Fund) a royalty-free, fully paid-up, non-exclusive, non-transferable, non-assignable and nonsublicenseable right to the applicable index, the related trading methodologies and related intellectual property to be utilized by each Fund, as well as to the appropriate trademarks owned by Brookshire in the United States, in connection with the operation, marketing and related activities for the Trust and each Fund.

The term of the License Agreement will end on the earlier of (i) with respect to the Trust, the date of the dissolution of the Trust and with respect to any Fund, the date of the dissolution of such Fund and (ii) with respect to the Trust, the date on which the Managing Owner ceases to be the Managing Owner of the Trust and with respect to any Fund, the date on which the Managing Owner ceases to be the managing owner of such Fund. Brookshire may terminate the License Agreement, with respect to the Managing Owner or the Trust or the applicable Fund, if the Managing Owner or the Trust or a Fund has filed an assignment in bankruptcy, or if the Managing Owner or the Trust or a Fund becomes bankrupt or insolvent, or after any adjudication or application for the reorganization, readjustment, or rearrangement of the business of the Managing Owner or the Trust under any law or governmental regulation relating to bankruptcy or insolvency, or on or after the appointment of a receiver for all or substantially all of the property or assets of the Managing Owner or the Trust, or on or after the making by the Managing Owner or the Trust of any assignment or attempted assignment for the benefit of creditors, or on or after the institution by the Managing Owner or the Trust of any proceedings for the winding-up of its business. In any event, Brookshire must provide the Managing and the Trust on behalf of each Fund with 30 days written notice of the exercise of its right of termination.

Fees payable to Brookshire for use of the indices and other licensed materials are covered as part of the Management and Operating Fee.

Custody Agreement

HSBC Trust, USA will serve as each Fund’s custodian, or Custodian. Pursuant to the Custody Agreement between each Fund and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian shall maintain books and records segregating the assets of each Fund.

Either party may terminate the Custody Agreement, with respect to each Fund, by giving to the other party a notice in writing specifying the date of such termination. Upon termination thereof, the applicable Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian shall follow such reasonable written instructions concerning the transfer of custody of records, securities and other items as each Fund gives; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled to under the Custody Agreement. If any securities or cash remain in any account, Custodian may deliver to the applicable Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other under the Custody Agreement shall cease upon termination of the Custody Agreement.

The Custodian is indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against a Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian.

The Custodian shall have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to each Fund shall be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event shall the Custodian be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

Each Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of a Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

Each Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that such Fund shall not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Placement Agent Agreement

Oakbrook Investment Brokers, Inc., or Oakbrook, will enter into a Placement Agent Agreement with the Trust (on behalf of each Fund), and the Managing Owner. As a result, Oakbrook will act as a selling agent for the Trust and the Funds on a “best efforts” basis.

In recommending to any person the purchase or sale of Units, Oakbrook will use its best efforts to determine that the purchase of Units is a suitable and appropriate investment for each prospective purchaser, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments, the prospective purchaser’s financial situation and needs, and any other information known by Oakbrook through the review of its offeree questionnaire completed by such prospective purchaser. Oakbrook will maintain in its files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser for at least six years.

Pursuant to the Placement Agent Agreement, Oakbrook has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, Oakbrook has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, the NFA, state securities administrators and any other regulatory or self-regulatory body. Oakbrook has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

The Placement Agent Agreement will become effective on the first full Business Day after the Registration Statement becomes effective. Unless terminated earlier, it will terminate at the conclusion of the Continuous Offering Period. The Placement Agent Agreement may be terminated by Oakbrook, at Oakbrook’s option, by giving 30 days’ advance written notice to the applicable Funds, the Trust and the Managing Owner, in the event (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the applicable Funds, the Trust or the Managing Owner which, in the reasonable judgment of Oakbrook, renders it inadvisable to proceed with the offer and sale of the Units; (ii) the Registration Statement and/or the Prospectus has not been amended reasonably promptly after written request by Oakbrook for it to be so amended because an event has occurred which, in the reasonable opinion of securities counsel for Oakbrook, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; (iii) there has been a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by Oakbrook, in its reasonable discretion, that such limitations would materially impede the Trust’s or the applicable Fund’s trading activities or make the offering or delivery of Units impossible or impractical; or (iv) there has been a declaration of a banking moratorium by Federal, New York or Delaware authorities.

The Managing Owner, the Trust and/or the Fund(s) (solely with respect to such Fund(s)) may terminate the Placement Agent Agreement for any or no reason upon 15 days’ advance written notice to Oakbrook. If the Placement Agent Agreement is terminated only with respect to certain Funds, it shall remain in full force and effect with respect to the remaining Funds, the Trust and the Managing Owner.

Oakbrook shall not be liable to any Fund, the Trust, the Trustee or the Managing Owner for any act or failure to act of Oakbrook in connection with the performance of services under the Placement Agent Agreement, except for acts or omissions on the part of the Selling Agent or its principals or affiliates which constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of Oakbrook contained in the Placement Agent Agreement. Oakbrook will indemnify each Fund, the Trust, the Trustee and the Managing Owner for any act or failure to act for which it is liable under the preceding sentence.

The Managing Owner and each Fund will indemnify and hold harmless Oakbrook and its principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement to which Oakbrook or its principals and affiliates may become subject arising out of or in connection with the Placement Agent Agreement, the transactions contemplated thereby or the fact that Oakbrook is or was a selling agent of the Trust and the Funds arising out of or based upon (i) any untrue statement of material fact contained in the Placement Agent Agreement, the Registration Statement and this Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof, or the Documents, (ii) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of any representation, warranty, covenant or agreement made by the Managing Owner, the Trust or any Fund in the Placement Agent Agreement, except to the extent that any such losses arise out of, relate to, or are based upon any matter (x) for which Oakbrook would be liable under the previous paragraph, or (y) relating to an additional Selling Agent appointed by Oakbrook or an agreement between Oakbrook and such an additional Selling Agent. If a claim for indemnification relates to a specific Fund, such Fund, and no other Fund, shall be responsible for indemnifying the Selling Agent and its principals and affiliates.

Trust Agreement

The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Delaware Statutory Trust Act and by the Amended and Restated Declaration of Trust and Trust Agreement, a copy of which can requested by contacting the Managing Owner at (888) 877-2719. The key features of the Trust Agreement which are not discussed elsewhere in the Prospectus are outlined below, but you should refer to the Trust Agreement for complete details of all of its terms and conditions.

Trustee.  CSC Trust Company of Delaware is the Trustee of the Trust and serves as the Trust’s sole trustee in the State of Delaware. CSC shall serve as the Trustee until the Managing Owner removes CSC as the Trustee or CSC resigns and a successor Trustee is appointed by the Managing Owner. The Trustee is permitted to resign upon 60 days’ advance written notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trustee will be compensated by the Managing Owner or its affiliates (other than the Trust), and the Trustee will be indemnified by the Managing Owner against certain expenses described in the Trust Agreement that the Trustee incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.

The Trustee has not signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the U.S. Federal securities laws for the information contained in this Prospectus and under U.S. Federal and state law with respect to the issuance and sale of Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee’s liability in connection with the issuance and sale of Units, and with respect to the Trustee’s obligations with respect to Units, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See “DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES.”

Management Responsibilities of the Managing Owner.  Under the Trust Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the “tax matters partner” for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust or any Fund, other than certain limited voting rights which are set forth in the Trust Agreement. See “Termination,” “Election or Removal of Managing Owner,” “Exercise of Rights by Limited Owners,” “Meetings” and “Amendments” under this heading below. In the course of the Trust’s management, the Managing Owner may, subject to the approval of a majority of the Limited Owners, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Termination.  Unless earlier dissolved, the term of the Trust and each Fund will expire on August 1, 2050. The Trust will also be dissolved upon the occurrence of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, each of the foregoing events, an Event of Withdrawal, unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner agrees to carry on the business of the Trust and the Funds or within 90 days of such Event of Withdrawal all the remaining owners of Units agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining owners of Units to continue the business of the Trust and to appoint a successor Managing Owner, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority of the NAV of each Fund (not including Units held by the Managing Owner and its affiliates) may elect to continue the business of the Trust and each Fund by forming a new statutory trust, or a Reconstituted Trust, on the same terms and provisions as set forth in the Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust and each Fund). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust;

(b) The occurrence of any event which would make unlawful the continued existence of the Trust;

(c) The failure to sell the Subscription Minimums for all Funds during the Initial Offering Period;

(d) The suspension, revocation or termination of the Managing Owner’s registration as a Commodity Pool Operator under the CE Act, as amended, or membership as a Commodity Pool Operator with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

(d) The Trust becomes insolvent or bankrupt;

(e) Limited Owners of each Fund holding Units representing at least a majority of the NAV of each Fund (excluding Units held by the Managing Owner or any affiliate thereof) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than 90 days prior to the effective date of such termination; or

(f) Determination by the Managing Owner that the Funds’ aggregate net assets in relation to the operating expenses of the Funds make it unreasonable or imprudent to continue the business of the Trust.

A Fund will dissolve at any time upon the happening of any of the following events:

(a) The Trust has been dissolved as described above;

(b) The occurrence of any event which would make unlawful the continued existence of such Fund;

(c) The failure to sell the Subscription Minimum for such Fund during the Initial Offering Period;

(d) Such Fund becomes insolvent or bankrupt;

(e) Limited Owners holding Units representing at least a majority of the NAV of such Fund (excluding Units held by the Managing Owner or any affiliate thereof) vote to dissolve such Fund, notice of which is sent to the Managing Owner not less than 90 days prior to the effective date of such Fund’s termination; or

(f) Determination by the Managing Owner that such Fund’s aggregate net assets in relation to the operating expenses of such Fund makes it unreasonable or imprudent to continue the business of such Fund.

The Managing Owner is not required to, and should not be expected to, obtain any opinion of legal counsel or any other third party prior to determining to dissolve the Trust or any Fund.

Upon dissolution of the Trust or a Fund, the Trust’s or the Fund’s affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Limited Owners as described in the Trust Agreement. To the extent the Trust or any Fund has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all the Funds are terminated, the Trust will terminate.

The Trust Agreement provides that the death, legal disability, bankruptcy or withdrawal of a Limited Owner will not terminate or dissolve the Trust or a Fund in which the Limited Owner is invested (unless such Limited Owner is the sole Limited Owner of the Trust or the Fund) and that the legal representatives of such Limited Owner will have no right to withdraw or value its Units except by redemption of Units pursuant to the Trust Agreement.

Net Asset Value.  The NAV of the Trust and each Fund, as applicable, is equal to total assets minus total liabilities determined on an accrual basis of accounting in accordance with U.S. generally accepted accounting principles, as described in the Trust Agreement. The Managing Owner will calculate net asset value for the Trust and each Fund each Business Day.

Notional Net Asset Value.  The NNAV of a Fund is equal to the net asset value of a Fund, taking into account in the case of the Accelerated Core Funds any notional funding or value utilized by the Funds.

Reports and Accounting.  The Trust maintains its books on the accrual basis. The financial statements of each Fund will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by independent certified public accountants designated by the Managing Owner, in its sole discretion. The Managing Owner shall submit any information, including but not limited to reports and statements required to be distributed to Limited Owners, required to be filed with any official or agency of a state in which Units of the Trust are registered to such official or agency. Each Limited Owner will be furnished with unaudited monthly and certified annual reports containing such information as may be required under applicable laws or regulations. Current monthly and annual reports will accompany this Prospectus to all new Limited Owners after trading in a Fund commences. The CFTC requires that an annual report be provided not later than 90 days after the end of each fiscal year of the Trust or the permanent cessation of trading as defined in the CE Act, whichever is earlier, and that the annual report set forth, among other matters:

(a) the NAV of the Trust and each Fund and the NAV per Unit per Fund or the total value of your interest in the Fund, in either case, as of the end of the fiscal year in question and the preceding fiscal year;

(b) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

(c) Statements of Income (Loss) and Changes in Limited Owners’ Capital during the fiscal year and, to the extent applicable, the preceding fiscal year; and

(d) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within 30 days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in NAV during the month.

The Statement of Income (Loss) must set forth, among other matters:

(a) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

(b) the change in unrealized net gain or loss on commodity interest positions during the month;

(c) the total amount of net gain or loss during the month from all other transactions in which a Fund is engaged; and

(d) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

The Statement of Changes in NAV must itemize the following:

(a) the NAV of each Fund as of the beginning and end of the month;

(b) the total amount representing additions to the Fund during the month;

(c) the total amount representing redemptions of Units during the month;

(d) the total net income or loss of each Fund during the month; and

(e) the NAV per Unit or the total value of your interest in the Fund as of the end of the month.

The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Custodian, the Selling Agents or any affiliate of any of the foregoing.

Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

The Managing Owner currently intends to seek relief from the CFTC from the requirement that certified audited financial statements for the fiscal year 2007 be prepared and delivered by the Trust and the Funds.

Upon request, the Managing Owner will make available to any Limited Owner the net asset value per Unit for each Fund and the Trust. After the Initial Offering Period, the Managing Owner intends to make the net asset value of each Fund publicly available on its website at www.brookshirerawmaterialsfunds.com, which website and the information thereon are not, and shall not be, deemed to be incorporated by reference in this Prospectus. Monthly account statements will be mailed to Limited Owners.

Each Limited Owner will be notified of any decline in the NAV per Unit of Funds held by him or her to less than 50% of the NAV per Unit of such Funds as of the last Valuation Point. Included in such notification will be a description of the Limited Owners’ voting and redemption rights. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above.

In addition, the Managing Owner will furnish you with tax information in a form which may be utilized in the preparation of your U.S. Federal income tax returns which is anticipated to be distributed no later than March 15.

The Managing Owner will maintain for a period of at least eight fiscal years all books of account, a list of all Limited Owners, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, copies of each Fund’s Federal, state and local income tax returns and reports, if any, and a record of the information obtained to indicate that an investment in Units is suitable and appropriate for each Subscriber. The Managing Owner will maintain for a period of at least six fiscal years, copies of any written trust agreements, subscription agreements and financial statements of the Trust and each Fund.

Upon request by a Limited Owner or its representative, and payment by the Limited Owner of the cost of reproduction and mailing (if applicable), the Managing Owner will make available for inspection during normal business hours a copy of the list of Limited Owners for the applicable Fund, or furnish a copy of such list to the Limited Owner or its representative within ten Business Days of the request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the applicable Fund, including matters relating to a Limited Owner’s voting rights or the exercise of a Limited Owner’s rights under federal proxy law. The Limited Owner requesting such list will be required to give written assurance that the list will not be used for any commercial purpose. Limited Owners and their representatives will be permitted access to review all other records of the Trust, and each Fund in which they own Units, upon reasonable written notice, at any time during the business hours of the Trust.

Each Limited Owner will be notified of any material change in the advisory agreements or in the compensation of any party within seven Business Days thereof and will be provided with a description of any material effect on the Units such changes may have.

Distributions.  The Managing Owner does not anticipate making distributions to the Limited Owners as all earnings of a Fund will normally be reinvested in the relevant Fund. Distributions may be in cash or in kind in the sole discretion of the Managing Owner and has sole discretion in determining the amount and frequency of distributions. However, a Limited Owner has the right to redeem a portion or all of its Units in accordance with the redemption procedures contained in the Trust Agreement. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above. In the event any type of distribution is declared, each Limited Owner will receive an amount of such distribution in proportion to the interest in the relevant Fund held by such Limited Owner, as of the record date of distribution. Any distribution obligation shall become a liability of the relevant Fund for purposes of calculating net asset value as of the date of its declaration until it is paid. See “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS — Treatment of Cash Distributions and Redemptions” for the income tax effect of such distributions.

Sharing of Profits and Losses.  Each Limited Owner in a Fund has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Fund. For the purposes of a Limited Owner’s book capital account, at the end of each Business Day, the amount of any increase or decrease in the net asset value per Unit from the preceding Business Day is credited to or charged against the book capital account of each Limited Owner for that Fund.

For purposes of a Limited Owner’s tax capital account, all items of income, gain, loss and deduction of each Fund will be allocated among holders of the Units in such Fund at the end of each fiscal year of the Trust. The allocation will be made as follows: First, all items that arise other than from a disposition of Fund assets will be allocated among the Limited Owners based on their respective book capital accounts as of the days on which such items arose. Second, each Fund’s aggregate recognized gain, if any, shall be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units. Third, each Fund’s remaining aggregate recognized gain, if any, shall be allocated among the Limited Owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all Limited Owners in proportion to their respective book capital account balances. Each Fund’s aggregate recognized loss, if any, shall then be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Fund’s aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all Limited Owners who were Limited Owners in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a Unit (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Unit would cause the tax capital account balance of such Unit to be reduced below zero.

Liability of the Funds.  The Trust has been formed in a manner and with the intention that each Fund will be liable only for obligations attributable to such Fund and Limited Owners will not be subject to the losses or liabilities of any Fund in which they have not invested. The Trust Agreement provides that in the event that any creditor or Limited Owner in any particular Fund asserts against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. The Trust Agreement further provides that the debts, liabilities, obligations, claims and expenses incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets (to the extent of the Managing Owner’s investments in a Fund), and not against any other Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in a Fund. This limitation on liability is referred to as the “Inter-Fund Limitation on Liability.” The Inter-Fund Limitation on Liability is expressly provided for under Section 3804(a) of the Delaware Statutory Trust Act (Trust Act), which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Fund will be enforceable only against the assets of such Fund and not against the Trust generally.

In furtherance of the Inter-Fund Limitation on Liability, every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund, to the maximum extent possible will consent in writing, to: (i) the Inter-Fund Limitation on Liability with respect to such party’s claims or Units; (ii) voluntarily reduce the priority of its claims against any Units in the Trust or any Fund or their respective assets, such that its claims and Units are junior in right of repayment to all other parties’ claims against and Units in the Trust or any Fund or their respective assets, except that (a) Units in the particular Fund that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) bona fide claims against a Fund where recourse for the payment of such claims was, by agreement, limited to the assets of such Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Fund and (iii) a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency claim (i.e. the difference, if any, between the amount of the claim and the value of the collateral) treated as an unsecured claim against the Trust generally or any other Fund.

Limited Owner Liability.  Each Limited Owner’s capital contribution is subject to the risks of each Fund’s trading and business. The Trust Act and the Trust Agreement provide that, except to the extent otherwise provided in the Trust Agreement, a Limited Owner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that a Limited Owner or the Trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject a Limited Owner to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Fund’s assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust or a Fund, to the maximum extent possible, contain a statement that such obligation may only be enforced against the assets of the applicable Fund (provided that the omission of such disclaimer is not intended to create personal liability for any Limited Owner). Thus, subject to the exceptions set forth in the Trust Agreement and described below, a Limited Owner’s risk of incurring financial loss beyond his or its investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Fund itself would be unable to meet its obligations. Moreover, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust’s assets as if it were the general partner of a limited partnership, to the extent of the Managing Owner’s ownership of Units in the applicable Fund.

In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust’s profits, the Trust Agreement provides that a Limited Owner may incur liability: (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Limited Owner’s allocable share of Trust income, in which case such Limited Owner shall be liable for the repayment of such amounts; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust’s business; (iii) to indemnify the Trust and each Limited Owner against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your Unit in violation of the Trust Agreement; (iv) if the Subscription Agreement you delivered in connection with your purchase of Units contains misstatements and (v) for those fees and expenses that are described in this Prospectus as being payable by Limited Owners.

Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against a Limited Owner with respect to amounts distributed to the Limited Owner or amounts received by the Limited Owner upon redemption of Units unless under Delaware law the Limited Owner is liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Trust Agreement, each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust’s assets will be the obligation of the Managing Owner, to the extent of the Managing Owner’s ownership of Units in the applicable Fund.

Election or Removal of Managing Owner.  The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Units representing at least a majority (over 50%) of the net asset value of each Fund (excluding Units held by the Managing Owner and its affiliates). The Managing Owner may voluntarily withdraw as managing owner of the Trust or a Fund provided that it gives the Limited Owners and the Trustee 120 days’ prior written notice. If the Managing Owner elects to withdraw as Managing Owner of the Trust or a Fund and it is the sole Managing Owner, Limited Owners holding Units representing at least a majority (more than 50%) of the net asset value of each Fund with respect to the Trust, or the applicable Fund (not including Units held by the Managing Owner and its affiliates) may vote to elect, effective as of a date on or prior to such withdrawal, a successor managing owner to carry on the business of the Trust or the applicable Fund. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Trust Agreement further provides that in the event of the removal or withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its Units at their net asset value as of the next permissible redemption date. See “TRANSFERABILITY, REDEMPTION AND EXCHANGE OF UNITS — Redemption of Units,” above.

In the event that the Managing Owner withdraws or is removed the License Agreement will terminate. See “SUMMARY OF AGREEMENTS — License Agreement.”

Exercise of Rights by Limited Owners.  Amendments to the Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units representing at least 10% of the net asset value of each Fund (excluding Units held by the Managing Owner and its affiliates). However, if a proposed amendment affects only a certain Fund, such amendment may be proposed by the Managing Owner or Limited Owners holding Units representing at least 10% of the net asset value of the affected Fund(s) (excluding Units held by the Managing Owner and its affiliates). Other than as provided below, amendments become effective upon the approval of Limited Owners holding Units representing at least a majority (more than 50%) or any higher percentage required by law of the net asset value (excluding Units held by the Managing Owner and its affiliates) of each Fund, or of each affected Fund, as the case may be. See “Amendments” below.

Limited Owners holding Units representing at least a majority (more than 50%) of the net asset value of each Fund (excluding Units held by the Managing Owner and its affiliates) may vote to dissolve the Trust upon 90 days’ prior notice to the Managing Owner. Limited Owners holding Units representing at least a majority (more than 50%) of the net asset value of a Fund (excluding Units held by the Managing Owner or its affiliates) may vote to dissolve such Fund upon 90 days’ notice to the Managing Owner. Additionally, Limited Owners holding Units representing at least a majority (more than 50%) of the net asset value of each Fund (excluding Units held by the Managing Owner and its Affiliates) with each Fund voting separately as a class may vote to: (i) remove the Managing Owner on 60 days’ prior written notice to the Managing Owner, (ii) elect one or more additional Managing Owners, (iii) elect a successor managing owner in the event the Managing Owner withdraws as Managing Owner and is the sole managing owner of the Trust, (iv) approve the termination of any agreement between the Trust and/or a Fund and the Managing Owner or its affiliates for any reason, without penalty, on 60 days’ prior written notice, and (v) approve a material change in the trading policies of the Trust or a Fund.

Indemnification.  To the maximum extent permitted by applicable law, each Fund will, as an Extraordinary Fee and Expense, indemnify and hold harmless the Managing Owner (which, for purposes of indemnification includes the Managing Owner and applicable officers, managers, employees, agents and affiliates) (a) in full against any liability or loss suffered by the Managing Owner in connection with the Managing Owner’s activities in respect of such Fund and (b) for such Fund’s pro rata share of any liability or loss suffered by the Managing Owner in connection with the Managing Owner’s activities in respect of the Trust, if the Managing Owner was acting on behalf of or performing services for the Trust or the applicable Fund and determined, in good faith, that such course of conduct was in the best interests of the Trust or the applicable Fund and such liability or loss was not the result of negligence, misconduct or a breach of the Trust Agreement on the part of the Managing Owner. Any such indemnification will only be recoverable from the assets of each Fund or the applicable Fund, as the case may be. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. Any such indemnification of the Managing Owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Trust Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Fund (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust, or a Fund, as applicable; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay to the applicable Fund the advanced funds with the appropriate legal rate of interest, in the event indemnification is held not to be permitted. No indemnification of the Managing Owner is permitted for liabilities or expenses arising from an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification in actions involving alleged Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC and any other applicable state securities regulatory authority where the Units are offered or sold, with respect to the issue of indemnification for securities law violations. The Trust Agreement also provides that with respect to any action taken or omitted to be taken by the Managing Owner as “tax matters partner,” the Trust shall indemnify and hold harmless the Managing Owner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Meetings.  The Funds are not required to, and except as required by the Trust Agreement or applicable laws, do not intend to hold annual meetings. The Managing Owner may call a meeting of Limited Owners and shall, upon written request of Limited Owners holding not less than 10% of the net asset value of the outstanding Units of the Trust or applicable Fund (excluding Units owned by the Managing Owner and its affiliates), call a meeting of Limited Owners for any matters for which the Limited Owners may vote.

Amendments.  In addition to the provisions related to amendments described above under the heading “Exercise of Rights by Limited Owners,” the Managing Owner is entitled, without the approval of, or notice to, Limited Owners, make amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or this Registration Statement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or this Registration Statement which will not be inconsistent with the provisions of the Trust Agreement or this Registration Statement, or (iii) the Managing Owner deems necessary or advisable, provided, however, that no amendment shall be adopted contrary to the restrictions contained within the Trust Agreement. In addition, the Managing Owner may, without the approval of Limited Owners, amend the provisions of the Trust Agreement relating to the allocations and distributions among holders of Units if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for federal income tax purposes. Any such amendment will be disclosed in the next regularly scheduled report to the Limited Owners.

Notwithstanding the above, no amendment or change may be made to the Trust Agreement, any material contract relating to the Funds or any matter relating to the management or administration of the Funds which, in the opinion of the counsel to the Funds, would jeopardize or adversely affect in any manner whatsoever, the limited liability of the Limited Owners of the Fund and no Limited Owner of the Funds shall be permitted to effect, consent to or approve, in any manner whatsoever, such amendment or change, whether or not such amendment or change is required by law or the policies of applicable securities regulatory authorities in effect from time to time.

Fiscal Year.  The Trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on August 16, 2006, the date the Trust Certificate was filed, and (ii) the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.

Fiduciary Duties.  Under the Trust Agreement, none of the Managing Owner or any of its officers, managers, employees, agents and affiliates, or a Covered Person, will have any liability to the Trust, any Fund or any owner of Units for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if (i) such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund, and (ii) such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof; any return of capital or profits pursuant to the Trust Agreement will be made solely from the assets of the Trust or the applicable Fund, as the case may be, without any rights of contribution from the Managing Owner or any other Covered Person. Good faith reliance on the preceding protective provisions by any Covered Person constitutes a defense against fiduciary duty and similar claims by a Fund, the Trust or any owner of Units.

In addition, except as expressly provided in the Trust Agreement, whenever a conflict of interest exists or arises between the Managing Owner or any of its affiliates, on the one hand, and the Trust, any Fund, the owners of Units or any other person or entity, on the other hand or whenever the Trust Agreement or any other agreement contemplated in the Trust Agreement provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and equitable to the Trust, any Fund, the owners of Units or any other person or entity, the Managing Owner will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner will not constitute a breach of the Trust Agreement or any other contract contemplated in the Trust Agreement or of any duty or obligation of the Managing Owner or the Covered Person at law or in equity or otherwise.

The Managing Owner and its Covered Persons may engage in or possess an interest in other profit seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner or any of its Covered Persons. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, and neither the Managing Owner nor any Covered Person shall be liable to the Trust, any Fund, the owners of Units or any other person or entity for breach of any fiduciary or other duty by reason of the fact that the Managing Owner or the Covered Person pursues or acquires for, or directs such opportunity to another person or entity or does not communicate such opportunity or information to the Trust or any Fund. Neither the Trust, any Fund, the owners of Units or any other person or entity shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Managing Owner and any Covered Person may engage or be interested in any financial or other transaction with the Trust, any Fund, the owners of Units or any other person or entity.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material United States (U.S.) federal income tax considerations associated with the purchase, ownership and disposition of a Unit as of the date hereof by a U.S. Limited Owner (as defined below). Except where noted, this discussion deals only with a Unit held as a capital asset by an individual U.S. Limited Owner whose functional currency is the U.S. dollar and who acquired such Unit upon its original issuance and does not address special situations, such as where a Limited Owner is:

•	a dealer in securities, or currencies;

•	a financial institution;

•	a regulated investment company, other than the application of certain qualification requirements to an investment in a Unit;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding a Unit as a part of a hedging, integrated or conversion transaction;

•	a trader in securities or a dealer or trader in commodities that elects to use a mark-to-market method of accounting for its securities or commodity holdings; or

•	a person liable for alternative minimum tax.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), the Treasury Regulations promulgated thereunder (the “Treasury Regulations” or “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof. These authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, and so could result in U.S. federal income tax consequences different from those described below.

A “U.S. Limited Owner” of a Unit means a beneficial owner of a Unit that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Limited Owner” of a Unit means a beneficial owner of a Unit that is not a U.S. Limited Owner.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds one or more Units, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding one or more Units, the discussion below may not be applicable and so we urge you to consult your own tax adviser for the U.S. federal tax implications of the purchase, ownership and disposition of such Units.

No statutory, administrative or judicial authority directly addresses the U.S. federal income tax treatment of a Unit or an instrument similar to a Unit. As a result, neither the Trust nor the Funds can assure a Limited Owner that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax analysis described herein. If a statutory, administrative or judicial authority provides for a treatment different from that described below, such authority could adversely affect the U.S. federal income tax consequences of investing in a Unit. The summary below of U.S. federal income tax implications of investment in a Unit is not a substitute for careful tax planning, and a complete discussion of all the tax implications of such an investment is beyond the scope of this discussion. If you are considering the purchase of a Unit, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of a Unit, as well as any consequences to you arising under the laws of any other taxing jurisdiction (including state and local tax consequences within and outside the United States).

Status of Each Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Managing Owner of the Trust, in the opinion of Crowell & Moring LLP, the Trust will, more likely than not, not be treated as a separate entity for U.S. federal income tax purposes, but rather each Fund will, more likely than not, be classified as a separate partnership for U.S. federal income tax purposes. The IRS has not issued precedential guidance on whether funds of this sort that are series in a Delaware statutory trust should be treated as separate partnerships for tax purposes; accordingly, it is possible that the IRS could treat the Trust as a single partnership and each Fund as a division thereof. The factual representations upon which Crowell & Moring LLP has relied are: (a) each Fund has not elected and will never elect to be treated as a corporation for U.S. federal income tax purposes; and (b) for each taxable year, 90% or more of the each Fund’s gross income will be qualifying income.

A partnership is generally not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships (“PTPs”) are, as a general rule, taxed as corporations. While there is not now, nor is there expected to be, a primary or secondary trading market for a Unit in any Fund, there can be no assurance that the IRS will not assert that a Fund should be treated as a PTP taxable as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of regulated futures contracts with respect to commodities, income and gains derived from regulated futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of any Fund for U.S. federal income tax purposes or whether any Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether each Fund will continue to meet the qualifying income exception is a matter that will be determined by such Fund’s operations and the facts existing at the time of future determinations. However, the Managing Owner will use its best efforts to cause each Fund to operate in such manner as is necessary for each Fund to continue to meet the qualifying income exception.

However, on June 14, 2007, the Chairman and the Ranking Republican Member of the U.S. Senate Committee on Finance introduced legislation that would tax as a corporation any publicly traded partnership that directly or indirectly derives income from investment adviser or asset management services. Under the proposed bill, the qualifying income exception from corporation treatment does not apply to a publicly traded partnership that, directly or indirectly, has any item of income or gain (including capital gains or dividends), the rights to which are derived from investment adviser or asset management services provided by any person as an investment adviser or as a person associated with an investment adviser. On June 20, 2007, similar legislation was introduced in the House of Representatives.

The Managing Owner does not intend to operate the Funds in such a way that the Funds would provide investment advisor or asset management services or receive income for providing these services. However, the current version of the proposed legislation would apply if the Fund directly or indirectly has any item of income or gain derived from these services.

If a Fund is determined to be a PTP and the Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent, which is cured within a reasonable period of time after the discovery of such failure and with respect to which adjustments or payments required by the IRS are made), or the qualifying income exception is otherwise unavailable, the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to each Limited Owner in liquidation of such Limited Owner’s interest in the company. This contribution and liquidation generally should be tax free to the Limited Owner and such Fund so long as such Fund, at that time, does not have liabilities in excess of its tax basis in its assets, and so long as any deemed distribution of cash due to any decrease in a Limited Owner’s share of the Fund’s liabilities pursuant to Code Section 752 does not exceed such Limited Owner’s adjusted basis in her or his Units. Thereafter, such Fund would be treated as a corporation for U.S. federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to each Limited Owner, and a Fund’s net income would be taxed to it at the income tax rates applicable to a domestic corporation. In addition, any distribution made by such Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Limited Owner’s tax basis in her or his Units, or taxable capital gain, after the Limited Owner’s tax basis in her or his Units is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a Limited Owner’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Units.

The discussion below is based on Crowell & Moring LLP’s opinion (based on and subject to the assumptions stated above) that each Fund will, more likely than not, be classified as a separate partnership that is not subject to corporate income tax for U.S. federal income tax purposes. However, this conclusion is not free from doubt. In the view of Crowell & Moring LLP (based on and subject to the assumptions stated above), if the Trust as a whole is treated as a single entity for U.S. federal income tax purposes, the Trust would be treated as a partnership, and not a corporation, for those purposes. If the Trust is treated as a single partnership and each Fund as merely a division of that partnership with no separate U.S. federal income tax status, the Trust would not be liable for U.S. federal income tax on its income, but it is possible that a Limited Owner may face different, and possibly less favorable, income tax consequences from those described below. For example, if each Fund is not treated as a separate partnership, a Limited Owner would not be entitled to deduct any loss with respect to her or his investment in any such Fund upon a complete redemption of such Limited Owner’s Units in such Fund if such Limited Owner retained any Units in any other Fund.

U.S. Limited Owner

Treatment of Each Fund’s Income

A partnership does not incur U.S. federal income tax liability. Accordingly, each Limited Owner is required to include in income her or his allocable share of each Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the Limited Owner’s taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of the amount, if any, of cash distributions that are made by the partnership. Thus, a Limited Owner may be required to take into account taxable income without a corresponding current receipt of cash. In addition, a Limited Owner may not be able to deduct, in whole or in part, such Limited Owner’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.

To the extent that a Fund in which a Limited Owner invests holds debt instruments in its portfolio, the Limited Owner takes into account her or his share of ordinary income realized by that Fund from accruals of interest on debt instruments held in the Fund’s portfolio. A Fund may hold debt instruments with “original issue discount,” in which case a Limited Owner is required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. A Fund may also acquire debt instruments with “market discount.” When such obligations are disposed of, gain is generally be required to be treated as interest income to the extent of the market discount, and a Limited Owner is required to include as ordinary income her or his share of such market discount that accrued during the period the obligations were held by the Fund.

The Code provides special rules of taxation for “section 1256 contracts” within the meaning of Code Section 1256(b) (“Section 1256 Contracts”). It is expected that each Fund will enter into futures contracts on U.S. exchanges and that these contracts will be taxed as Section 1256 Contracts. For U.S. federal income tax purposes, each Section 1256 Contract held by a Fund at the end of its taxable year is treated as if such contract were sold by the Fund at its fair market value on the last business day of the taxable year. Subject to certain limitations on the deductibility of losses, each Limited Owner with respect to a Fund takes into account her or his pro rata share of the gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sale or termination of the Fund’s obligations under such contracts. If a Section 1256 Contract held by the Fund at the end of a taxable year is actually sold or terminated in a subsequent year, the amount of any gain or loss realized on the sale is adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Gain and loss from a Section 1256 Contract generally is characterized as short-term capital gain or loss to the extent of 40% of the gain or loss and as long-term capital gain or loss to the extent of 60% of the gain or loss. A noncorporate Limited Owner may elect to carry back a net Section 1256 Contract loss to each of the 3 preceding years. A loss carried back to a prior year may be deducted only to the extent that (1) the loss does not exceed the net gain on Section 1256 Contracts for that year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

To the extent that a Fund enters into contracts other than Section 1256 Contracts (including, but not limited to, futures contracts on exchanges outside the U.S.), gain or loss with respect to such contracts is characterized as capital gain or loss, and is taken into account for U.S. federal income tax purposes only when realized.

Certain of the activities of the Fund may be characterized as “Section 988 transactions.” Section 988 transactions include (i) the acquisition of a debt instrument or becoming the obligor under a debt instrument, (ii) accruing (or otherwise taking into account) any item of expense or income or receipts which is to be paid or received after the date on which it is accrued or taken into account, or (iii) entering into or acquiring any forward contract, futures contract, option or similar financial instrument, where, for any of (i)-(iii) above, the amount the taxpayer is entitled to receive (or is required to pay) by reason of the transaction is (1) denominated in terms of a nonfunctional currency, or (2) is determined by reference to the value of one or more nonfunctional currencies.

It is expected that Canadian Dollar denominated debt instruments will be purchased by each of the CDN Funds (i.e., the Core CDN Fund, the Agriculture CDN Fund, the Metals CDN Fund, the Energy CDN Fund, and the Accelerated Core CDN Fund). For a taxpayer with a United States Dollar functional currency, sale and accrual of interest with respect to such debt instruments, among other things, results in foreign currency gain or loss calculated under Section 988 of the Code. In addition, there may be foreign currency gain or loss resulting from market discount or bond premium associated with the Canadian Dollar debt instruments.

There may also be foreign currency gain or loss generated in connection with other activities of each of the CDN Funds or each of the USD Funds (i.e., the Funds that are not CDN Funds), including, but not limited to, in connection with futures contracts entered into by each of the Funds on exchanges or markets outside the United States.

In general, foreign currency gain or loss is computed separately from the underlying transaction and treated as ordinary income or loss (as the case may be). Calculation of foreign currency gain or loss is complex and a Limited Owner is advised to consult with her or his tax adviser on this matter.

Special tax rules apply to positions that are part of a “straddle.” A straddle consists of two or more offsetting positions with respect to personal property. If a taxpayer incurs a loss on the disposition of any position that is part of a straddle, recognition of the loss is deferred for tax purposes until the taxpayer recognizes gain in the offsetting position(s) in the straddle (or successor position, or offsetting position to the successor position). Interest and carrying charges allocable to a position which is part of a straddle are capitalized, and cannot be deducted currently (the “capitalization rules”). Other tax consequences also flow from holding a straddle.

For purposes of the straddle rules, a Limited Owner is, in general, treated as holding the positions of the Fund or Funds in which the Limited Owner has invested. Thus, positions held by a Fund may result in the limiting of the deductibility of realized losses sustained by a Limited Owner on positions the Limited Owner holds outside the Fund in which the Limited Owner has invested, and positions held by a Limited Owner outside such Fund may result in the limiting of the deductibility of losses sustained on positions held by the Fund. Similarly, the principle that a Limited Owner may be treated as holding positions in a Fund in which the Limited Owner has invested also applies with respect to the capitalization rules described above.

For tax reporting purposes, a taxpayer is required to disclose all unrecognized gains with respect to straddle positions held by the taxpayer at the end of the taxable year.

Allocation of Each Fund’s Profits and Losses

A Limited Owner must pay tax on her or his distributable share of the income and gains, if any, of each Fund in which she or he holds one or more Units for each year even if the Fund does not make any cash distribution to such Limited Owner.

For U.S. federal income tax purposes, a Limited Owner’s distributive share of each Fund’s income, gain, loss, deduction and other items is to be determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations are determined in accordance with the “partners’ interests in the partnership.”

For book capital account purposes, the income, gains and losses of each Fund generally will be allocated on a daily basis (based on relative book capital accounts) among the Limited Owners who hold Units in the Fund. To the extent possible the Fund’s profits and losses (exclusive of gains and losses from the disposition of the Fund’s assets) shall be allocated for tax purposes in accordance with such book capital account allocations. If a Limited Owner redeems one or more Units in a Fund or exchanges one or more Units in a Fund for Units in another Fund, then, to the extent possible, such Limited Owner will be allocated for tax purposes a disproportionate amount of the Fund’s gains and losses if necessary to increase or decrease, as the case may be, such Limited Owner’s adjusted tax basis in the redeemed or exchanged Units to the value of such Units. This has the effect of causing the Limited Owner to recognize immediately before any such redemption or exchange a tax gain or tax loss equal to the appreciation or depreciation in the redeemed or exchanged Units. Therefore, assuming that such allocations are respected, it is unlikely that a Limited Owner will recognize a material amount of gain or loss on the actual redemption or exchange of a Unit. A Limited Owner’s tax basis in her or his Units generally equals the amount that such Limited Owner paid for such Units, increased by income or gains allocated to the Limited Owner with respect to such Units and decreased (but not below zero) by distributions, deductions and losses allocated to such Limited Owner with respect to such Units. Remaining gains or losses from dispositions shall be allocated for tax purposes so as to first reduce any disparities between book capital accounts and tax capital accounts in the manner set forth in the Trust Agreement.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a Limited Owner for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be changed.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, large investment partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to each Limited Owner in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is therefore possible that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact a Limited Owner.

Section 754 Election

Each Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, cannot be revoked without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a Limited Owner purchasing a Unit (other than from a Fund) to adjust her or his proportionate share of the basis in the Fund’s assets, called the “inside basis,” pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the Limited Owner’s Units), as if she or he had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of a Unit and is not added to the bases of the Fund’s assets associated with all of the other Limited Owners. Depending on the relationship between a Limited Owner’s purchase price for a Unit and her or his unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Limited Owner as compared to the amount of gain or loss the Limited Owner would be allocated absent the Section 754 election.

The making of such Code Section 754 election by a Fund also entails (1) increases to the adjusted basis of a Fund’s assets to the extent of certain gains with respect to distributions to a Limited Owner, and (2) decreases to the adjusted basis of a Fund’s assets to the extent of certain losses with respect to distributions to a Limited Owner, in each case as provided by Code section 734(b). As discussed above, the Trust Agreement provides for tax allocations to the capital account of a Limited Owner that is being redeemed that, if respected, would make it unlikely that such Limited Owner would recognize a material amount of gain or loss on redemption.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of large investment partnerships. Therefore, if a Fund makes the election under Code Section 754, it is expected that the Fund will apply certain conventions in determining and allocating the Code Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each Limited Owner’s secondary market transactions in her or his Units as well as issuances and redemptions of Units. The Fund will seek such information from the holders of Units, and, by purchasing Units, each holder of Units is deemed to have consented to the provision of such information. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from holders of Units or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Limited Owner’s outside basis in her or his share of the Fund’s Units and her or his share of inside basis.

Constructive Termination

A Fund is considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Units of the Fund within a 12-month period. (However, the issuance or redemption of Units by a Fund is not a sale or exchange for this purpose.) A constructive termination results in the closing of the Fund’s taxable year for all Limited Owners. In the case of a Limited Owner reporting on a taxable year other than the taxable year used by the Fund (which is expected to be a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of the Fund’s taxable income or loss being includable in such Limited Owner’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Code Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

The Trust Agreement prohibits transfers of Units that would result in 49% of any Fund’s capital and profits, as determined by the Managing Owner, having been transferred within a 12-month period, subject to certain exceptions.

Treatment of Cash Distributions and Redemptions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in her or his partnership interest. Thus, any cash distributions made by a Fund are taxable to a Limited Owner only to the extent such distributions exceed the Limited Owner’s tax basis in the Units she or he is treated as owning (see “— Tax Basis in Fund Units” below). Any cash distributions in excess of a Limited Owner’s tax basis generally are considered to be gain from the sale or exchange of the Units (see “— Disposition of Units” below).

In light of the Managing Owner’s stated intent to reinvest all earnings of a Fund and the disproportionate allocation of a Fund’s gain or loss to Units that are redeemed or exchanged during the year so as to equalize the adjusted tax basis and value of such Units immediately before such redemption or exchange, it is likely that, if such allocations are respected, the amount of cash distributed on a redemption or deemed to be distributed on an exchange would equal a redeeming or exchanging Limited Owner’s adjusted tax basis and, therefore, such distribution will not result in any material amount of gain or loss.

U.S. federal income tax rules do not permit the recognition of a loss upon a partial redemption of a Unit in a Fund. If a Limited Owner receives a cash payment in complete redemption of all of her or his Units in a Fund, such Limited Owner generally recognizes gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the adjusted tax basis of the Units. However, as discussed above, the law is not clear as to whether each Fund should be treated as a separate partnership for U.S. federal income tax purposes or whether the Trust is a single partnership. It is therefore possible that, if all of a Limited Owner’s Units in a given Fund were redeemed but such Limited Owner held Units in another Fund after such redemption, the IRS could treat such redemption as a partial redemption and disallow any loss on such redemption. Any gain or loss that is recognized on a redemption of Units is characterized as long-term or short-term capital gain or loss depending on whether the Limited Owner held the Units for more than one year (see “— Disposition of Units” below).

If the assumptions stated above are accepted for U.S. federal income tax purposes, exchanges of one or more Units in one Fund for one or more Units in another Fund will be treated as redemptions of the Units surrendered followed by the purchase of Units in the new Fund, with the fair market value of the Units received in the exchange treated as the amount of the redemption payment. Therefore, in the unlikely event that the fair market value of the Units received in such an exchange exceeded the adjusted basis of the Units surrendered in the exchange, a Limited Owner would recognize taxable gain for U.S. federal income tax purposes to the extent of the difference.

Disposition of Units

If a U.S. Limited Owner transfers one or more Units in a sale or other taxable disposition, the U.S. Limited Owner is generally required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Limited Owner’s adjusted tax basis in the partnership interests deemed sold. The amount realized in effect includes the U.S. Limited Owner’s share of a Fund’s liabilities, as well as any proceeds from the sale. Any gain or loss recognized is generally taxable as capital gain or loss. Capital gain of a noncorporate U.S. Limited Owner is eligible to be taxed at capital gain rates where the Unit deemed sold is considered held for more than one year. Capital gain of corporate U.S. Limited Owners is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Limited Owner on a sale of a Unit is generally deductible only against capital gains, except that a noncorporate U.S. Limited Owner may also offset up to three thousand dollars ($3,000) (one thousand five hundred dollars ($1,500) if the Limited Owner is married and filing separately) per year of ordinary income.

Tax Basis in Fund Units

A U.S. Limited Owner’s initial tax basis in each Unit she or he is treated as holding equals the sum of (a) the amount of cash paid by such U.S. Limited Owner for her or his Unit and (b) such U.S. Limited Owner’s share of the Fund’s liabilities. A U.S. Limited Owner’s tax basis in each Unit she or he is treated as holding is increased by (a) the U.S. Limited Owner’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Limited Owner’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Limited Owner’s share of the Fund’s liabilities. A U.S. Limited Owner’s tax basis in each Unit she or he is treated as holding is decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Limited Owner, (b) the U.S. Limited Owner’s share of the Fund’s losses and deductions, (c) the U.S. Limited Owner’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to capital account and (d) any decrease in the U.S. Limited Owner’s share of the Fund’s liabilities.

Deductibility of Losses

A Limited Owner’s ability to deduct losses allocated to such person by a Fund is limited by several rules. A Limited Owner may deduct Fund losses only to the extent of such person’s adjusted tax basis in Units in such Fund. A Limited Owner that is an individual, estate, trust or closely held corporation may deduct losses only to the extent of such person’s “at-risk” amount, which is generally calculated in a manner that is similar to the calculation of the adjusted tax basis of Units, except that the “at-risk” amount does not include any amount borrowed on a “nonrecourse” basis by a Fund or by a Limited Owner from a person with an interest in such Fund (or a person related thereto), and with other modifications and special rules. A Limited Owner should expect that any amounts borrowed by a Fund will be treated as a “nonrecourse” borrowing for this purpose.

A Limited Owner may deduct capital losses only to the extent of short-term or long-term capital gains for the year, plus three thousand dollars ($3,000) (one thousand five hundred dollars ($1,500) if the Limited Owner is married and filing separately).

Thus, a Limited Owner may not be able to deduct all of the losses that a Fund allocates to such Limited Owner in the year in which those losses are allocated.

Capital losses that a Limited Owner cannot deduct in any year are carried over indefinitely to future years until such losses can be deducted. Similar rules apply to losses limited by a Limited Owner’s adjusted tax basis in the Units or by the “at-risk” rules.

See the discussion of straddles above under “—Treatment of Each Fund’s Income” for additional relevant information.

Limitations on Interest Deductions

The deductibility of a noncorporate U.S. Limited Owner’s “investment interest expense” is generally limited to the amount of that Limited Owner’s “net investment income.” Investment interest expense generally includes interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Limited Owner on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income unless the U.S. Limited Owner elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Limited Owner that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Limited Owner. The Code imposes additional limitations (which have been or are scheduled to be phased out between 2006 and 2010, but also scheduled to be reinstated for tax years beginning after December 31, 2010) on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Miscellaneous itemized deductions are also not deductible in determining the alternative minimum tax liability of a noncorporate U.S. Limited Owner. Each Fund will report such expenses on a pro rata basis to each Limited Owner, and each U.S. Limited Owner will determine separately to what extent such expenses are deductible on such U.S. Limited Owner’s tax return. A U.S. Limited Owner’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Limited Owner with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Limited Owner for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions. Moreover, a U.S. Limited Owner will not be able to currently deduct the portion of such fees determined to be allocable to organizational or syndication expenses of a Fund, except as described below.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. Each Fund has not yet determined whether it will make such an election. A U.S. Limited Owner’s allocable share of such organizational expenses constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of a Unit (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” roles under Section 469 of the Code. Under these rules, losses from a passive activity generally cannot be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury Regulations, income or loss from each Fund’s investments generally do not constitute income or losses from a passive activity. Therefore, income or loss from each Fund’s investments is not available to offset a U.S. Limited Owner’s passive losses or passive income from other sources.

Tax Reporting by the Funds

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from each Fund. Each Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Limited Owners. Each Fund intends to report to each Limited Owner all necessary items on a tax information statement or some other form as required by law. A Limited Owner is required to report all Fund items on her or his return consistently with the treatment of such items by the Fund, unless the Limited Owner files a statement with the IRS disclosing the inconsistency. If a Limited Owner holds her or his Units through a nominee (such as a broker), it is anticipated that the nominee will provide such Limited Owner with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that a Fund will make available directly to the Limited Owner at a later date, but in time for such Limited Owner to prepare her or his U.S. federal income tax return. Each Limited Owner hereby agrees to allow brokers and nominees to report to a Fund her or his name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations. Please note that, given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by each of the Funds will be undertaken. Therefore, a Limited Owner should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by each Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Trust Agreement, the Managing Owner will be appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner will notify a U.S. Limited Owner of any U.S. federal income tax audit of the Limited Owner’s Fund and will have the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The tax matters partner may bind a Limited Owner with less than a 1% profits interest in a Fund to a settlement with the IRS unless the Limited Owner notifies the IRS that the tax matters partner shall not act on the Limited Owner’s behalf. The Trust Agreement provides that this notification, if made, is also to be provided to the Managing Owner. The decision in any judicial proceeding initiated by the tax matters partner will be binding on each U.S. Limited Owner. As the tax matters partner, the Managing Owner will have the right on behalf of each Limited Owner to extend the statute of limitations relating to the Limited Owner’s U.S. federal income tax liability with respect to Fund items.

A U.S. federal income tax audit of any Fund’s information return may result in an audit of the returns of a U.S. Limited Owner, which, in turn, could result in adjustments of items of a Limited Owner that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Limited Owner, might not take a position that differs from the treatment thereof by the Fund. A U.S. Limited Owner would be liable for interest on any deficiencies that resulted from any adjustments. A U.S. Limited Owner should also recognize that she or he might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in the Limited Owner’s return, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, a U.S. Limited Owner may be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Fund or paid by the Fund on behalf of a Limited Owner. If a Limited Owner elects to claim a foreign tax credit, she or he must include in her or his gross income, for U.S. federal income tax purposes, both her or his share of the Fund’s items of income and gain, including her or his share of the amount which is deemed to be the Limited Owner’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. The U.S. Limited Owner may then subtract from her or his U.S. federal income tax the amount of such taxes paid or withheld to the extent that a foreign tax credit is available, or else treat such foreign taxes as deductions from gross income; however, as in the case of an investor receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Limited Owner is unable to claim a credit, she or he must include all amounts described above in income. A U.S. Limited Owner is urged to consult her or his tax advisers regarding this election and its consequences.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or a Limited Owner (1) if the Limited Owner incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of one or more Units, or (2) possibly in other circumstances. Furthermore, each Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Units) even if her or his basis in such interests is equal to the amount of cash she or he paid. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. A U.S. Limited Owner is urged to consult her or his tax advisers regarding the tax shelter disclosure rules and their possible application to her or him.

Non-U.S. Limited Owner

A Non-U.S. Limited Owner is advised to consult her or his own tax advisers with respect to the particular tax consequences of an investment in a Unit.

Regulated Investment Companies

A regulated investment company (“RIC”) investing in a Unit is treated as owning a proportionate share of a Fund’s assets and takes into account its allocable share of the Fund’s income, gains and losses when testing the various compliance requirements specifically applicable to a RIC. The IRS has ruled that income from a derivative contract with respect to a commodity or commodity index is not qualifying RIC income (for purposes of Code Section 851(b)(2)), unless the income is derived with respect to the RIC’s business of investing in stock, securities or currencies. Because there is not now, nor is there expected to be, a primary or secondary market for a Unit in any Fund, none of the Funds are expected to meet the definition of a qualified PTP for purposes of the newly created category of qualifying RIC income added to the Code by the American Jobs Creation Act of 2004. If a Fund is not a qualified PTP, a RIC’s investment in a Unit is not counted against the 25% limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Units provided it otherwise can satisfy the qualification requirements. A prospective RIC investor should consult a tax adviser regarding the treatment of an investment in a Fund to it under current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds USD 1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function, less allocable deductions directly connected with such trade or business.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the 12-month period ending with the date of the disposition. If an exempt organization incurs acquisition indebtedness to purchase one or more Units in a Fund (or is treated as owning debt-financed property because of indebtedness incurred by a Fund), income derived from such Units may be UBTI.

The IRS has stated in private rulings (which are binding only as to the specifically identified taxpayers to whom they are addressed) that margin accounts maintained with respect to futures contracts do not create indebtedness and that therefore such contracts are not “debt-financed property.” However, there is no published IRS authority for this view that can be relied upon by taxpayers in general; private rulings have no value as precedent. Since none of the Funds will seek a ruling from the IRS on this issue, there is a risk that a portion of a Fund’s income could be viewed as generated from debt-financed property and therefore constitutes UBTI. Moreover, while the Funds do not intend to borrow money to purchase assets, it is possible that a Fund would borrow money if needed to make redemption payments.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain treated as UBTI is equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the 12-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain treated as UBTI) offsets gains treated as UBTI. Under new rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has UBTI is subject to an excise tax equal to 100% of such income; in view of the potential for UBTI, a Unit is not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

A prospective Limited Owner should consider, in addition to the U.S. federal income tax consequences described herein, potential state and local tax considerations in investing in a Unit.

State and local tax laws often differ from U.S. federal income tax laws. Such differences may include the treatment of specific items of income, gain, loss, deduction and credit, but may also be more pervasive. A Limited Owner’s distributive share of the taxable income or loss of a Fund generally is required to be included in determining her or his reportable income for state and local tax purposes in the jurisdiction in which the Limited Owner is a resident. Each Fund may conduct business in one or more jurisdictions that may subject a Limited Owner to tax (and require a Limited Owner to file an income tax return with the jurisdiction in respect to the Limited Owner’s share of the income derived from that business.) Although each Fund plans to conduct certain activities in Illinois, each Fund expects that a Limited Owner who is a nonresident of Illinois would not be subject to Illinois income taxation on income derived from a Fund unless such Limited Owner’s investment in the Fund is made in connection with a business activity conducted by the Limited Owner in Illinois. A prospective Limited Owner should consult her or his tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Limited Owner is resident.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold (currently at a rate of 28%) on certain payments paid to a noncorporate Limited Owner who does not furnish the Fund with such Limited Owner’s correct taxpayer identification number (in the case of an individual, the social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Limited Owner may be refunded or credited against such Limited Owner’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Other Tax Considerations

A Limited Owner should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of a Unit are not clear under existing law. Thus, a Limited Owner is urged to consult her or his own tax advisers to determine the tax consequences of ownership of a Unit in her or his particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Cassels Brock & Blackwell LLP, Canadian tax counsel to the Trust, the following discussion is a summary of certain Canadian federal income tax considerations in respect of the Trust. This summary is based on the provisions of the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations thereunder as of the date of this prospectus, all specific proposals to amend the Canadian Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current administrative practices of the Canada Revenue Agency.

This summary is also based upon factual representations made by the Managing Owner and the information contained in this prospectus. This summary also assumes full compliance with the Trust Agreement and other relevant documents.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Trust and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. Accordingly, the following description of income tax matters relating to the Trust is of a general nature only and is not intended to constitute advice to any particular Limited Owner. Prospective Limited Owners should consult their own tax advisors with respect to the income tax consequences of investing in Units.

Status of the Trust

The Trust generally will not be liable for tax under the Canadian Tax Act unless it is resident, or deemed to be resident, in Canada for purposes of the Canadian Tax Act, or if it is not resident in Canada unless it: (i) has income from carrying on business in Canada; (ii) realizes a capital gain from the disposition of “taxable Canadian property”; or (iii) has certain Canadian source investment income. As discussed below and on the basis of the foregoing, the Trust should not be liable for income tax under the Canadian Tax Act.

The Trust should not be considered to be resident or deemed to be resident in Canada for purposes of the Canadian Tax Act. Under certain proposals to amend the Canadian Tax Act contained in Bill C-33 which received first reading in the Senate on June 18, 2007, certain trusts that would otherwise be non-residents of Canada will be deemed to be resident in Canada for certain purposes of the Canadian Tax Act. Generally, the Trust will not be deemed to be resident in Canada for a particular taxation year provided it qualifies as an “exempt foreign trust” at December 31 of the particular year. The Trust will be an “exempt foreign trust” at a particular time provided: (i) the Trust has at least 150 Limited Owners who hold Units having a fair market value of at least Cdn. $500; and (ii) no resident of Canada (within the meaning of the Canadian Tax Act), nor a person not dealing at arm’s length with a “resident contributor” holds Units of a Class worth more than 10% of the total fair market value of such Class of Units. For, purposes of the Canadian Tax Act, a “resident contributor” would be a person who is resident in Canada and who has made a transfer or loan of property to the Trust.

Even if the Trust would otherwise be considered to be resident or deemed to be resident in Canada, the tie breaking rules contained in the Canada-United States Income Tax Convention (1980) (the “Canada-US Treaty”) may apply so that the competent authorities of Canada and the United States could be called upon to determine whether the Trust is resident in Canada or the United States for purposes of the Canada-US Treaty. Provided the competent authorities determined that the Trust should be treated as a resident of the United States for purposes of the Canada-US Treaty then the Trust would not be considered a resident of Canada for purposes of the Canadian Tax Act.

If the Trust is not resident, or deemed to be resident, in Canada for purposes of the Canadian Tax Act then, subject to any available relief under the provisions of the Canada-US Treaty, generally it should be taxable in Canada only to the extent that it has income from carrying on business in Canada, it realizes a capital gain from the disposition of “taxable Canadian property” or it earns certain Canadian source investment income. The Managing Owner does not intend the Trust to acquire or hold any “taxable Canadian property” or earn any Canadian source investment income and accordingly the Trust should not be liable for Canadian federal income tax in respect of such activities. In addition, the Managing Owner believes that the Trust’s activities and affairs can be conducted in a manner that the Trust will not be carrying on business in Canada.

A prospective investor is urged to consult her or his tax advisers before deciding whether to invest in a Unit.

LEGAL MATTERS

Crowell & Moring LLP, 153 E. 53rd Street, 31st Floor, New York, New York 10022-4611, has advised the Trust and the Managing Owner on legal matter in connection with the offering of the Units. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801. The statements under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” have been reviewed by Crowell & Moring LLP. The statements under the heading “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” have been reviewed by Cassels Brock & Blackwell LLP. If you are considering the purchase of a Unit, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of a Unit, as well as any consequences to you arising under the laws of any other taxing jurisdiction (including state and local tax consequences within and outside the United States).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SF Partnership, LLP has been appointed by the Trust and the Managing Owner as the Trust’s independent registered public accounting firm.

ADDITIONAL INFORMATION

The Trust has filed with the SEC in Washington, D.C. a registration statement covering all Units of all Funds on Form S-1, as amended, or the Registration Statement, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the Registration Statement (e.g., the Selling Agent Agreement). A copy of the Registration Statement has also been provided to the National Futures Association, Chicago, Illinois. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits attached thereto, for further information with respect to the Trust and each Fund’s securities. You may read and copy the Registration Statement and the exhibits to the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Registration Statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

EXPERTS

The statement of financial condition of the Trust as of December 31, 2006 included in this Prospectus has been audited by SF Partnership, LLP, independent chartered accountants, as set forth in their report. The balance sheets of the Managing Owner as of December 31, 2006 and 2005, and the related statements of operations, member’s equity (deficit) and cash flows for the year ended December 31, 2006 and the period from October 18, 2005 (date of inception) to December 31, 2005 included in this Prospectus have been audited by SF Partnership, LLP, independent chartered accountants, as set forth in their report. Those financial statements are included in reliance upon those reports, given upon their authority as experts in accounting and auditing.

PREVENTION OF MONEY LAUNDERING AND
PRIVACY POLICY OF THE MANAGING OWNER

Prevention of Money Laundering.  The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject pooled investment vehicles such as the Trust to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the Managing Owner or other service providers to the Trust or the Funds, in connection with the establishment of anti-money laundering procedures, to share information with governmental authorities with respect to Limited Owners of the Funds. Such legislation and/or regulations could require the Managing Owner to implement additional restrictions on the transfer of Units in a Fund. The Managing Owner reserves the right to request such information as necessary to verify the identity of a Limited Owner and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN, the U.S. Securities and Exchange Commission or the U.S. Commodity Futures Trading Commission. In the event of delay or failure by the applicant to produce any information required for verification purposes, an application for or transfer of Units and the subscription monies relating thereto may be refused.

Privacy Policy.  The Managing Owner will collect non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the Funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

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INDEX TO

CERTAIN FINANCIAL INFORMATION

BROOKSHIRE RAW MATERIALS
(U.S.) TRUST

INTERIM FINANCIAL STATEMENTS

SIX-MONTH PERIOD ENDED JUNE 30, 2007

(EXPRESSED IN U.S. DOLLARS)

(UNAUDITED)

CONTENTS

Statements of Financial Condition	F-3 - 4
Notes to Statements of Financial Condition	F-5 - 9

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Statements of Financial Condition
June 30, 2007 and December 31, 2006

	June 30, 2007
	Brookshire Raw Materials (U.S.)
									Accelerated	Accelerated
	Core	Core	Agriculture	Agriculture	Metals	Metals	Energy	Energy	Core	Core
	USD	CDN	USD	CDN	USD	CDN	USD	CDN	USD	CDN
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund
	(Unaudited)

Assets
Cash	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Deferred offering costs	277,832	119,071	69,458	29,768	69,458	29,768	69,458	29,768	69,458	29,768

Total Assets	$277,842	$119,071	$69,468	$29,768	$69,468	$29,768	$69,468	$29,768	$69,468	$29,768

Liabilities
Payable to managing owner (note 3)	$277,832	$119,071	$69,458	$29,768	$69,458	$29,768	$69,458	$29,768	$69,458	$29,768

Total Liabilities	277,832	119,071	69,458	29,768	69,458	29,768	69,458	29,768	69,458	29,768

Net Assets	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

Net Assets Consist of:
Paid-in capital	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Statements of Financial Condition — (Continued)
June 30, 2007 and December 31, 2006

	December 31, 2006
	Brookshire Raw Materials (U.S.)
									Accelerated	Accelerated
	Core	Core	Agriculture	Agriculture	Metals	Metals	Energy	Energy	Core	Core
	USD	CDN	USD	CDN	USD	CDN	USD	CDN	USD	CDN
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund
	(Audited)

Assets
Cash	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Deferred offering costs	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869

Total Assets	$138,793	$59,477	$34,705	$14,869	$34,705	$14,869	$34,705	$14,869	$34,705	$14,869

Liabilities
Payable to managing owner (note 3)	$138,783	$59,477	$34,695	$14,869	$34,695	$14,869	$34,695	$14,869	$34,695	$14,869

Total Liabilities	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869

Net Assets	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

Net Assets Consist of:
Paid-in capital	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition
June 30, 2007
(Unaudited)

1.	Organization

Brookshire Raw Materials (U.S.) Trust (the “Trust”) was formed on August 16, 2006 as a Delaware statutory trust pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”). The Trust is organized in 10 separate series. Each series of the Trust (individually a “Fund”, collectively the “Funds”) will issue units of beneficial interest (the “Units”). Each Fund will have its own segregated pool of assets and liabilities, pursuant to the requirements of the Delaware Statutory Trust Act, as amended (the “Trust Act”). The Funds are denominated in U.S. dollars and in Canadian dollars.

The 10 Funds are as follows:

(1) Brookshire Raw Materials (U.S.) Core USD Fund;

(2) Brookshire Raw Materials (U.S.) Core CDN Fund;

(3) Brookshire Raw Materials (U.S.) Agriculture USD Fund;

(4) Brookshire Raw Materials (U.S.) Agriculture CDN Fund;

(5) Brookshire Raw Materials (U.S.) Metals USD Fund;

(6) Brookshire Raw Materials (U.S.) Metals CDN Fund;

(7) Brookshire Raw Materials (U.S.) Energy USD Fund;

(8) Brookshire Raw Materials (U.S.) Energy CDN Fund;

(9) Brookshire Raw Materials (U.S.) Accelerated Core USD Fund; and

(10) Brookshire Raw Materials (U.S.) Accelerated Core CDN Fund.

Brookshire Raw Materials Management, LLC (the “Managing Owner”), a Delaware limited liability company, is the commodity pool operator of the Trust and each Fund. The trustee of the Trust is CSC Trust Company, a Delaware banking corporation. Under the Trust Agreement with the Trust, the trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and accordingly, the Trustee has only nominal duties and liabilities to the Trust.

None of the Trust Units have been issued to date and the Trust has not commenced trading operations.

In March 2005, Brookshire Raw Materials Group Inc. (“Brookshire”), an Ontario, Canada incorporated company and the parent company of the Managing Owner, developed the Brookshire International Raw Materials Index (the “BIRMI”), which is an index that is notionally composed of raw materials employed in the world economy and traded in developed markets as commodity futures and forward contracts. Each commodity is allocated a fixed weight within the BIRMI. The 26 commodities that currently comprise the BIRMI range from metals and minerals (such as gold, silver, aluminium and lead) and energy products (such as oil, gasoline and natural gas) to agriculture products (such as corn, cotton and wheat).

In addition to the BIRMI, Brookshire also has developed four indices that are derived from the BIRMI, each with commodities weights that approximately correspond with the commodities contained in the BIRMI. These indices are:

(1) The Brookshire International Raw Materials Sub Index Agriculture (“BRMAG”);

(2) The Brookshire International Raw Materials Sub Index Metals (“BRMME”);

(3) The Brookshire International Raw Materials Sub Index Energy (“BRMEN”); and

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

(4) The Brookshire International Raw Materials Sub Index Accelerated (“BRMXL”).

Except for the BRMXL, each of the other indices will notionally purchase futures and forward contracts to the extent that the index has available funds or cash cover. The BRMXL, however, will notionally purchase approximately 50% more commodity futures and forward contracts than it has cash to cover.

Each of the indices is separately maintained in U.S. and Canadian dollars. In addition, each of the indices notionally invests non margin requirements in a portfolio of investment grade fixed income securities and cash and cash equivalents generally of the same currency denomination as that of the applicable Fund.

The Managing Owner has been granted a non exclusive license by Brookshire to use the indices in the U.S.

The investment objectives of each Fund will be to engage in the speculative trading of a diversified portfolio of commodity futures and forward contracts designed to approximately replicate the investment methodology commodity of its corresponding index. For example, the Core Funds will trade a portfolio of futures and forward contracts designed to approximately replicate the investment methodology of the BIRMI. Each Fund will purchase long only positions in a portfolio of commodities futures and forward contracts. Assets of each Fund not required by such Fund to satisfy minimum commodities futures and forward contract margin requirements will be invested in a portfolio of government treasury securities and other high credit quality short term fixed income securities and cash and cash equivalents of the same currency denomination as that of the applicable Fund (namely U.S. dollars or Canadian dollars).

Under the Trust’s organizational documents, the Managing Owner’s and the Funds’ officers, directors and certain other related persons, as well as the trustee and certain related persons, are indemnified against certain liabilities arising out of the performance of their duties to the Trust and/or the Funds. In addition, in the normal course of business, the Funds enter into contracts with service providers, which also provide for indemnifications by the Funds. The Funds’ maximum exposure under these agreements is unknown as this would involve any future claims that may be made against the Funds.

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

a)	Deferred Offering Costs

Direct incremental costs associated with the offering are deferred until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

b)	Income Taxes

Each Fund will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

Each unitholder, in any of the Funds, has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Fund. For the purposes of a unitholder’s book capital account, at the end of each business day, the amount of any increase or decrease in the net asset value per Unit from the preceding business day is credited to or charged against the book capital account of each unitholder for that Fund.

For purposes of a unitholders’ tax capital account, all items of income, gain, loss and deduction of each Fund will be allocated among holders of the Units in such Fund at the end of each fiscal year of the Trust. The allocation will be made as follows: first, all items that arise other than from a disposition of Fund assets will be allocated among the unitholders based on their respective book capital accounts as of the days on which such items arose; second, each Fund’s aggregate recognized gain, if any, shall be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units; and third, each Fund’s remaining aggregate recognized gain, if any, shall be allocated among the unitholders whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all unitholders in proportion to their respective book capital account balances.

Each Fund’s aggregate recognized loss, if any, shall then be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Fund’s aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all unitholders who were unitholders in proportion to their respective book capital account balances.

Notwithstanding the foregoing, losses or expenses will not be allocated to a unitholder to the extent that allocating such losses or expenses to such unitholder would cause the tax capital account balance of such unitholder to be reduced below zero. The portion of any such allocation that would create such a deficit shall instead be allocated pro rata to the tax capital accounts of all other unitholders with respect to the applicable Fund (subject to the same limitation).

c)	Financial Instruments

Unless otherwise noted, it is management’s opinion that the Trust is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

d)	Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

e)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the definition of fair value as the price that would be

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Trust is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s financial statements.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48 1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48 1”). FIN 48 1 amends FIN 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48 1 shall be applied upon the initial adoption of FIN 48. Accordingly, the Company has applied the provisions of FIN 48 1 effective January 1, 2007. The Company is currently evaluating the impact, if any, of FIN 48 1 on the Company’s financial statements.

3.	Payable to Managing Owner

The payable to managing owner represents a reimbursement due for the Trust’s and the Funds’ offering costs. Such costs are due to the Managing Owner over a period of 24 months from commencement of the Trust and the Core Funds’ trading operations.

4.	Commitments and Contingencies

Pursuant to the Agreement dated August 16, 2006, as amended, the Managing Owner will manage each Fund’s business and affairs and will direct the trading activities for each Fund. In addition, the Managing Owner will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Funds. For these services, the Managing Owner will receive a management fee that is equal to 1.0% per annum of each Fund’s nominal net asset value (as defined in the Agreement), calculated daily and payable on a monthly basis. Expenses related to the organization and offering costs of the Trust were borne by the Managing Owner, subject to reimbursement by the Trust and each Fund over a 24 month period in 24 equal installment.

The Trust is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc. (“Oakbrook”), whereby Oakbrook will act as the initial exclusive United States managing placement agent, in connection with the proposed public offering of securities by the Trust. Under the LOI, the Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the Funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable Fund.

On September 18, 2006, Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm, (“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire & Company Ltd.,

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

Brookshire, the Managing Owner, Brookshire Raw Materials Group Trust, and the Trust (collectively referred to as the “Brookshire Entities”) alleging nonpayment of legal fees owed by the Brookshire Entities to Tannenbaum in an aggregate amount of $243,024 plus costs and legal fees. As of December 31, 2006, the Managing Owner accrued $150,000, representing amount settled with Tannenbaum subsequent to the balance sheet date. On April 10, 2007, the Brookshire Entities reached an agreement on the legal case with Tannenbaum, pursuant to which the Brookshire Entities have agreed to pay $150,000 to Tannenbaum in return for a settlement of all claims against the Brookshire Entities. This amount was paid in full.

BROOKSHIRE RAW MATERIALS
(U.S.) TRUST

INTERIM FINANCIAL STATEMENTS

THREE-MONTH PERIOD ENDED MARCH 31, 2007

(EXPRESSED IN U.S. DOLLARS)

(UNAUDITED)

CONTENTS

Statements of Financial Condition	F-11 - 12
Notes to Statements of Financial Condition	F-13 - F-17

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Statements of Financial Condition
March 31, 2007 and December 31, 2006

	March 31, 2007
	Brookshire Raw Materials (U.S.)
									Accelerated	Accelerated
	Core	Core	Agriculture	Agriculture	Metals	Metals	Energy	Energy	Core	Core
	USD	CDN	USD	CDN	USD	CDN	USD	CDN	USD	CDN
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund
	(Unaudited)

Assets
Cash	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Deferred offering costs	204,374	87,588	51,094	21,897	51,094	21,897	51,094	21,897	51,094	21,897
Total Assets	204,384	87,588	51,104	21,897	51,104	21,897	51,104	21,897	51,104	21,897
Liabilities
Payable to managing owner (note 3)	204,374	87,588	51,094	21,897	51,094	21,897	51,094	21,897	51,094	21,897
Total Liabilities	204,374	87,588	51,094	21,897	51,094	21,897	51,094	21,897	51,094	21,897
Net Assets	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Net Assets Consist of:
Paid-in capital	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

(The accompanying notes are an integral part of this statement of financial condition.)

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Statements of Financial Condition — (Continued)
March 31, 2007 and December 31, 2006

	December 31, 2006
	Brookshire Raw Materials (U.S.)
									Accelerated	Accelerated
	Core	Core	Agriculture	Agriculture	Metals	Metals	Energy	Energy	Core	Core
	USD	CDN	USD	CDN	USD	CDN	USD	CDN	USD	CDN
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund
	(Audited)

Assets
Cash	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Deferred offering costs	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869

Total Assets	138,793	59,477	34,705	14,869	34,705	14,869	34,705	14,869	34,705	14,869

Liabilities
Payable to managing owner (note 3)	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869

Total Liabilities	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869

Net Assets	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

Net Assets Consist of:
Paid-in capital	10	—	10	—	10	—	10	—	10	—

(The accompanying notes are an integral part of this statement of financial condition.)

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition
March 31, 2007

1.	Organization

Brookshire Raw Materials (U.S.) Trust (the “Trust”) was formed on August 16, 2006 as a Delaware statutory trust pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”). The Trust is organized in 10 separate series. Each series of the Trust (individually a “Fund”, collectively the “Funds”) will issue units of beneficial interest (the “Units”). Each Fund will have its own segregated pool of assets and liabilities, pursuant to the requirements of the Delaware Statutory Trust Act, as amended (the “Trust Act”). The Funds are denominated in U.S. dollars and in Canadian dollars.

The 10 Funds are as follows:

(1) Brookshire Raw Materials (U.S.) Core USD Fund;

(2) Brookshire Raw Materials (U.S.) Core CDN Fund;

(3) Brookshire Raw Materials (U.S.) Agriculture USD Fund;

(4) Brookshire Raw Materials (U.S.) Agriculture CDN Fund;

(5) Brookshire Raw Materials (U.S.) Metals USD Fund;

(6) Brookshire Raw Materials (U.S.) Metals CDN Fund;

(7) Brookshire Raw Materials (U.S.) Energy USD Fund;

(8) Brookshire Raw Materials (U.S.) Energy CDN Fund;

(9) Brookshire Raw Materials (U.S.) Accelerated Core USD Fund; and

(10) Brookshire Raw Materials (U.S.) Accelerated Core CDN Fund.

Brookshire Raw Materials Management, LLC (the “Managing Owner”), a Delaware limited liability company, is the commodity pool operator of the Trust and each Fund. The trustee of the Trust is CSC Trust Company, a Delaware banking corporation. Under the Trust Agreement with the Trust, the trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and accordingly, the Trustee has only nominal duties and liabilities to the Trust.

No Units of the Trust have been issued to date and the Trust has not commenced trading operations.

In March 2005, Brookshire Raw Materials Group Inc. (“Brookshire”), an Ontario, Canada incorporated company and the parent company of the Managing Owner, developed the Brookshire International Raw Materials Index (the “BIRMI”), which is an index that is notionally composed of raw materials employed in the world economy and traded in developed markets as commodity futures and forward contracts. Each commodity is allocated a fixed weight within the BIRMI. The 26 commodities that currently comprise the BIRMI range from metals and minerals (such as gold, silver, aluminium and lead) and energy products (such as oil, gasoline and natural gas) to agriculture products (such as corn, cotton and wheat).

In addition to the BIRMI, Brookshire also has developed four indices that are derived from the BIRMI, each with commodities weights that approximately correspond with the commodities contained in the BIRMI. These indices are:

(1) The Brookshire International Raw Materials Sub-Index Agriculture (“BRMAG”);

(2) The Brookshire International Raw Materials Sub-Index Metals (“BRMME”);

(3) The Brookshire International Raw Materials Sub-Index Energy (“BRMEN”); and

(4) The Brookshire International Raw Materials Sub-Index Accelerated (“BRMXL”).

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

Except for the BRMXL, each of the other indices will notionally purchase futures and forward contracts to the extent that such the index has available funds or cash cover. The BRMXL, however, will notionally purchase approximately 50% more commodity futures and forward contracts than it has cash to cover.

Each of the indices is separately maintained in U.S. and Canadian dollars. In addition, each of the indices notionally invests non-margin requirements in a portfolio of investment grade fixed income securities and cash and cash equivalents generally of the same currency denomination as that of the applicable Fund.

The Managing Owner has been granted a non-exclusive license by Brookshire to use the indices in the U.S.

The investment objectives of each Fund will be to engage in the speculative trading of a diversified portfolio of commodity futures and forward contracts designed to approximately replicate the investment methodology commodity of its corresponding index. For example, the Core Funds will trade a portfolio of futures and forward contracts designed to approximately replicate the investment methodology of the BIRMI. Each Fund will purchase long-only positions in a commodities portfolio of commodities futures and forward contracts. Assets of each Fund not required by such Fund to satisfy minimum commodities futures and forward contract margin requirements will be invested in a portfolio of government treasury securities and other high credit quality short-term fixed income securities and cash and cash equivalents of the same currency denomination as that of the applicable Fund (namely U.S. dollars or Canadian dollars).

Under the Trust’s organizational documents, the Managing Owner’s and the Funds’ officers, directors and certain other related persons, as well as the trustee and certain related persons, are indemnified against certain liabilities arising out of the performance of their duties to the Trust and/or the Funds. In addition, in the normal course of business, the Funds enter into contracts with service providers, which also provide for indemnifications by the Funds. The Funds’ maximum exposure under these agreements is unknown as this would involve any future claims that may be made against the Funds.

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

a)	Deferred Offering Costs

Direct incremental costs associated with the offering are deferred until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

b)	Income Taxes

Each Fund will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

Each unitholder, in any of the Funds, has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Fund. For the purposes of a unitholder’s book

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

capital account, at the end of each business day, the amount of any increase or decrease in the net asset value per Unit from the preceding business day is credited to or charged against the book capital account of each unitholder for that Fund.

For purposes of a unitholders’ tax capital account, all items of income, gain, loss and deduction of each Fund will be allocated among holders of the Units in such Fund at the end of each fiscal year of the Trust. The allocation will be made as follows: first, all items that arise other than from a disposition of Fund assets will be allocated among the unitholders based on their respective book capital accounts as of the days on which such items arose; second, each Fund’s aggregate recognized gain, if any, shall be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units; and third, each Fund’s remaining aggregate recognized gain, if any, shall be allocated among the unitholders whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all unitholders in proportion to their respective book capital account balances.

Each Fund’s aggregate recognized loss, if any, shall then be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Fund’s aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all unitholders who were unitholders in proportion to their respective book capital account balances.

Notwithstanding the foregoing, losses or expenses will not be allocated to a unitholder to the extent that allocating such losses or expenses to such unitholder would cause the tax capital account balance of such unitholder to be reduced below zero. The portion of any such allocation that would create such a deficit shall instead be allocated pro rata to the tax capital accounts of all other unitholders with respect to the applicable Fund (subject to the same limitation).

c)	Financial Instruments

Unless otherwise noted, it is management’s opinion that the Trust is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

d)	Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

e)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Trust is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s financial statements.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48 1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48 1”). FIN 48 1 amends FIN 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48 1 shall be applied upon the initial adoption of FIN 48. Accordingly, the Company has applied the provisions of FIN 48 1 effective January 1, 2007. The Company is currently evaluating the impact, if any, of FIN 48 1 on the Company’s financial statements.

3.	Payable to Managing Owner

The payable to managing owner represents reimbursement due for the Trust’s and the Funds’ offering costs. Such costs are due to the Managing Owner over a period of 24 months from commencement of the Trust and the Core Funds’ trading operations.

4.	Commitments and Contingencies

Pursuant to the Agreement dated August 16, 2006, as amended, the Managing Owner will manage each Fund’s business and affairs and will direct the trading activities for each Fund. In addition, the Managing Owner will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Funds. For these services, the Managing Owner will receive a management fee that is equal to 1.0% per annum of each Fund’s nominal net asset value (as defined in the Agreement), calculated daily and payable on a monthly basis. Expenses related to the organization and offering costs of the Trust were borne by the Managing Owner, subject to reimbursement by the Trust and each Fund over a 24-month period in 24 equal installments.

The Trust is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc. (“Oakbrook”), whereby Oakbrook will act as the initial exclusive United States managing placement agent, in connection with the proposed public offering of securities by the Trust. Under the LOI, the Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the Funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable Fund.

On September 18, 2006, Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm, of (“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire & Company Ltd., Brookshire, the Managing Owner, Brookshire Raw Materials Group Trust, and the Trust (collectively referred to as the “Brookshire Entities”) alleging nonpayment of legal fees owed by the Brookshire Entities to

BROOKSHIRE RAW MATERIALS (U.S.) TRUST

Notes to Statement of Financial Condition — (Continued)

Tannenbaum in an aggregate amount of $243,024 plus costs and legal fees. As of December 31, 2006, the Managing Owner accrued $150,000, representing amount settled with Tannenbaum subsequent to the balance sheet date.

5.	Subsequent Event

On April 10, 2007, the Brookshire Entities reached an agreement on the legal case with Tannenbaum, pursuant to which the Brookshire Entities have agreed to pay $150,000 to Tannenbaum in return for a settlement of all claims against the Brookshire Entities. This amount was repaid in full as follows:

April 17, 2007	$100,000
May 11, 2007	25,000
June 13, 2007	25,000
Total	$150,000

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
FINANCIAL STATEMENTS

DECEMBER 31, 2006

(EXPRESSED IN U.S. DOLLARS)

CONTENTS

Report of Independent Registered Public Accounting Firm	F-19
Statement of Financial Condition	F-20
Notes to Statement of Financial Condition	F-21 - 25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
Brookshire Raw Materials (U.S.) Trust

We have audited the accompanying statement of financial condition of the Core USD Fund, Core CDN Fund, Agriculture USD Fund, Agriculture CDN Fund, Metals USD Fund, Metals CDN Fund, Energy USD Fund, Energy CDN Fund, Accelerated Core USD Fund and Accelerated CDN Fund of Brookshire Raw Materials (U.S.) Trust (the “Trust”) as of December 31, 2006. This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements presents fairly, in all material respects, the financial position of the Core USD Fund, Core CDN Fund, Agriculture USD Fund, Agriculture CDN Fund, Metals USD Fund, Metals CDN Fund, Energy USD Fund, Energy CDN Fund, Accelerated Core USD Fund and Accelerated CDN Fund of the Trust as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Toronto, Canada	/s/ SF Partnership, LLP

CHARTERED ACCOUNTANTS
February 12, 2007, except as to Note 5
which is as of April 10, 2007

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Statement of Financial Condition
December 31, 2006

	Brookshire Raw Materials (U.S.)
									Accelerated	Accelerated
	Core	Core	Agriculture	Agriculture	Metals	Metals	Energy	Energy	Core	Core
	USD Fund	CDN Fund	USD Fund	CDN Fund	USD Fund	CDN Fund	USD Fund	CDN Fund	USD Fund	CDN Fund

Assets
Cash	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Deferred offering costs	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869
Total Assets	138,793	59,477	34,705	14,869	34,705	14,869	34,705	14,869	34,705	14,869
Liabilities
Payable to managing owner (note 3)	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869
Total Liabilities	138,783	59,477	34,695	14,869	34,695	14,869	34,695	14,869	34,695	14,869
Net Assets	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—
Net Assets Consist of:
Paid-in capital	$10	$—	$10	$—	$10	$—	$10	$—	$10	$—

(The accompanying notes are an integral part of this statement of financial condition.)

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition
December 31, 2006

1.	Organization

Brookshire Raw Materials (U.S.) Trust (the “Trust”) was formed on August 16, 2006 as a Delaware statutory trust pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”). The Trust is organized in 10 separate series. Each series of the Trust (individually a “Fund”, collectively the “Funds”) will issue units of beneficial interest (the “Units”). Each Fund will have its own segregated pool of assets and liabilities, pursuant to the requirements of the Delaware Statutory Trust Act, as amended (the “Trust Act”). The Funds are denominated in U.S. dollars and in Canadian dollars.

The 10 Funds are as follows:

(1) Brookshire Raw Materials (U.S.) Core USD Fund;

(2) Brookshire Raw Materials (U.S.) Core CDN Fund;

(3) Brookshire Raw Materials (U.S.) Agriculture USD Fund;

(4) Brookshire Raw Materials (U.S.) Agriculture CDN Fund;

(5) Brookshire Raw Materials (U.S.) Metals USD Fund;

(6) Brookshire Raw Materials (U.S.) Metals CDN Fund;

(7) Brookshire Raw Materials (U.S.) Energy USD Fund;

(8) Brookshire Raw Materials (U.S.) Energy CDN Fund;

(9) Brookshire Raw Materials (U.S.) Accelerated Core USD Fund; and

(10) Brookshire Raw Materials (U.S.) Accelerated Core CDN Fund.

Brookshire Raw Materials Management, LLC (the “Managing Owner”), a Delaware limited liability company, is the commodity pool operator of the Trust and each Fund. The trustee of the Trust is CSC Trust Company, a Delaware banking corporation. Under the Trust Agreement with the Trust, the trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and accordingly, the Trustee has only nominal duties and liabilities to the Trust.

No Units of the Trust have been issued to date and the Trust has not commenced trading operations.

In March 2005, Brookshire Raw Materials Group Inc. (“Brookshire”), an Ontario, Canada incorporated company and the parent company of the Managing Owner, developed the Brookshire International Raw Materials Index (the “BIRMI”), which is an index that is notionally composed of raw materials employed in the world economy and traded in developed markets as commodity futures and forward contracts. Each commodity is allocated a fixed weight within the BIRMI. The 26 commodities that currently comprise the BIRMI range from metals and minerals (such as gold, silver, aluminium and lead) and energy products (such as oil, gasoline and natural gas) to agriculture products (such as corn, cotton and wheat).

In addition to the BIRMI, Brookshire also has developed four indices that are derived from the BIRMI, each with commodities weights that approximately correspond with the commodities contained in the BIRMI. These indices are:

(1) The Brookshire International Raw Materials Sub-Index Agriculture (“BRMAG”);

(2) The Brookshire International Raw Materials Sub-Index Metals (“BRMME”);

(3) The Brookshire International Raw Materials Sub-Index Energy (“BRMEN”); and

(4) The Brookshire International Raw Materials Sub-Index Accelerated (“BRMXL”).

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition
December 31, 2006

Except for the BRMXL, each of the other indices will only notionally purchase futures and forward contracts to the extent that such index has available funds or cash cover. The BRMXL, however, notionally purchase approximately 50% more commodity futures and forward contracts than it has cash to cover.

Each of the indices is separately maintained in U.S. and Canadian dollars. In addition, each of the indices notionally invests non-margin requirements in a portfolio of investment grade fixed income securities and cash and cash equivalents of the same currency denomination as that of the applicable Fund.

The Managing Owner has been granted a non-exclusive license by Brookshire to use the indices in the U.S.

The investment objectives of each Fund will be to engage in the speculative trading of a diversified portfolio of commodity futures and forward contracts designed to approximately replicate the investment methodology commodity of its corresponding index. For example, the Core Funds will trade a portfolio of futures and forward contracts designed to approximately replicate the investment methodology of the BIRMI. Each Fund will purchase long-only positions in a commodities portfolio of commodities futures and forward contracts. Assets of each Fund not required by such Fund to satisfy minimum commodities futures and forward contract margin requirements will be invested in a portfolio of government treasury securities and other high credit quality short-term fixed income securities and cash and cash equivalents generally of the same currency denomination as that of the applicable Fund (namely U.S. dollars or Canadian dollars).

Under the Trust’s organizational documents, the Managing Owner’s and the Funds’ officers, directors and certain other related persons, as well as the trustee and certain related persons, are indemnified against certain liabilities arising out of the performance of their duties to the Trust and/or the Funds. In addition, in the normal course of business, the Funds enter into contracts with service providers, which also provide for indemnifications by the Funds. The Funds’ maximum exposure under these agreements is unknown as this would involve any future claims that may be made against the Funds.

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

a)	Deferred Offering Costs

Direct incremental costs associated with the offering are deferred until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

b)	Income Taxes

Each Fund will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition
December 31, 2006

Each unitholder, in any of the Funds, has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Fund. For the purposes of a unitholder’s book capital account, at the end of each business day, the amount of any increase or decrease in the net asset value per Unit from the preceding business day is credited to or charged against the book capital account of each unitholder for that Fund.

For purposes of a unitholders’ tax capital account, all items of income, gain, loss and deduction of each Fund will be allocated among holders of the Units in such Fund at the end of each fiscal year of the Trust. The allocation will be made as follows: first, all items that arise other than from a disposition of Fund assets will be allocated among the unitholders based on their respective book capital accounts as of the days on which such items arose; second, each Fund’s aggregate recognized gain, if any, shall be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units; and third, each Fund’s remaining aggregate recognized gain, if any, shall be allocated among the unitholders whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all unitholders in proportion to their respective book capital account balances.

Each Fund’s aggregate recognized loss, if any, shall then be allocated among the unitholders who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Fund’s aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all unitholders who were unitholders in proportion to their respective book capital account balances.

Notwithstanding the foregoing, losses or expenses will not be allocated to a unitholder to the extent that allocating such losses or expenses to such unitholder would cause the tax capital account balance of such unitholder to be reduced below zero. The portion of any such allocation that would create such a deficit shall instead be allocated pro rata to the tax capital accounts of all other unitholders with respect to the applicable Fund (subject to the same limitation).

c)	Financial Instruments

Unless otherwise noted, it is management’s opinion that the Trust is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

d)	Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

e)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition
December 31, 2006

definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Trust is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s financial statements.

3.	Payable to Managing Owner

The payable to managing owner represents reimbursement due for the Trust’s and the Funds’ offering costs. Such costs are due to the Managing Owner over a period of 24 months from commencement of the Trust and the Core Funds’ trading operations.

4.	Commitments and Contingencies

Pursuant to a the Trust Agreement dated August 16, 2006, as amended, the Managing Owner will manage each Fund’s business and affairs and will direct the trading activities for each Fund. In addition, the Managing Owner will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Funds. For these services, the Managing Owner will receive a management fee that is equal to 1.0% per annum of each Fund’s nominal net asset value (as defined in the Agreement), calculated daily and payable on a monthly basis. Expenses related to the offering costs of the Trust were borne by the Managing Owner, subject to reimbursement by the Trust and each Fund over a 24-month period in 24 equal installments.

The Trust is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc. (“Oakbrook”), whereby Oakbrook will act as the initial exclusive United States managing placement agent, in connection with the proposed public offering of securities by the Trust. Under the LOI, the Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the Funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable Fund.

On September 18, 2006, Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm, (“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire & Company Ltd., Brookshire, the Managing Owner, Brookshire Raw Materials Group Trust, and the Trust (collectively referred to as the “Brookshire Entities”) alleging nonpayment of legal fees owed by the Brookshire Entities to Tannenbaum in an aggregate amount of $243,024 plus costs and legal fees. As of December 31, 2006, the Managing Owner accrued $150,000, representing amount settled with Tannenbaum subsequent to balance sheet date.

BROOKSHIRE RAW MATERIALS (U.S.) TRUST
Notes to Statement of Financial Condition
December 31, 2006

5.	Subsequent Event

On April 10, 2007, the Brookshire Entities reached an agreement on the legal case with Tannenbaum, pursuant to which the Brookshire Entities have agreed to pay $150,000 to Tannenbaum, in return for a settlement of all claims against the Brookshire Entities.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SIX-MONTH PERIOD ENDED JUNE 30, 2007 AND 2006

(EXPRESSED IN U.S. DOLLARS)

(UNAUDITED)

CONTENTS

Interim Consolidated Balance Sheets	F-27
Interim Consolidated Statements of Operations	F-28
Interim Consolidated Statements of Cash Flows	F-29
Notes to Interim Consolidated Financial Statements	F-30 - F-35

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Balance Sheets
June 30, 2007 and December 31, 2006

	June 30,
	2007	December 31
	(Unaudited)	(Audited)

ASSETS
Current Assets
Accounts receivable (note 6)	$6,700	$7,034
Receivables from trust, current portion (note 4)	179,748	179,748

Total Current Assets	186,448	186,782
Due From Member (note 3)	—	160,041
Receivables from Trust (note 4)	99,069	124,828
Deferred Offering Costs	793,807	396,516

Total Assets	$1,079,324	$868,167

LIABILITIES
Current Liabilities
Accounts payable (note 6)	$506,705	$730,384
Accrued expenses	56,200	60,000
Due to related party (note 5)	181,046	83,714
Deferred revenue	38,258	11,810
Due to member (note 3)	348,285	—

Total Current Liabilities	1,130,494	885,908

Total Liabilities	1,130,494	885,908

Commitments and Contingencies (note 8)

MEMBER’S DEFICIT
Capital Contribution	50	50
Deficit	(51,220)	(17,791)

Total Member’s Deficit	(51,170)	(17,741)

Total Liabilities and Member’s Deficit	$1,079,324	$868,167

(The accompanying notes are an integral part of these consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Statements of Operations
For the Six-Month Periods Ended June 30, 2007 and 2006
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues
Management fees	$21,435	$19,895	$52,059	$19,895
License fees	5,930	—	20,930	—

Total Revenues	27,365	19,895	72,989	19,895

Expenses:
Audit fees	10,000	4,824	16,250	9,648
Office and general	9,725	—	21,518	3,088
Management fees (note 6)	8,446	5,718	34,650	13,866
License fees (note 6)	—	—	30,000	—
Legal fees	—	6,263	4,000	12,525

Total Operating Expenses	28,171	16,805	106,418	39,127

Net Loss	$(806)	$3,090	$(33,429)	$(19,232)

(The accompanying notes are an integral part of these consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Statements of Cash Flows
For the Six-Month Periods Ended June 30, 2007 and 2006

	2007	2006
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(33,429)	$(19,232)
Changes in non-cash working capital:
Accounts receivable	334	—
Accounts payable	(223,679)	349,823
Accrued expenses	(3,800)	—
Deferred revenue	26,448	—

Net Cash Provided by Operating Activities	(234,126)	330,591

Cash Flows from Investing Activities
Increase in receivables from trusts	—	(14,558)
Collection of receivables from trusts (note 6)	25,759	—
Increase (decrease) in amounts due to member	508,326	(6,753)

Net Cash Used in Investing Activities	534,085	(21,311)

Cash Flows from Financing Activities
Advances from member	—	(4,336)
Advances from related party	97,332	8,147
Increase in deferred offering costs	(397,291)	(313,091)

Net Cash Provided by Financing Activities	(299,959)	(309,280)

Net Increase in Cash	—	—
Cash — Beginning of Period	—	—

Cash — End of Period	$—	$—

Supplemental Cash Flow Information
Interest paid	$—	$—

(The accompanying notes are an integral part of these consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements
June 30, 2007
(Unaudited)

1.	Organization and Going Concern

Brookshire Raw Materials Management, LLC (the “Company”) is a Delaware, United States of America (“U.S.”) limited liability company formed on October 18, 2005. The Company is registered as a principal, commodity pool operator and commodity trading adviser in the United States under the Commodity Exchange Act.

Operations

The Company is engaged in the business of developing, marketing and managing financial and investment products for private and public investors in the U.S. The Company has incurred significant costs in (1) developing a series of commodity and raw material based proprietary international financial and investment products based on the indices; (2) qualifying for and obtaining the relevant regulatory approvals in the U.S. to manage funds; and (3) registering such funds in the United States under the U.S. securities laws.

Going Concern Assumption

The Company’s interim consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred losses from operations of $33,429 and $19,232 for the six months ended June 30, 2007 and 2006, respectively, and has a negative working capital of $944,046 (2006 — $699,126) and a member’s deficit of $51,170 as of June 30, 2007 (2006 — $17,741).

The Company’s ultimate parent company has funded the obligations of the Company with a sufficient amount of cash to enable the Company to operate until at least the launching of Brookshire Raw Materials (U.S.) Trust (note 6 and 7). In particular, the management fees payable by Brookshire Raw Materials (U.S.) Trust are expected to provide adequate working capital to enable the Company to discharge its liabilities in the normal course of business. The ultimate parent company has no legal obligation to fund or otherwise support the obligations of the Company. Management believes that this financial support is more than sufficient to provide the Company with adequate working capital to discharge its liabilities in the normal course of business. The Company also anticipates that the recovery of the long-term receivable from trust from funds of $99,069 (note 4) would significantly reduce the amount of negative working capital. Finally, management is also growing its fund management business with the launching of Brookshire Raw Materials (U.S.) Trust (notes 6 and 7). Management anticipates the Company achieving profitability late in 2008

The accompanying interim consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the U.S. (“GAAP”).

a)  Basis of Presentation

The accompanying interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Brookshire Raw Materials (U.S.) Trust (the “Public Trust”). The Company serves as

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

the managing owner of the Public Trust and also serves as the commodity pool operator and commodity trading advisor for the Trust.

The Company has a $50 investment in the Trust, which represents ownership of 100 percent of the currently outstanding units. As of June 30, 2007 the Trust has not commenced operations, when the Trust commences operations and sells additional units, it is anticipated that the Company will deconsolidate the Trust because the Company will be expected to neither control nor exercise significant influence over the Trust from that time forward. The interim consolidated financial statements and the accompanying notes have been prepared in accordance US GAAP. All intercompany accounts and balances have been eliminated on consolidation.

b)  Investment in Trusts

To the extent the Company has investments in trusts, these investments are accounted for using the equity method, whereby the investment in the trust is adjusted for the Company’s proportionate share of the trust’s assets and results of operations.

c)  Revenue Recognition

Management and licensing fees are based upon the nominal net asset value of the respective funds and are recognized on an accrual basis. Management and licensing fees received in advance of amounts earned are disclosed separately as deferred revenue.

d)  Income Taxes

i)  Brookshire Raw Materials Management, LLC:

The Company is treated as a disregarded entity for federal income tax purposes, as such, the members are individually liable for the taxes on their share of income or loss.

ii)  Brookshire Raw Materials (U.S.) Trust:

Each fund of the Public Trust (“Fund”) will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Public Trust will not be subject to Federal income tax, instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

e)  Foreign Currency Transactions

The transactions of the Company were translated into U.S. dollars in accordance with the provisions of SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). Management has determined that the U.S. dollar is the functional currency of the Company. In accordance with the provisions of SFAS No. 52, transaction gains and losses are included in the determination of income for the relevant periods.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

f)  Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value.

g)  Use of Estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the U.S., requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

g)  Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s consolidated financial statements.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48 1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48 1”). FIN 48 1 amends FIN 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48 1 shall be applied upon the initial adoption of FIN 48. Accordingly, the Company has applied the provisions of FIN 48 1 effective January 1, 2007. The Company is currently evaluating the impact, if any, of FIN 48 1 on the Company’s consolidated financial statements.

3.	Due from/to Member

Amounts due from/to the member of the Company are unsecured, non interest bearing and have no fixed terms of repayment.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

4.	Receivables from Trust

The receivables from/to trusts represent reimbursable costs incurred in the offering of units of Brookshire Raw Materials Group Trust (the “Private Trust”) for which the Company acts as a managing owner. These receivables are collectible on a straight line basis over a period of up to 24 months after the commencement of the trusts and the funds’ trading operations.

2007

Brookshire Raw Materials Group Trust	278,817
Less: current portion	(179,748)

Long-term portion of receivables from trust	$99,069

5.	Due to Related Party

Amounts due to related party are owed to the ultimate parent company of the Company, are unsecured, non interest bearing and have no fixed terms of repayment.

6.	Related Party Transactions

As disclosed in note 7, the Company enters into transactions related to fund management with the Public Trust and the Private Trust. During the six months ended June 30, 2007, the Company earned management fees of $52,059 (2006 $19,895) and licensing fees of $20,930 (2006 $nil) from the Private Trust. As of June 30, 2007, the Company’s accounts receivable from the Private Trust was $6,700 (2006 $1,273).

These transactions are in the normal course of business and have been recorded at the agreed upon exchange amounts as agreed by the related parties.

In addition, the Company is entitled to be reimbursed for certain offering costs incurred in the establishment of the trusts and certain operating expenses. During the six months ended June 30, 2007, the Company recovered $38,185 (2006 $nil) for offering costs. The Private Trust also advanced $53,271 (2006 $nil) for reimbursement of operating expenses to the Company. This advanced payment was included as part of the accounts payable.

The Company pays management fees to a company owned by one of the officers of the Company. During the six months ended June 30, 2007, the amount of $34,650 (2006 $13,866) was charged to operations and the related payable was included as part of the accounts payable.

The Company pays license fees to its member for non exclusive use of indices. During the six months ended June 30, 2007, the amount of $30,000 (2006 $nil) was charged to operations and the related payable was included as part of due to member. Deferred revenue relating to license fees amounted to $38,258 as of June 30, 2007.

7.	Contracts and Agreements

Public Trust

Pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”) dated August 16, 2006, as amended, the Company will manage the business and affairs of each fund of the Public Trust and will direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee. This management fee is part of the flat rated

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

operating and management fee that is equal to 3.0% per annum of each fund’s nominal net asset value (“NNAV”) (as defined in the Agreement), calculated daily and payable on a monthly basis.

The Company is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc (“Oakbrook”), whereby Oakbrook will act as the initial exclusive selling agent for the Public Trust on a “best efforts” basis, in connection with the proposed public offering of securities by the Public Trust. Under the LOI, the Public Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable fund.

As of June 30, 2007, the Public Trust is still in the process of being registered with the Securities and Exchange Commission. Accordingly, no management fee has been generated from the Public Trust.

Private Trust

Pursuant to a Declaration of Trust and Trust Agreement dated December 30, 2005, as amended on August 4, 2006, the Company will manage the business and affairs of each fund of the Private Trust and will direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee, that is equal to 1.0% per annum of each fund’s NNAV, calculated daily and payable on a monthly basis.

The Private Trust is also required to pay a license fee to the Company for the non exclusive use of indices: (i) $5,000 per month for the Core Fund of the Private Trust and $2,500 per month for each additional fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned among the funds in proportion to their respective net asset values.

In April 2007 the Company agreed to fix the total operating and management expenses (including the management fee and license fee referred to above) of the Private Trust to a flat rate of 2.50% per annum of each fund’s NNAV and to refund to the Private Trust sufficient operating expenses previously charged to and collected from the Private Trust, so as to reduce the historical operating and management expenses from inception to 2.50% per annum subject to certain restrictions.

The Company is also a party to custodial, administration and brokerage execution service agreements entered into with third parties to service the funds of the Private Trust.

Managed Account

On February 20, 2006, the Company entered into a trading advisory agreement with a privately managed account, whereby the Company will manage a fund with $15 million notional exposure based on the Company’s commodity indices trading strategy. As consideration, the Company will receive a management fee that is equal to 0.50% per annum of net asset value of the managed account, calculated and accrued daily, payable on a monthly basis.

8.	Commitments and Contingencies

License Fee Agreement

Based on a license agreement dated August 4, 2006, the Company is required to pay its member for the non exclusive use of the indices: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned between the funds in proportion to their respective net asset values. The

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

agreement will end on the earlier of (i) the date of termination of funds and (ii) the date of resignation or removal of the Company as a managing owner of the Private Trust. For each year in the next five years, the Company is expected to pay a minimum amount of $60,000.

9.	Subsequent Event

The Managing Owner is amending and restating the Agreement in its entirety. Under the amended and restated Agreement, the Managing Owner will receive a management and operating fee of 3% per annum of each fund’s notional net asset value (as defined in the Agreement), calculated daily and payable on a monthly basis. This management and operating fee will cover the management fee payable to the Managing Owner, expenses related to the organization and offering of units in the Funds, custodial fees, most administrator fees, brokerage and futures commission merchant commissions and transaction fees, routine on-going operational, administrative and other ordinary expenses, a monthly license fee to Brookshire for the non-exclusive use of the indices and certain expenses of the Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Fund.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS
MANAGEMENT, LLC

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE-MONTH PERIOD ENDED MARCH 31, 2007
AND 2006

(EXPRESSED IN U.S. DOLLARS)

(UNAUDITED)

CONTENTS

Interim Consolidated Balance Sheets	F-37
Interim Consolidated Statements of Operations	F-38
Interim Consolidated Statements of Cash Flows	F-39
Notes to Interim Consolidated Financial Statements	F-40 - 45

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Balance Sheets
March 31, 2007 and December 31, 2006

	March 31,	December 31
	2007	2006
	(Unaudited)	(Audited)

ASSETS
Current Assets
Accounts receivable (note 6)	$8,611	$7,034
Receivable from trust, current portion (note 4)	179,748	179,748

Total Current Assets	188,359	186,782
Due from Member (note 3)	90,377	160,041
Receivables from Trust (note 4)	86,643	124,828
Deferred Offering Costs	583,926	396,516

Total Assets	$949,305	$868,167

LIABILITIES
Current Liabilities
Accounts payable (note 6)	$796,447	$730,384
Accrued expenses	66,250	60,000
Due to related party (note 5)	83,714	83,714
Deferred revenue	38,258	11,810

Total Current Liabilities	984,669	885,908

Total Liabilities	984,669	885,908

Commitments and Contingencies (note 8)

MEMBER’S DEFICIT
Capital Contribution	50	50
Deficit	(35,414)	(17,791)

Total Member’s Deficit	(35,364)	(17,741)

Total Liabilities and Member’s Deficit	$949,305	$868,167

(The accompanying notes are an integral part of these interim consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Statements of Operations
For the Three-Month Periods Ended March 31, 2007 and 2006

	2007	2006
	(Unaudited)	(Unaudited)

Revenues
Management fees (note 6)	$30,624	$—
Licensing fees (note 6)	15,000	—
Total Revenues	45,624	—
Expenses
Management fees (note 6)	26,204	8,147
License fees (note 6)	15,000	—
Office and general	11,793	3,088
Audit fees	6,250	4,824
Legal fees	4,000	6,263
Total Operating Expenses	63,247	22,322
Net Loss	$(17,623)	$(22,322)

(The accompanying notes are an integral part of these interim consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Interim Consolidated Statements of Cash Flows
For the Three-Month Periods Ended March 31, 2007 and 2006

	2007	2006
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(17,623)	$(22,322)
Changes in non-cash working capital:
Accounts receivable	(1,577)	—
Accounts payable	66,063	186,605
Accrued expenses	6,250	(10,708)
Deferred revenue	26,448	—
Net Cash Provided by Operating Activities	79,561	153,575
Cash Flows from Investing Activities
Increase in receivable from trust	—	(164,810)
Collection of receivables from trusts (note 6)	38,185	—
Due from member	69,664	—
Net Cash Used in Investing Activities	107,849	(164,810)
Cash Flows from Financing Activities
Advances from member	—	3,088
Advances from related party	—	8,147
Increase in deferred offering costs	(187,410)	—
Net Cash Provided by Financing Activities	(187,410)	11,235
Net Increase in Cash	—	—
Cash — Beginning of Period	—	—
Cash — End of Period	$—	$—
Supplemental Cash Flow Information
Interest paid	$—	$—

(The accompanying notes are an integral part of these interim consolidated financial statements.)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements
March 31, 2007
(Unaudited)

1.	Organization and Going Concern

Brookshire Raw Materials Management, LLC (the “Company”) is a Delaware, United States of America (“U.S.”) limited liability company formed on October 18, 2005. The Company is registered as a principal, commodity pool operator and commodity trading adviser in the United States under the Commodity Exchange Act.

Operations

The Company is engaged in the business of developing, marketing and managing financial and investment products for private and public investors in the U.S. The Company has incurred significant costs in (1) developing a series of commodity and raw material based proprietary international financial and investment products based on the indices; (2) qualifying for and obtaining the relevant regulatory approvals in the U.S. to manage funds; and (3) registering such funds in the United States under the U.S. securities laws.

Going Concern Assumption

The Company’s interim consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred a net loss of $17,623 and $22,322 for the three months ended March 31, 2007 and 2006, respectively, and has a negative working capital of $796,310 (2006 — $699,126) and a member’s deficit of $35,364 as of March 31, 2007 (2006 — $17,741).

The Company’s ultimate parent company has funded the obligations of the Company with a sufficient amount of cash to enable the Company to operate until at least the launching of Brookshire Raw Materials (U.S.) Trust (note 6 and 7). In particular, the management fees payable by Brookshire Raw Materials (U.S.) Trust are expected to provide adequate working capital to enable the Company to discharge its liabilities in the normal course of business. The ultimate parent company has no legal obligation to fund or otherwise support the obligations of the Company. Management believes that this financial support is more than sufficient to provide the Company with adequate working capital to discharge its liabilities in the normal course of business. The Company also anticipates that the recovery of long-term receivable from trust from funds of $86,643 (note 4) would significantly reduce the amount of negative working capital. Finally, management is also growing its fund management business with the launching of Brookshire Raw Materials (U.S.) Trust (notes 6 and 7). Management anticipates the Company achieving profitability late in 2008.

The accompanying interim consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the U.S. (“GAAP”).

a)	Basis of Presentation

The accompanying interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Brookshire Raw Materials (U.S.) Trust (the “Public Trust”). The Company serves as

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

the managing owner of the Public Trust and also serves as the commodity pool operator and commodity trading advisor for the Public Trust.

The Company has a $50 investment in the Public Trust, which represents ownership of 100 percent of the currently outstanding units. As of December 31, 2006 the Public Trust has not commenced operations. When the Public Trust commences operations and sells additional units, it is anticipated that the Company will deconsolidate the Public Trust because the Company will be expected to neither control nor exercise significant influence over the Public Trust from that time forward. The interim consolidated financial statements and the accompanying notes have been prepared in accordance U.S. GAAP. All intercompany accounts and balances have been eliminated in consolidation.

b)	Investment in Trusts

To the extent that the Company has investments in trusts, these investments are accounted for using the equity method, whereby the investment in the trust is adjusted for the Company’s proportionate share of the trust’s assets and results of operations.

c)	Revenue Recognition

Management and licensing fees are based upon the nominal net asset value of the respective funds and are recognized on an accrual basis. Management and licensing fees received in advance of amounts earned are disclosed separately as deferred revenue.

d)	Income Taxes

i)	Brookshire Raw Materials Management, LLC:

The Company is treated as a disregarded entity federal income tax purposes, as such, the member is individually liable for the taxes on its share of income or loss.

ii)	Brookshire Raw Materials (U.S.) Trust:

Each fund of the Public Trust (“Fund”) will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Public Trust will not be subject to Federal income tax, instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

e)	Foreign Currency Transactions

The transactions of the Company were translated into U.S. dollars in accordance with the provisions of SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). Management has determined that the U.S. dollar is the functional currency of the Company. In accordance with the provisions of SFAS No. 52, transaction gains and losses are included in the determination of income for the relevant periods.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

f)	Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value.

g)	Use of Estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the U.S., requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

h)	Deferred Offering Costs

Direct incremental costs associated with the offering are deferred until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

i)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s consolidated financial statements.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48 1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48 1”). FIN 48 1 amends FIN 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

benefits. The guidance in FIN 48 1 shall be applied upon the initial adoption of FIN 48. Accordingly, the Company has applied the provisions of FIN 48 1 effective January 1, 2007. The Company is currently evaluating the impact, if any, of FIN 48 1 on the Company’s consolidated financial statements.

3.	Due from Member

Amounts due from the member of the Company are unsecured, non interest bearing and have no fixed terms of repayment.

4.	Receivable from Trust

The receivable from trust represent reimbursable costs incurred in the offering of units of Brookshire Raw Materials Group Trust (the “Private Trust”) for which the Company acts as a managing owner. These costs are collectible on a straight-line basis over a period of up to 24 months after the commencement of the trusts and the funds’ trading operations.

2007

Brookshire Raw Materials Group Trust	266,391
Less: current portion	(179,748)
Long-term portion of receivable from trust	$86,643

5.	Due to Related Party

Amounts due to related party are owed to the ultimate parent company of the Company, are unsecured, non interest bearing and have no fixed terms of repayment.

6.	Related Party Transactions

As disclosed in note 7, the Company enters into transactions related to fund management with the Public Trust and the Private Trust. During the three months ended March 31, 2007, the Company earned management fees of $30,624 (2006 $nil) and licensing fees of $15,000 (2006 $nil) from the Private Trust. As of March 31, 2007, the Company’s accounts receivable from the Private Trust was $1,863 (2006 $1,273).

These transactions are in the normal course of business and have been recorded at the agreed upon exchange amounts as agreed by the related parties.

In addition, the Company is entitled to be reimbursed for certain offering costs incurred in the establishment of the trusts and certain operating expenses. During the three months ended March 31, 2007, the Company recovered $38,185 (2006 $nil) for offering costs. The Private Trust also advanced $47,063 (2006 $nil) for reimbursement of operating expenses to the Company. This advanced payment was included as part of the accounts payable.

The Company pays management fees to a company owned by one of the officers of the Company. During the three months ended March 31, 2007, the amount of $26,204 (2006 $nil) was charged to operations and the related payable was included as part of the accounts payable.

The Company pays license fees to its member for non exclusive use of indices. During the three months ended March 31, 2007, the amount of $15,000 (2006 $nil) was charged to operations and the related payable was included as part of due from member. Deferred revenue relating to license fees amounted to $38,258 as of March 31, 2007.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

7.	Contracts and Agreements

Public Trust

Pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”) dated August 16, 2006, as amended, the Company will manage the business and affairs of each fund of the Public Trust and will direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee, that is equal to 1.0% per annum of each fund’s nominal net asset value (“NNAV”) (as defined in the Agreement), calculated daily and payable on a monthly basis.

The Company is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc (“Oakbrook”), whereby Oakbrook will act as the initial exclusive selling agent for the Public Trust on a “best efforts” basis, in connection with the proposed public offering of securities by the Public Trust. Under the LOI, the Public Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable fund.

As of March 31, 2007, the Public Trust is still in the process of being registered with the Securities and Exchange Commission. Accordingly, no management fee has been generated from the Public Trust.

Private Trust

Pursuant to a Declaration of Trust and Trust Agreement dated December 30, 2005, as amended on August 4, 2006, the Company will manage the business and affairs of each fund of the Private Trust and will direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee, that is equal to 1.0% per annum of each fund’s NNAV, calculated daily and payable on a monthly basis.

The Private Trust is also required to pay a license fee to the Company for the non exclusive use of indices: (i) $5,000 per month for the Core Fund of the Private Trust and $2,500 per month for each additional fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned among the funds in proportion to their respective net asset values.

The Company is also a party to custodial, administration and brokerage execution service agreements entered into with third parties to service the funds of the Private Trust.

Managed Account

On February 20, 2006, the Company entered into a trading advisory agreement with a privately managed account, whereby the Company will manage a fund with $15 million notional exposure based on the Company’s commodity indices trading strategy. As consideration, the Company will receive a management fee that is equal to 0.50% per annum of net asset value of the managed account, calculated and accrued daily, payable on a monthly basis.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC

Notes to Interim Consolidated Financial Statements — (Continued)

8.	Commitments and Contingencies

License Fee Agreement

Based on a license agreement dated August 4, 2006, the Company is required to pay its member for the non exclusive use of the indices: (i) $5,000 per month for the Core Fund and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned between the funds in proportion to their respective net asset values. The agreement will end on the earlier of (i) the date of termination of funds and (ii) the date of resignation or removal of the Company as a managing owner of the Private Trust. For each year in the next five years, the Company is expected to pay a minimum amount of $60,000.

Litigation

On September 18, 2006, Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm, (“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire & Company Ltd. (the Company’s ultimate parent company), the Company’s member, the Company, the Private Trust, and the Public Trust (collectively, the “Brookshire Entities”) alleging nonpayment of legal fees owed by the Brookshire Entities to Tannenbaum in an aggregate amount of $243,024 plus costs and legal fees. As of December 31, 2006, the Company accrued $150,000, representing amount settled with Tannenbaum subsequent to the balance sheet date.

9.	Subsequent Event

a) On April 10, 2007, the Brookshire Entities reached an agreement on the legal case with Tannenbaum, pursuant to which the Brookshire Entities have agreed to pay $150,000 to Tannenbaum, in return for a settlement of all claims against the Brookshire Entities. This amount was repaid in full as follows:

April 17, 2007	$100,000
May 11, 2007	25,000
June 13, 2007	25,000
Total	$150,000

b) The Managing Owner is amending and restating the Agreement in its entirety. Under the amended and restated Agreement, the Managing Owner will receive a management and operating fee of 3% per annum of each fund’s notional net asset value (as defined in the Agreement), calculated daily and payable on a monthly basis. This management and operating fee will cover the management fee payable to the Managing Owner, expenses related to the organization and offering of units in the Funds, custodial fees, most administrator fees, brokerage and futures commission merchant commissions and transaction fees, routine on-going operational, administrative and other ordinary expenses, a monthly license fee to Brookshire for the non-exclusive use of the indices and certain expenses of the Managing Owner and any affiliates retained by it incurred on behalf of the Trust and the Fund.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS
MANAGEMENT, LLC

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
(EXPRESSED IN U.S. DOLLARS)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
Brookshire Raw Materials Management, LLC

We have audited the accompanying consolidated balance sheets of Brookshire Raw Materials Management, LLC (a Delaware limited liability company) (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, member’s deficit and cash flows for the year ended December 31, 2006 and the period from October 18, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of operations and its cash flows for the year ended December 31, 2006 and the period from October 18, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1, to the consolidated financial statements, the Company has incurred losses from operations, and has a negative working capital from operations and a member’s deficit. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SF Partnership, LLP

Toronto, Canada                                   CHARTERED ACCOUNTANTS
February 12, 2007, except as to Note 9
which is as of April 10, 2007

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
 Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005

ASSETS
Current Assets
Accounts receivable (note 6)	$7,034	$—
Receivable from trust, current portion (note 4)	179,748	—

Total Current Assets	186,782	—
Due from Member (note 3)	160,041	—
Receivable from Trust (note 4)	124,828	74,350
Deferred Offering Costs	396,516	122,076

Total Assets	$868,167	$196,426

LIABILITIES
Current Liabilities
Accounts payable (note 6)	$730,384	$173,185
Accrued expenses	60,000	10,708
Due to member	—	4,336
Due to related party (note 5)	83,714	19,093
Deferred revenue	11,810	—

Total Current Liabilities	885,908	207,322

Total Liabilities	885,908	207,322

Commitments and Contingencies (note 8)

MEMBER’S DEFICIT
Capital Contribution	50	50
Deficit	(17,791)	(10,946)

Total Member’s Deficit	(17,741)	(10,896)

Total Liabilities and Member’s Deficit	$868,167	$196,426

(The accompanying notes are an integral part of these consolidated financial statements)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
 Consolidated Statements of Operations
Year Ended December 31, 2006 and the Period from
October 18, 2005 (Date of Inception) to December 31, 2005

		Period from
		October 18,
		2005 (Date of
	Year Ended	Inception) to
	December 31,	December 31,
	2006	2005

Revenues
Management fees (note 6)	$79,722	$—
Licensing fees (note 6)	60,000	—

Total Revenues	139,722	—

Expenses
License fees (note 6)	60,000	—
Legal fees	25,052	—
Management fees (note 6)	22,873	—
Office and general	19,346	238
Audit fees	19,296	10,708

Total Operating Expenses	146,567	10,946

Net Loss	$(6,845)	$(10,946)

(The accompanying notes are an integral part of these consolidated financial statements)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
 Consolidated Statements of Member’s Deficit
For the Year Ended December 31, 2006 and the Period from
October 18, 2005 (Date of Inception) to December 31, 2005

			Accumulated
			Other		Total
		Capital	Comprehensive		Member’s
	Units	Contribution	Income	Deficit	Deficit

Balance — October 18, 2005 (date of inception)	—	$—	$—	$—	$—
Capital contribution	50	50	—	—	50
Net loss for the period	—	—	—	(10,946)	(10,946)

Balance — December 31, 2005	50	50	—	(10,946)	(10,896)
Net loss for the period	—	—	—	(6,845)	(6,845)

Balance — December 31, 2006	50	$50	$—	$(17,791)	$(17,741)

(The accompanying notes are an integral part of these consolidated financial statements)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
 Consolidated Statements of Cash Flows
Year Ended December 31, 2006 and the Period from
October 18, 2005 (Date of Inception) to December 31, 2005

		Period from
		October 18,
		2005 (Date of
	Year Ended	Inception) to
	December 31,	December 31,
	2006	2005

Cash Flows from Operating Activities
Net loss	$(6,845)	$(10,946)
Changes in non-cash working capital:
Accounts receivable	(7,034)	—
Accounts payable	557,199	173,185
Accrued expenses	49,292	10,708
Deferred revenue	11,810	—

Net Cash Provided by Operating Activities	604,422	172,947

Cash Flows from Investing Activities
Increase in receivable from trust	(375,020)	(74,350)
Collection of receivables from trusts (note 6)	144,794	—
Advances from member	(160,041)	—

Net Cash Used in Investing Activities	(390,267)	(74,350)

Cash Flows from Financing Activities
Proceeds from capital contribution	—	50
(Repayment to) advances from member	(4,336)	4,336
Advances from related party	64,621	19,093
Increase in deferred offering cost	274,440	122,076

Net Cash Provided by Financing Activities	(214,155)	(98,597)

Net Increase in Cash	—	—
Cash — Beginning of Period	—	—

Cash — End of Period	$—	$—

Supplemental Cash Flow Information
Interest paid	$—	$—

(The accompanying notes are an integral part of these consolidated financial statements)

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
 Notes to Consolidated Financial Statements
December 31, 2006 and 2005

1.	Organization and Going Concern

Brookshire Raw Materials Management, LLC (the “Company”) is a Delaware, United States of America (“U.S.”) limited liability company formed on October 18, 2005. The Company is registered as a principal, commodity pool operator and commodity trading adviser in the United States under the Commodity Exchange Act.

Operations

The Company is engaged in the business of developing, marketing and managing financial and investment products for private and public investors in the U.S. The Company has incurred significant costs in (1) developing a series of commodity and raw material based proprietary international financial and investment products based on the indices; (2) qualifying for and obtaining the relevant regulatory approvals in the U.S. to manage funds; and (3) registering such funds in the United States under the U.S. securities laws.

Going Concern Assumption

The Company’s consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred losses from operations of $6,845 and $10,946 for the year ended December 31, 2006 and for the period from October 18, 2005 (date of inception) to December 31, 2005, respectively, and has a negative working capital of $699,126 and a member’s deficit of $17,741 as of December 31, 2006.

The Company’s ultimate parent company has funded the obligations of the Company with a sufficient amount of cash to enable the Company to operate until at least the launching of Brookshire Raw Materials (U.S.) Trust (note 6 and 7). In particular, the management fees payable by Brookshire Raw Materials (U.S.) Trust are expected to provide adequate working capital to enable the Company to discharge its liabilities in the normal course of business. The ultimate parent company has no legal obligation to fund or otherwise support the obligations of the Company. Management believes that this financial support is more than sufficient to provide the Company with adequate working capital to discharge its liabilities in the normal course of business. The Company also anticipates that the recovery of long-term receivable from trust funds of $124,828 (note 4) would significantly reduce the amount of negative working capital. Finally, management is also growing its fund management business with the launching of Brookshire Raw Materials (U.S.) Trust (notes 6 and 7). Management anticipates the Company achieving profitability late in 2008.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

2.	Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the U.S. (“GAAP”).

a)	Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Brookshire Raw Materials (U.S.) Trust (the “Public Trust”). The Company serves as the managing owner of the Public Trust and also serves as the commodity pool operator and commodity trading advisor for the Public Trust.

The Company has a $50 investment in the Public Trust, which represents ownership of 100 percent of the currently outstanding units. As of December 31, 2006 the Public Trust has not commenced operations. When the Public Trust commences operations and sells additional units, it is anticipated that the Company will deconsolidate the Public Trust because the Company will be expected to neither control nor exercise significant influence over the Public Trust from that time forward. The consolidated financial statements and the accompanying notes have been prepared in accordance U.S. GAAP. All intercompany accounts and balances have been eliminated in consolidation.

b)	Investments in Trusts

To the extent that the Company has investments in trusts, these investments are accounted using the equity method, whereby the investment in the trust is adjusted for the Company’s proportionate share of the trust’s assets and results of operations.

c)	Revenue Recognition

Management and licensing fees are based upon the nominal net asset value of the respective funds and are recognized on an accrual basis. Management and licensing fees received in advance of amounts earned are disclosed separately as deferred revenue.

d)	Income Taxes

i)  Brookshire Raw Materials Management, LLC:

The Company is treated as a disregarded entity for federal income tax purposes, as such, the member is individually liable for the taxes on its share of income or loss.

ii)  Brookshire Raw Materials (U.S.) Trust:

Each fund of the Public Trust (“Fund”) will be treated as a partnership for U.S. Federal income tax purposes, and each Fund will not be a publicly traded partnership treated as a corporation assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). As long as each Fund is treated as a partnership for Federal income tax purposes, the Public Trust will not be subject to Federal income tax, instead, unitholders will be taxed on an amount equal to their allocable share of the income generated by the Funds in which the unitholders have purchased units (whether or not any cash was distributed to the unitholders).

e)	Foreign Currency Transactions

The transactions of the Company were translated into U.S. dollars in accordance with the provisions of SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). Management has determined that

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

the U.S. dollar is the functional currency of the Company. In accordance with the provisions of SFAS No. 52, transaction gains and losses are included in the determination of income for the relevant periods.

f)	Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

g)	Use of Estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the U.S., requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

h)	Deferred Offering Costs

Direct incremental costs associated with the offering are deferred until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

i)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157), which is effective for calendar year companies on January 1, 2008. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS No. 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS No. 159 on the Company’s consolidated financial statements.

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

3.	Due from Member

Amounts due from the member of the Company are unsecured, non-interest bearing and have no fixed terms of repayment.

4.	Receivable from Trust

The receivable from trust offering costs represent reimbursable costs incurred in the offering of units of Brookshire Raw Materials Group Trust (the “Private Trust”) for which the Company acts as a managing owner. These costs are collectible on a straight-line basis over a period of up to 24 months after the commencement of the trusts and the funds’ trading operations.

	2006	2005

Brookshire Raw Materials Group Trust	$304,576	$74,350
Less: current portion	(179,748)	—

Long-term portion of receivable from trust	$124,828	$74,350

5.	Due to Related Party

Amounts due to related party are owed to the ultimate parent company of the Company, are unsecured, non-interest bearing and have no fixed terms of repayment.

6.	Related Party Transactions

As disclosed in note 7, the Company enters into transactions related to fund management with the Public Trust and the Private Trust. During the year ended December 31, 2006, the Company earned management fees of $79,722 (2005 — $nil) and licensing fees of $60,000 (2005 — $nil) from the Private Trust. As of December 31, 2006, the Company’s accounts receivable from the Private Trust was $1,273.

These transactions are in the normal course of business and have been recorded at the agreed upon exchange amounts.

In addition, the Company is entitled to be reimbursed for certain offering costs incurred in the establishment of the trusts and certain operating expenses. During the year ended December 31, 2006, the Company recovered $144,794 (2005 — $nil) for offering costs. The Private Trust also advanced $67,231 (2005 — $nil) for reimbursement of operating expenses to the Company. This advanced payment was included as part of the accounts payable.

The Company pays management fees to a company owned by one of the officers of the Company. During the year ended December 31, 2006, the amount of $22,873 (2005 — $nil) was charged to operations and the related payable was included as part of the accounts payable.

The Company pays license fees to its member for non-exclusive use of indices. During the year ended December 31, 2006, the amount of $60,000 (2005 — $nil) was charged to operations and the related payable was included as part of due from member.

7.	Contracts and Agreements

     Public Trust

Pursuant to a Declaration of Trust and Trust Agreement (the “Agreement”) dated August 16, 2006, as amended, the Company will manage the business and affairs of each fund of the Public Trust and will

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee, that is equal to 1.0% per annum of each fund’s nominal net asset value (“NNAV”) (as defined in the Agreement), calculated daily and payable on a monthly basis.

The Company is a party to a Letter of Intent (“LOI”) dated May 31, 2006 with Oakbrook Investment Brokers, Inc (“Oakbrook”), whereby Oakbrook will act as the initial exclusive selling agent for the Public Trust on a “best efforts” basis, in connection with the proposed public offering of securities by the Public Trust. Under the LOI, the Public Trust will pay a subscription fee ranging from 0.5% to 3.0% of the gross offering proceeds of the sale of units of the funds to Oakbrook or the applicable selling agent, at the time of such sale, and a trailing fee of 1.0% per annum of the net asset value of the applicable fund.

As of December 31, 2006, the Public Trust is still in the process of being registered with the Securities and Exchange Commission. Accordingly, no management fee has been generated from the Public Trust.

Private Trust

Pursuant to a Declaration of Trust and Trust Agreement dated December 30, 2005, as amended on August 4, 2006, the Company will manage the business and affairs of each fund of the Private Trust and will direct the trading activities for each such fund. In addition, the Company will arrange for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the funds. For these services, the Company receives a management fee, that is equal to 1.0% per annum of each fund’s NNAV, calculated daily and payable on a monthly basis.

The Private Trust is also required to pay a license fee to the Company for the non-exclusive use of indices: (i) $5,000 per month for the Core Fund of the Private Trust and $2,500 per month for each additional fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned among the funds in proportion to their respective net asset values.

The Company is also a party to custodial, administration and brokerage execution service agreements entered into with third parties to service the funds of the Private Trust.

Managed Account

On February 20, 2006, the Company entered into a trading advisory agreement with a privately managed account, whereby the Company will manage a fund with $15 million notional exposure based on the Company’s commodity indices trading strategy. As consideration, the Company will receive a management fee that is equal to 0.50% per annum of net asset value of the managed account, calculated and accrued daily, payable on a monthly basis.

8.	Commitments and Contingencies

License Fee Agreement

Based on a license agreement dated August 4, 2006, the Company is required to pay its member for the non-exclusive use of the indices: (i) $5,000 per month for the Core Fund of the Private Trust and $2,500 per month for each additional Fund, or (ii) 0.10% per annum of the Private Trust’s NNAV, whichever is greater, calculated daily and paid monthly, to be apportioned between the funds in proportion to their respective net asset values. The agreement will end on the earlier of (i) the date of termination of funds

The purchasers of units of the registrant will not receive any interest in the Managing Owner.

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC
Notes to Consolidated Financial Statements
December 31, 2006 and 2005

and (ii) the date of resignation or removal of the Company as a managing owner of the Private Trust. For each year in the next five years, the Company is expected to pay a minimum amount of $60,000.

Litigation

On September 18, 2006, Tannenbaum, Helpern, Syracuse and Hirschtritt LLP, a New York City law firm,(“Tannenbaum”) filed an action in the New York State Supreme Court against Brookshire & Company Ltd. (the Company’s ultimate parent company), the Company’s member, the Company, the Private Trust, and the Public Trust (collectively, the “Brookshire Entities”) alleging nonpayment of legal fees owed by the Brookshire Entities to Tannenbaum in an aggregate amount of $243,024 plus costs and legal fees. As of December 31, 2006, the Company accrued $150,000, representing amount settled with Tannenbaum subsequent to the balance sheet date.

9.	Subsequent Event

On April 10, 2007, the Brookshire Entities reached an agreement on the legal case with Tannenbaum, pursuant to which the Brookshire Entities have agreed to pay $150,000 to Tannenbaum, in return for a settlement of all claims against the Brookshire Entities.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

Brookshiretm Raw Materials (U.S.) Core USD Fund

Brookshiretm Raw Materials (U.S.) Core CDN Fund

Brookshiretm Raw Materials (U.S.) Agriculture USD Fund

Brookshiretm Raw Materials (U.S.) Agriculture CDN Fund

Brookshiretm Raw Materials (U.S.) Metals USD Fund

Brookshiretm Raw Materials (U.S.) Metals CDN Fund

Brookshiretm Raw Materials (U.S.) Energy USD Fund

Brookshiretm Raw Materials (U.S.) Energy CDN Fund

Brookshiretm Raw Materials (U.S.) Accelerated Core USD Fund

Brookshiretm Raw Materials (U.S.) Accelerated Core CDN Fund

This statement of additional information (the “Statement of Additional Information”) is the second part of a two-part disclosure document that includes the prospectus (the “Prospectus”) of the Brookshiretm Raw Materials (U.S.) Trust, dated August [  ], 2007, and this Statement of Additional Information. This Statement of Additional Information should be read in conjunction with the Prospectus, and it is incorporated by reference into the Prospectus. A free copy of the Prospectus can be obtained from the Managing Owner by sending a written request to 1000 Hart Road, Suite 210, Barrington, Illinois 60010, or by calling 1-888-877-2719. This Statement of Additional Information is dated August [  ], 2007.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

INDICES PERFORMANCE INFORMATION	S-3
THE FUTURES MARKETS	S-5

INDICES PERFORMANCE INFORMATION

Indices Returns

The table below sets forth the indices’ value performance for the period March, 2005 through July, 2007.

Brookshire Raw Materials Indices Performance
USD Indices
March 2005 to July 2007
Index Monthly Return (USD)

Date	BIRMIUSD	BRMXLUSD	BRMAGUSD	BRMMEUSD	BRMENUSD
Cumulative Return from Mar-31-05 to July-31-07
	29.98%	38.07%	8.20%	142.25%	(8.19)%
31-July-07	4.14%	6.00%	2.49%	4.81%	4.92%
29-Jun-07	1.59%	2.19%	1.00%	(2.35)%	4.73%
31-May-07	0.57%	0.65%	4.92%	0.35%	(2.39)%
30-Apr-07	1.79%	2.46%	(1.24)%	6.88%	0.43%
31-Mar-07	(1.60)%	(2.21)%	7.30%	(3.25)%	(6.02)%
28-Feb-07	(4.40)%	(6.40)%	(2.18)%	(6.20)%	(4.85)%
31-Jan-07	1.69%	2.80%	0.75%	(0.01)%	2.92%
29-Dec-06	4.49%	7.13%	(0.91)%	1.83%	9.68%
30-Nov-06	(5.39)%	(7.70)%	(5.10)%	(4.16)%	(6.56)%
31-Oct-06	(1.26)%	(1.60)%	(7.65)%	(7.12)%	7.78%
29-Sep-06	7.07%	11.27%	0.16%	0.24%	17.43%
31-Aug-06	3.78%	6.02%	1.77%	(4.13)%	11.08%
31-Jul-06	(2.57)%	(3.62)%	2.03%	(5.54)%	(3.38)%
30-Jun-06	0.59%	1.09%	0.17%	5.41%	(2.03)%
31-May-06	(0.19)%	0.01%	(1.58)%	(2.54)%	2.28%
28-Apr-06	(6.77)%	(9.66)%	(0.16)%	(14.53)%	(4.99)%
31-Mar-06	(3.78)%	(5.41)%	4.34%	(6.48)%	(6.59)%
28-Feb-06	6.45%	10.26%	(0.66)%	2.16%	14.93%
31-Jan-06	(6.74)%	(9.63)%	(2.02)%	(12.62)%	(5.31)%
30-Dec-05	(4.82)%	(6.94)%	(5.99)%	(5.16)%	(3.84)%
30-Nov-05	0.38%	0.74%	0.67%	(7.16)%	5.69%
31-Oct-05	5.93%	9.35%	2.94%	(1.69)%	13.69%
30-Sep-05	(1.82)%	(2.48)%	(2.55)%	(3.56)%	(0.17)%
31-Aug-05	(6.91)%	(9.87)%	5.69%	(1.13)%	(16.22)%
29-Jul-05	(3.86)%	(5.56)%	(1.40)%	(2.62)%	(5.85)%
30-Jun-05	(2.36)%	(3.39)%	3.19%	1.03%	(7.37)%
31-May-05	(0.04)%	0.04%	(0.46)%	(0.23)%	0.26%
29-Apr-05	6.21%	9.77%	2.16%	2.19%	11.99%

Brookshire Raw Materials Indices Performance
CDN Indices
March 2005 to July 2007
Index Monthly Return (CDN)

Date	BIRMICAD	BRMXLCAD	BRMAGCAD	BRMMECAD	BRMENCAD
Cumulative Return for Mar-31-05 to July-31-07	26.57%	33.74%	5.71%	136.42%	(11.06)%
31-July-07	4.12%	5.98%	2.45%	4.77%	4.91%
30-Jun-07	1.49%	2.06%	0.93%	(2.48)%	4.62%
31-May-07	0.50%	0.57%	4.71%	0.20%	(2.34)%
30-Apr-07	1.69%	2.36%	(1.24)%	6.78%	0.27%
31-Mar-07	1.52%	2.11%	(6.85)%	3.29%	6.21%
28-Feb-07	4.54%	6.63%	2.08%	6.39%	4.94%
31-Jan-07	(1.76)%	(2.83%	(0.96)%	(0.06)%	(2.95)%
29-Dec-06	(4.39)%	(6.76%	0.77%	(1.87)%	(8.96)%
30-Nov-06	5.65%	8.30%	5.29%	4.30%	6.96%
31-Oct-06	1.21%	1.56%	8.32%	7.67%	(7.39)%
29-Sep-06	(6.76)%	(10.33)%	(0.23)%	(0.27)%	(15.06)%
31-Aug-06	(3.69)%	-5.71%	(1.82)%	4.20%	(9.94)%
31-Jul-06	2.59%	3.71%	(2.10)%	5.82%	3.48%
30-Jun-06	(0.67)%	(1.18)%	(0.27)%	(5.24)%	2.01%
31-May-06	(0.01)%	(0.26)%	1.46%	2.40%	(2.46)%
28-Apr-06	7.10%	10.48%	0.08%	16.66%	5.15%
31-Mar-06	3.93%	5.76%	(4.29)%	6.99%	7.12%
28-Feb-06	(6.23)%	(9.43)%	0.61%	(2.28)%	(13.07)%
31-Jan-06	7.10%	10.50%	1.94%	14.26%	5.51%
30-Dec-05	4.97%	7.34%	6.29%	5.36%	3.88%
30-Nov-05	(0.46)%	(0.83)%	(0.75)%	7.68%	(5.50)%
31-Oct-05	(5.74)%	(8.73)%	(3.00)%	1.66%	(12.24)%
30-Sep-05	1.67%	2.30%	2.49%	3.53%	(0.05)%
31-Aug-05	7.26%	10.74%	(5.39)%	1.06%	19.05%
29-Jul-05	3.99%	5.87%	1.41%	2.63%	6.20%
30-Jun-05	2.40%	3.50%	(3.10)%	(1.02)%	7.93%
31-May-05	0.03%	(0.04)%	0.43%	0.18%	(0.22)%
29-Apr-05	(6.03)%	(9.16)%	(2.13)%	(2.16)%	(11.08)%

Peak-to-Valley Drawdowns.

Below are the largest monthly peak-to-valley drawdowns and timing for each of the indices since March 2005.

	USD		CDN

BIRMI	(10.24)%	July 2006 to Sept. 2006	(10.44)%	July 2006 to Sept. 2006
BRMXL	(15.81)%	July 2006 to Sept. 2006	(16.04)%	July 2006 to Sept. 2006
BRMAG	(6.80)%	July 2005 to Aug 2005	(6.85)%	Feb. 2006 to Mar. 2006
BRMME	(5.14)%	May 2006 to June 2006	(5.24)%	May 2006 to Jun 2006

BRMEN	(32.03)%	July 2006 to Oct. 2006	(32.39)%	July 2006 to Sept. 2006

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an off-setting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in commodity interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Funds will be for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated clearinghouse. Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer that enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade. Their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearinghouse does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks, dealers or other participants in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “RISK FACTORS — The net asset value calculation of the funds may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CE Act, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CE Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operator,” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CE Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing and might result in the termination of the Trust or one or more Funds. The CE Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity.

The CE Act requires all “futures commission merchants,” such as commodity brokers, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.

The CE Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Limited Owners are afforded certain rights for reparations under the CE Act. Limited Owners may also be able to maintain a private right of action for certain violations of the CE Act. The CFTC has adopted rules implementing the reparation provisions of the CE Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CE Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CE Act, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. Each commodity broker and the Managing Owner are members of the NFA (the Funds themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out a Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not a Fund or its Limited Owners personally, will be subject to margin calls.

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST
The date of this Part II is Aug   , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount

Securities and Exchange Commission filing fee	$53,500.00
NASD filing fee	$50,500
Printing	*
Legal fees and expenses	*
Accounting fees	*
Blue Sky registration fees and expenses	*
Miscellaneous	*
Total

Item 14.	Indemnification of Managers and Officers.

Reference is made to Section 4.06 of Article IV at pages 32 to 33 of the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement filed as an exhibit to this Registration Statement, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.

Item 15.	Recent Sales of Unregistered Securities.

(a) Securities Sold.

The Trust has had no prior sales.

The Managing Owner, as discussed on pages 52 through 53 has also marketed interests in the Private Fund. The Private Fund commenced trading in September, 2006.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Placement Agent Agreement among the Registrant, Brookshiretm Raw Materials Management, LLC and Oakbrook Investment Brokers, Inc.
4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant
4.2	Form of Subscription Agreement
4.4	Custodian Agreement*
4.5	License Agreement
5.1	Opinion of Richards, Layton & Finger as to legality and inter-series liability
8.1	Opinion of Crowell & Moring LLP as to U.S. income tax matters
8.2	Opinion of Cassels Brock & Blackwell as to Canadian income tax matters
23.1	Consent of Independent Registered Public Accounting Firm regarding Trust
23.2	Consent of Independent Registered Public Accounting Firm regarding Managing Owner
23.3	Consent of Richards, Layton & Finger
23.4	Consent of Crowell & Moring
23.5	Consent of Cassels Brock & Blackwell

*	To be filed by amendment

(b) The following financial statements are included in the Prospectus:

1. Brookshiretm Raw Materials (U.S.) Trust

(i) Unaudited Statement of Financial Condition as of June 30, 2007

(ii) Notes to Unaudited Statements of Financial Condition

(iii) Unaudited Statement of Financial Condition as of March 31, 2007

(iv) Notes to Unaudited Statements of Financial Condition.

(v) Report of Independent Registered Public Accounting Firm.

(vi) Audited Statement of Financial Condition as of December 31, 2006

(vii) Notes to Audited Statements of Financial Condition.

2. Brookshiretm Raw Materials Management, LLC

(i) Unaudited Statement of Financial Condition as of June 30, 2007

(ii) Notes to Unaudited Statements of Financial Condition

(iii) Unaudited Financial Statements as of March 31, 2007

(iv) Notes to Financial Statements

(v) Report of Independent Registered Public Accounting Firm.

(vi) Audited Financial Statements as of December 31, 2006

(vii) Notes to Financial Statements

All schedules have been omitted as the required information is inapplicable or is presented in the Statement of Financial Condition, Financial Statements or related notes.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC
Managing Owner

By:
/s/  John M. Marshall

John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) CORE USD SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:
/s/  John M. Marshall

John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) CORE CDN SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) AGRICULTURE USD SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) AGRICULTURE CDN SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) METALS USD SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) METALS CDN SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) ENERGY USD SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August –, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) ENERGY CDN SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August –, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) ACCELERATED CORE USD SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on the 27th day of August –, 2007.

BROOKSHIREtm RAW MATERIALS (U.S.) ACCELERATED CORE CDN SERIES
a series of BROOKSHIREtm RAW MATERIALS (U.S.) TRUST

By:	Brookshiretm Raw Materials Management, LLC Managing Owner

By:	/s/ John M. Marshall
John M. Marshall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities as managers or officers of Brookshiretm Raw Materials Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ John M. Marshall John M. Marshall	Chief Executive Officer and Manager	August 27, 2007

/s/ Clyde Harrison Clyde Harrison	President and Manager	August 27, 2007

/s/ Richard Chambers Richard Chambers	Manager	August 27, 2007

/s/ Stephen Z. Adams Stephen Z. Adams	Chief Financial Officer	August 27, 2007

(Being the principal executive officer, the principal financial officer, the principal accounting officer and the members of the Board of Managers of Brookshiretm Raw Materials Management, LLC)

EXHIBIT INDEX

1.1	Placement Agent Agreement by and among the Registrant, Brookshiretm Raw Materials Management, LLC and the Oakbrook Investment Brokers, Inc.
4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant
4.2	Form of Subscription Agreement
4.4	Custodian Agreement*
4.5	License Agreement
5.1	Opinion of Richards, Layton & Finger as to legality and inter-series liability
8.1	Opinion of Crowell & Moring LLP as to U.S. income tax matters
8.2	Opinion of Cassels Brock & Blackwell as to Canadian income tax matters
23.1	Consent of Independent Registered Public Accounting Firm regarding Trust
23.2	Consent of Independent Registered Public Accounting Firm regarding Managing Owner
23.3	Consent of Richards, Layton & Finger
23.4	Consent of Crowell & Moring
23.5	Consent of Cassels Brock & Blackwell

*	To be filed by amendment